As filed with the Securities and Exchange Commission on March 14, 2006
                                                     Registration No. 333-______
                       SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Roma Financial Corporation
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               (Exact name of registrant as specified in charter)

          United States                    6035                  51-0533946
---------------------------------     -----------------     --------------------
(State or other jurisdiction          (Primary SIC No.)       (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                      2300 Route 33, Robbinsville, NJ 08691
                                  (609)223-8300
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          (Address and telephone number of principal executive offices)

           Mr. Peter A. Inverso, President and Chief Executive Officer
                      2300 Route 33, Robbinsville, NJ 08691
                                  (609)223-8300
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:

                             Samuel J. Malizia, Esq.
                           Tiffany A. Hasselman, Esq.
                            MALIZIA SPIDI & FISCH, PC
                             901 New York Ave., N.W.
                                 Suite 210 East
                             Washington, D.C. 20001
                                 (202) 434-4660

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Title of Each                 Amount         Proposed Maximum      Proposed Maximum           Amount of
Class of Securities            to be          Offering Price          Aggregate             Registration
To Be Registered            Registered           Per Unit          Offering Price(1)             Fee
-----------------------------------------------------------------------------------------------------------
Common Stock,
$0.10 Par Value             9,224,438(2)          $10.00               $92,244,380           $9,870.15

Interests of participants     299,019(3)          $10.00               $         -           $       -  (4)
in the 401(k) Plan
-----------------------------------------------------------------------------------------------------------

(1)  Estimated solely for purposes of calculating the registration fee.
(2) Includes the maximum numbers of shares that may be sold or exchanged for shares of common stock in connection with this offering.
(3)  These shares are included in the 9,224,896 shares being registered.
(4) The $2,990,190 of participations to be registered are based upon the assets of the 401(k) Plan. Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no additional fee is required with respect to the interests of participants of the 401(k) Plan.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  INTERESTS IN

                          ROMA BANK 401(K) SAVINGS PLAN
                                       AND
                          OFFERING OF 299,019 SHARES OF
                           ROMA FINANCIAL CORPORATION
                          COMMON STOCK ($.10 PAR VALUE)

         This   prospectus   supplement   relates  to  the  offer  and  sale  to
participants in the Roma Bank 401(k) Savings Plan of participation interests and shares of common stock of Roma Financial Corporation.

         The Board of Directors of Roma Bank, Roma Financial Corporation and Roma Financial Corporation, MHC have adopted a plan of stock issuance ("Stock Offering"). As part of the Stock Offering, Roma Financial Corporation, MHC, a federally-chartered mutual holding company, will own 69% of the outstanding common stock of Roma Financial Corporation, and Roma Financial Corporation will offer 299,019 shares of its common stock to the public. Savings Plan participants may now direct the trustee of the Savings Plan to use their current account balances to subscribe for and purchase shares of Roma Financial Corporation common stock through the Roma Financial Corporation Stock Fund. Based upon the value of the Savings Plan assets as of March 7, 2006, the trustee of the Savings Plan may purchase up to 299,019 shares of Roma Financial Corporation common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest all or a portion of their Savings Plan accounts in Roma Financial Corporation common stock.

         If you direct the trustee to invest all or a portion of your plan funds in Roma Financial Corporation common stock after the initial public offering, shares purchased for your account in open market transactions, and the price paid for such shares will be the market price at the time of the purchase, which may be more or less than the initial public offering price of $10.00 per share.

         The prospectus dated _______ __, 2006 of Roma Financial Corporation, which we have attached to this prospectus supplement, includes detailed information regarding Stock Offering, and the financial condition, results of operations and business of Roma. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         This prospectus supplement may be used only in connection with offers and sales by Roma Financial Corporation of interests or shares of common stock under the Savings Plan to employees of Roma Bank. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

         You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither Roma Financial Corporation, Roma Financial Corporation, MHC, Roma Bank nor the Savings Plan have authorized anyone to provide you with information that is different.

         This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Roma or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

 THE DATE OF THIS PROSPECTUS SUPPLEMENT IS _______ __, 2006.

TABLE OF CONTENTS

THE OFFERING.................................................................1
    Securities Offered.......................................................1
    Election to Purchase Roma Financial Corporation Common Stock in the
        Stock Offering.......................................................2
    Value of Participation Interests.........................................2
    Method of Directing Transfer.............................................2
    Time for Directing Transfer..............................................2
    Irrevocability of Transfer Direction.....................................2
    Purchase Price of Roma Financial Corporation
        Common Stock.........................................................3
    Direction to Purchase the Stock After the Stock Offering.................3
    Nature of a Participant's Interest in Roma Financial Corporation
        Common Stock.........................................................3
    Voting and Tender Rights of Roma Financial Corporation
        Common Stock.........................................................4

DESCRIPTION OF THE SAVINGS PLAN..............................................4
Introduction.................................................................4
    Eligibility and Participation............................................5
    Contributions Under the Savings Plan.....................................5
    Limitations on Contributions.............................................5
    Investment of Contributions..............................................7
    Benefits Under the Savings Plan..........................................12
    Withdrawals and Distributions From the
         Savings Plan........................................................12

ADMINISTRATION OF THE SAVINGS PLAN...........................................14
    Trustees.................................................................14
    Reports to Savings Plan Participants.....................................14
    Plan Administrator.......................................................14
    Amendment and Termination................................................14
    Merger, Consolidation or Transfer........................................15
    Federal Income Tax Consequences..........................................15
    Restrictions on Resale...................................................17
    SEC Reporting and Short-Swing Profit Liability...........................17

LEGAL OPINION................................................................18

                                  THE OFFERING

SECURITIES OFFERED

         The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 299,019 shares of Roma Financial Corporation common stock for the Roma Financial Corporation Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the Stock Offering of Roma Financial Corporation. Certain subscription rights and purchase limitations also govern your investment in the Roma Financial Corporation Stock Fund in connection with the Stock Offering.
SEE: PERSONS WHO MAY ORDER STOCK IN THE OFFERING" and "PURCHASE LIMITATIONS" in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

         This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the Stock Offering and the financial condition, results of operations and business of Roma. The address of the principal executive office of Roma Bank is 2300 Route 33, Robbinsville, New Jersey 08691. The telephone number of Roma Bank is (609) 223-8300.

ELECTION  TO  PURCHASE  ROMA  FINANCIAL  CORPORATION  COMMON  STOCK IN THE STOCK
OFFERING

         In connection with the Stock Offering of Roma Financial Corporation, you may direct the trustee of the Savings Plan to transfer all or part of the funds that represent your current beneficial interest in the assets of the Savings Plan to the Roma Financial Corporation Stock Fund. The Savings Plan trustee will subscribe for Roma Financial Corporation common stock offered for sale in connection with the Stock Offering in accordance with each participant's direction. If there is not enough common stock in the Stock Offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. In such a case, if you elect, the trustee will purchase shares in the open market on your behalf, after the Stock Offering, to fulfill your initial request. The trustee may make such purchases at prices higher than the initial public offering price.

         All plan participants are eligible to direct a transfer of funds to the Roma Financial Corporation Stock Fund. However, transfer directions are subject to subscription rights and purchase priorities. Your order for shares in the Stock Offering will be filled based on your subscription rights. Roma Financial Corporation has granted rights to subscribe for shares of Roma Financial Corporation common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at Roma Bank as of December 31, 2004 and (2) persons with $50 or more on deposit at Roma Bank as of March 31, 2006. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Savings Plan account to pay for your purchase of shares of Roma Financial Corporation common stock. You also will be permitted to direct ongoing purchases of the stock under the plan after the initial offering. See "Direction to Purchase Stock After the Initial Offering."

VALUE OF PARTICIPATION INTERESTS

         As of ______________ __, 2006, the market value of the assets of the Savings Plan equaled approximately $________. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan as of ______________ __, 2006. The value of Savings Plan assets represents past contributions made to the Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

METHOD OF DIRECTING TRANSFER

         The last two pages of this prospectus supplement contain a form for you to direct a transfer to the Roma Financial Corporation Stock Fund (the "Investment Form"). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the Roma Financial Corporation Stock Fund, you should complete the Investment Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the Roma Financial Corporation Stock Fund during the initial public offering is $250.00. There is no minimum level of investment after the initial offering for investment in the Employer Stock Fund.

TIME FOR DIRECTING TRANSFER

         You must submit your direction to transfer amounts to the Roma Financial Corporation Stock Fund in connection with the Stock Offering by the deadline of noon on ________ __, 2006. You should return the Investment Form to Margaret Norton. After the initial offering, you will still be able to direct the investment of your account under the plan in the Employer Stock Fund and in other investment alternatives.

IRREVOCABILITY OF TRANSFER DIRECTION

         You cannot change your direction to transfer amounts credited to your account in the Savings Plan to the Roma Financial Corporation Stock Fund prior to the completion of the Stock Offering. Following the closing of the Stock Offering and the initial purchase of shares in the Roma Financial Corporation Stock Fund, you may change your investment directions, in accordance with the terms of the Savings Plan.

PURCHASE PRICE OF ROMA FINANCIAL CORPORATION COMMON STOCK

         The trustee will use the funds transferred to the Roma Financial Corporation Stock Fund to purchase shares of Roma Financial Corporation common stock in the Stock Offering. The trustee will pay the same price for shares of Roma Financial Corporation common stock as all other persons who purchase shares of Roma Financial Corporation common stock in the offering. IF THERE IS NOT ENOUGH COMMON STOCK IN THE OFFERING TO FILL ALL SUBSCRIPTIONS, THE COMMON STOCK WILL BE APPORTIONED AND THE TRUSTEE FOR THE SAVINGS PLAN MAY NOT BE ABLE TO PURCHASE ALL OF THE COMMON STOCK YOU REQUESTED. IF YOU ELECT, THE TRUSTEE WILL PURCHASE SHARES ON YOUR BEHALF AFTER THE STOCK OFFERING IN THE OPEN MARKET, TO FULFILL YOUR INITIAL REQUEST. THE TRUSTEE MAY MAKE SUCH PURCHASES AT PRICES HIGHER OR LOWER THAN THE $10.00 OFFERING PRICE.

DIRECTION TO PURCHASE THE STOCK AFTER THE STOCK OFFERING

         Following completion of the stock offering, you will be permitted to direct that a certain percentage of your interest in the trust fund (up to 100%) be transferred to the Employer Stock Fund and invested in Roma Financial Corporation common stock, or to the other investment funds available under the plan. Alternatively, you may direct that a certain percentage of your interest in the Employer Stock Fund be transferred to the trust fund to be invested in the other investment funds available in accordance with the terms of the plan. You can direct future contributions made to the plan by you or on your behalf to be invested in the Employer Stock Fund. Following your initial election, the allocation of your interest in the Employer Stock Fund may be changed by calling RSGroup Direct voice access system at 888-723-7201 or at the RSGroup website www.rsgroup.com.


NATURE OF A PARTICIPANT'S INTEREST IN ROMA FINANCIAL CORPORATION COMMON STOCK

         The trustee will hold Roma Financial Corporation common stock in the name of the Savings Plan. The trustee will credit shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, the investment designations of other Savings Plan participants should not affect earnings on your Savings Plan account.

         Your account assets directed for investment in the Employer Stock Fund after the initial offering shall be invested by the trustee to purchase shares of Roma Financial Corporation common stock in open market transactions. The price paid by the trustee for shares of the Roma Financial Corporation common stock in the initial offering, or otherwise, will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA".

VOTING AND TENDER RIGHTS OF ROMA FINANCIAL CORPORATION COMMON STOCK

         The trustee generally will exercise voting and tender rights attributable to all Roma Financial Corporation common stock held by the Roma Financial Corporation Stock Fund, as directed by participants with interests in the Roma Financial Corporation Stock Fund. With respect to each matter as to which holders of Roma Financial Corporation common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the Roma Financial Corporation Stock Fund. The number of shares of Roma Financial Corporation common stock held in the Roma Financial Corporation Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for Roma Financial Corporation common stock, the Savings Plan allots each participant a number of tender instruction rights reflecting the participant's proportionate interest in the Roma Financial Corporation Stock Fund. The percentage of shares of Roma Financial Corporation common stock held in the Roma Financial Corporation Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of Roma Financial Corporation common stock held in the Roma Financial Corporation Stock Fund will not be tendered. The Savings Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

         The Trustee shall vote and, if applicable, tender the shares of Roma Financial Corporation stock allocated to the accounts of participants for whom no timely instructions have been received in the same proportion as those shares of Roma Financial Corporation stock for which instructions were timely received.

                         DESCRIPTION OF THE SAVINGS PLAN

INTRODUCTION

         Effective July 1, 1994, Roma Bank adopted the Roma Bank 401(k) Savings Plan. Roma Bank amended and restated the plan as the Roma Bank 401(k) Savings Plan in RSI Retirement Trust, effective as of January 1, 1997. Roma Bank appointed RSGroup Trust Company as successor trustee of the Savings Plan effective as of November 1, 2003, and amended and restated the plan in its entirety effective as of November 1, 2003.

         Roma Bank intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and ERISA. Roma Bank may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Roma Bank may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Savings Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Savings Plan.

REFERENCE TO FULL TEXT OF THE PLAN. The following portions of this prospectus supplement summarize the material provisions of the Savings Plan. Roma Bank qualifies this summary in its entirety by reference to the full text of the Savings Plan, as amended. You may obtain copies of the full Savings Plan document, and any amendments to the plan, by sending a request to Margaret Norton at Roma Bank. You should carefully read the entire Savings Plan document, as amended, to understand your rights and obligations under the plan.

ELIGIBILITY AND PARTICIPATION

         Salaried employees who have attained age 21 and have completed a period of service of one year may participate in the Savings Plan as of the first day of the month after they have completed such requirement.

         As of ___________________ __, 2006, __ of the __ employees of Roma Bank participated in the Savings Plan.

CONTRIBUTIONS UNDER THE SAVINGS PLAN

EMPLOYEE BEFORE-TAX CONTRIBUTIONS. Subject to certain IRS limitations, the Savings Plan permits each participant to make before-tax contributions to the Savings Plan each payroll period of between 1% and 25% of the participant's salary. Participants may change their rate of before-tax contributions by submitting a form at least 10 days prior to the first day of the payroll period.

ROMA BANK MATCHING CONTRIBUTIONS. The Savings Plan provides that Roma Bank will make matching contributions on behalf of each participant equal to 50% of the participant's compensation, up to a maximum of 6.0% of compensation. Roma Bank makes matching contributions only for those participants who make before-tax contributions to the Savings Plan. If a participant stops making before-tax contributions to the Savings Plan, Roma Bank will cease its matching contributions on the participant's behalf.

ROLLOVER CONTRIBUTIONS. Roma Bank allows employees who receive a distribution from a previous employer's tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the Savings Plan, provided the rollover contribution satisfies IRS requirements.

LIMITATIONS ON CONTRIBUTIONS

LIMITATION ON EMPLOYEE SALARY DEFERRALS. Although the Savings Plan permits you to defer up to 25% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $15,000 for 2006. Employees who are age 50 and over may also make additional, "catch-up" contributions to the plan, up to a maximum of $5,000 for 2006. The Internal Revenue Service periodically increases these limitations. A participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

LIMITATION ON ANNUAL ADDITIONS AND BENEFITS. As required by the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Roma Bank (including the Savings Plan and the proposed Roma Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant's annual compensation or $44,000 for 2006.

LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. Special provisions of the Internal Revenue Code limit the amount of before-tax and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees, in relation to the amount of before-tax and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If before-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

         In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $95,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2006, and may be adjusted periodically by the IRS.

TOP-HEAVY PLAN REQUIREMENTS. If the Savings Plan is a Top-Heavy Plan for any calendar year, Roma Bank may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In general, the Savings Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of Key Employees exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employee is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)      an officer of Roma Bank whose annual compensation exceeds $140,000;

(2) a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of Roma Financial Corporation, or who owns stock that possesses more than 5% of the total combined voting power of all stock of Roma Financial Corporation; or

(3) a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of Roma Financial Corporation, or who owns stock that possesses more than 1% of the total combined voting power of all stock of Roma Financial Corporation, AND whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2006.

                           INVESTMENT OF CONTRIBUTIONS

         A trust holds all amounts credited to participants' accounts under the Savings Plan. RSGroup Trust Company, the trustee appointed by the board of directors of Roma Bank, administers the trust.

          |_| Stable Value Fund. This collective, commingled investment fund, provided by Plan Trustee RSGroup Trust Company, seeks to protect principal from market volatility and achieve returns comparable to short-term bond funds by investing in high-quality, interest stable guaranteed investment contracts (GICs), bank investment contracts (BICs), and synthetic stable value products with a relatively predictable annual return. The fund is appropriate for investors who place a higher value on stability of principal than on long-term growth. The yield on investment contracts is more stable than most fixed income funds, but will follow market interest rates higher or lower. Investment contracts do not provide any of the capital appreciation of other types of investments.

          |_| Actively Managed Bond Fund. This mutual fund portfolio offered by RSI Retirement Trust, seeks principal appreciation and income return over time by investing in high quality fixed-income securities. The fund is appropriate for investors whose goals include greater stability of principal or higher current income than can be expected from investing only in common stocks. Historically, the price of bonds has fluctuated less than the price of common stocks.

          |_| Asset Allocation Funds. These funds, collective, commingled investment funds provided by Plan Trustee RSGroup Trust Company, are comprised of 3 allocation choices:

               o Conservative Asset Allocation Fund - This diversified option is an asset allocation fund that seeks preservation of principal with a modest opportunity for growth. The fund's target allocation is 40% stocks (15% Core Equity, 15% Value Equity, 5% Emerging Growth, and 5% International Equity) and 60% bonds. The fund is appropriate for investors with a
                    long-term   investment   horizon.   Stocks  require  a  long
                    investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

               o Moderate Asset Allocation Fund - This diversified option is an asset allocation fund that seeks significant long-term growth. The fund's target allocation is 60% stocks (20% Core Equity, 20% Value Equity, 10% Emerging Growth, and 10% International Equity) and 40% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

               o Aggressive Asset Allocation Fund - This diversified option is an asset allocation fund that is likely to exceed other asset allocation funds in long-term growth. The fund's target allocation is 75% stocks (25% Core Equity, 25% Value Equity, 12.5% Emerging Growth, and 12.5% International Equity) and 25% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

          |_| Value Equity Fund. This mutual fund portfolio offered by RSI Retirement Trust, seeks capital appreciation over the long term by investing in stocks of a broadly diversified group of financially strong, medium-to-large sized companies with below market price-to-earnings ratios. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

          |_| Core Equity Fund. This mutual fund portfolio offered by RSI Retirement Trust, seeks long-term capital appreciation. The fund invests in stocks of a broadly diversified group of high-quality, medium-to-large sized companies with attractive valuations and earnings growth potential, and equity securities included in the S&P 500 Index. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

          |_| American Century Ultra Fund (Adv). This mutual fund seeks long-term capital growth by investing primarily in common stocks of larger, U.S. companies. There is no limit on the amount of assets that can be invested in foreign companies. The fund may be appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

          |_| International Equity Fund. This mutual fund portfolio offered by RSI Retirement Trust, seeks capital appreciation and income by investing primarily in stocks of companies that are headquartered in foreign countries. The fund is appropriate for investors with a long-term investment horizon. There are special risks associated with an investment in this fund, including fluctuation in exchange rates and political uncertainty.

          |_| AIM Mid Cap Core Equity Fund (A). This mutual fund seeks long-term growth of capital. The fund invests, normally, at least 65% of its total assets in equity securities of U.S. issuers that have market capitalizations of companies included in the Russell Midcap Index. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

          |_| Federated Kaufman Fund (A). This mutual fund seeks capital appreciation by investing primarily in stocks of small- and medium-sized companies that are traded on national security exchanges, NASDAQ and on the over-the-counter market. Up to 25% of the fund's net assets may be invested in foreign securities. The fund is appropriate for investors with a long-term investment horizon who are willing to accept greater short-term changes in value for the potential of a higher long-term return. Small company equities require a longer investment period because their higher historical returns relative to equities of larger companies have been accompanied by greater fluctuations.

          |_| Emerging Growth Equity Fund. This mutual fund portfolio offered by RSI Retirement Trust, invests in quality growth stocks of smaller, relatively new companies that its manager expects to experience earnings growth or above average capital appreciation. The fund is appropriate for investors with a long-term investment horizon who are willing to accept greater short-term changes in value for the potential of a higher long-term return. Small company equities require a longer investment period because their higher historical returns relative to equities of larger companies have been accompanied by greater price fluctuations.

RSGroup Trust Company 401(k) Managed Account Program

          |_| Diversified Equity. The most aggressive portfolio on the RSGroup 401(k) Managed Account menu. This portfolio is entirely invested in a diversified mix of equity mutual funds. It includes U.S. large cap, mid cap, and small cap equities as well as non-U.S. equities.

          |_| Diversified Equity with Income. This portfolio targets 85% of its assets in a diversified mix of equity mutual funds and 15% in fixed income mutual funds. The equity allocation includes U.S. large cap, mid cap, and small cap as well as non-U.S. The fixed income exposure is invested in intermediate-term fixed income mutual funds.

          |_| Balanced Equity. This portfolio targets 70% of its assets in a diversified mix of equity mutual funds and 30% in fixed income mutual funds. The equity allocation includes U.S. large cap, mid cap, and small cap as well as non-U.S. The fixed income exposure is invested in intermediate-term fixed income mutual funds.

          |_| Balanced. This portfolio targets 55% of its assets in a diversified mix of equity mutual funds and 45% in fixed income mutual funds. The equity allocation includes U.S. large cap, mid cap, and small cap as well as non-U.S. The fixed income exposure is invested in intermediate-term fixed income mutual funds.

          |_| Diversified Income. This portfolio targets 40% of its assets in a diversified mix of equity mutual funds and 60% in fixed income mutual funds. The equity allocation includes U.S. large cap, mid cap, and small cap as well as non-U.S. The fixed income exposure is invested in intermediate-term fixed income mutual funds.

          |_| Income. This portfolio targets 25% of its assets in a diversified mix of equity mutual funds and 75% in fixed income mutual funds. The equity allocation includes U.S. large cap and small cap. The fixed income exposure is invested in intermediate- and short-term fixed income mutual funds.

          |_| Capital Preservation. The most conservative portfolio on the RSGroup 401(k) Managed Account menu. This portfolio targets 10% of its assets in a diversified mix of equity mutual funds and 90% in fixed income mutual funds. The equity allocation includes U.S. large cap. The fixed income exposure is invested in intermediate- and short-term fixed income mutual funds.

         The annual percentage return (net of fees) for the prior three years on the funds offered as investment choices under the Savings Plan was:

                                                                 2005           2004            2003
                                                                 ----           ----            ----

RSGroup Trust Company Stable Value Fund                          3.66%          3.27%           3.07%
RSI Retirement Trust Actively Managed Bond Fund                  1.95           3.48            2.45
RSGroup Trust Company Conservative Asset Allocation Fund         3.99           6.37           11.26
RSGroup Trust Company Moderate Asset Allocation Fund             5.45           8.24           16.26
RSGroup Trust Company Aggressive Asset Allocation Fund           6.40           9.48           20.49
RSI Retirement Trust Value Equity Fund                           6.53          12.52           23.88
RSI Retirement Core Equity Fund                                  7.45           6.72           23.76
American Century Ultra Fund (Adv)                                1.85          10.38           25.59
RSI Retirement Trust International Equity Fund                  16.97          17.80           26.46
AIM Mid Cap Core Equity Fund (A)                                 7.43          13.82           27.10
Federal Kaufman Fund (A)                                        10.84          14.30            -
RSI Retirement Trust Emerging Growth Equity Fund                 3.58          14.16           40.21
Diversified Equity (100% Equity)                                 7.97          16.97           36.90
Diversified Equity w/Income (85% Equity)                         7.20          15.08           32.88
Balanced Equity (70% Equity)                                     6.16          13.10           27.64
Balanced (55% Equity)                                            5.32          10.84           22.45
Diversified Income (40% Equity)                                  4.16           8.93           16.95
Income (25% Equity)                                              2.98           6.91           11.16
Capital Preservation (10% Equity)                                2.49           4.96            6.87

         The Savings Plan now offers the Roma Financial Corporation Stock Fund as an additional choice to the investment alternatives described above. The Roma Financial Corporation Stock Fund invests primarily in the common stock of Roma Financial Corporation. Participants in the Savings Plan may direct the trustee to invest all or a portion of their Savings Plan account balances in the Roma Financial Corporation Stock Fund.

         The Roma Financial Corporation Stock Fund consists of investments in the common stock of Roma Financial Corporation made on the effective date of the Stock Offering. Each Participant's proportionate undivided beneficial interest in the Roma Financial Corporation Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the trustee. This total will be divided by the number of units outstanding to determine the unit value of the Roma Financial Corporation Stock Fund.

         Upon payment of a cash dividend, the trustee will determine the unit value prior to distributing the dividend. The trustee may use the dividend to purchase shares of Roma Financial Corporation Common Stock. The Trustee will, to the extent practicable, use amounts held in the Roma Financial Corporation Stock Fund to purchase shares of the common stock. Pending investment in the common stock, assets held in the Roma Financial Corporation Stock Fund will be placed in bank deposits and other short-term investments.

         As of the date of this prospectus supplement, no shares of Roma Financial Corporation common stock have been issued or are outstanding, and there is no established market for Roma Financial Corporation common stock. Accordingly, there is no record of the historical performance of the Roma Financial Corporation Stock Fund. Performance of the Roma Financial Corporation Stock Fund depends on a number of factors, including the financial condition and profitability of Roma and general stock market conditions.

         Once you have submitted your Investment Form, you may not make any transfers until after the completion of the Stock Offering. After the Stock Offering, you may change your investment directions in accordance with the terms of the Savings Plan by calling the RSGroup Direct voice access system at 888-723-7201 or at the RSGroup website www.rsgroup.com.

BENEFITS UNDER THE SAVINGS PLAN

VESTING. All participants are 100% vested in their contribution accounts under the Savings Plan and in any income earned on their investments. This means that participants have a non-forfeitable right to their contributions and any earnings on those amounts at all times. You vest in our matching contributions according to the following schedule:

                                    Vesting Schedule
                                    ----------------

Years of Service                                                       Percent
Recognized for vesting purposes:                                       vested:
-------------------------------                                        ------

Less than 1 year                                                           0%
1 year but less than 2                                                    20%
2 years but less than 3                                                   40%
3 years but less than 4                                                   60%
4 years but less than 5                                                   80%
5 years or more                                                          100%

WITHDRAWALS AND DISTRIBUTIONS FROM THE SAVINGS PLAN

WITHDRAWALS BEFORE TERMINATION OF EMPLOYMENT. You may receive in-service distributions from the Savings Plan under limited circumstances in the form of non-hardship withdrawals after age 59 1/2 and hardship withdrawals.

         Participants age 59 1/2 or over may withdraw, no more than once per plan year, the net value of their accounts, in the following order of priority: before-tax contributions and rollover contributions.

         In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.

DISTRIBUTION UPON RETIREMENT OR DISABILITY. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of a participant's accounts under the Savings Plan exceeds $5,000, the participant may elect to defer the lump sum payment until after retirement. However, the IRS requires that participants receive at least a portion of their plan accounts by the April 1st of the calendar year following the calendar year in which they retire (or terminate service due to a disability) or the calendar year in which they reach age 70 1/2. Participants may also choose to roll over all or a portion of their plan accounts to an Individual Retirement Account (IRA), or to another employer's qualified plan, if the other employer's plan permits rollover contributions. If your Savings Plan accounts total $1,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. For amounts over $1,000 and up to $5,000, if you fail to either receive the distribution directly or have it rolled over to an IRA, then the distribution will be paid in a direct rollover to an IRA established by Roma Bank.

DISTRIBUTION UPON DEATH. A participant's designated beneficiary will receive the full value of a participant's accounts under the Savings Plan upon the participant's death. If the participant did not make a valid election regarding the form of payment prior to death, the beneficiary will receive a lump sum payment as soon as administratively possible. If the participant made a valid payment election, or was otherwise scheduled to receive a deferred lump sum payment, the beneficiary will generally receive a lump sum payment on the date elected by the participant. Under certain circumstances, however, payment may be made on an earlier date.

DISTRIBUTION UPON TERMINATION FOR ANY OTHER REASON. If your Savings Plan accounts total $1,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Savings Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, after completion of the proper paperwork, you may elect to receive the value of your vested Savings Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the trustee transfer the value of your accounts to an IRA or to another employer's qualified plan, if the other employer's plan permits rollover contributions. For amounts over $1,000 and up to $5,000, if you fail to either receive the distribution directly or have it rolled over to an IRA, then the distribution will be paid in a direct rollover to an IRA established by Roma Bank.

NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the Savings Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan will be void.

APPLICABLE FEDERAL TAX LAW REQUIRES THE SAVINGS PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD UNDER THE PLAN BEFORE YOUR TERMINATION OF EMPLOYMENT WITH ROMA BANK. FEDERAL LAW MAY ALSO IMPOSE AN EXCISE TAX ON WITHDRAWALS FROM THE SAVINGS PLAN BEFORE YOU ATTAIN 59 1/2 YEARS OF AGE, REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING YOUR EMPLOYMENT WITH ROMA BANK OR AFTER TERMINATION OF EMPLOYMENT.

                       ADMINISTRATION OF THE SAVINGS PLAN

TRUSTEE

         The trustee of the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA. The board of directors of Roma Bank appoints the trustee to serve at its pleasure. The board of directors has appointed RSGroup Trust Company as trustee of the Savings Plan.

         The trustee receives, holds and invests the contributions to the Savings Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustee is responsible for the investment of the trust assets.

REPORTS TO SAVINGS PLAN PARTICIPANTS

         The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

PLAN ADMINISTRATOR

         Roma Bank currently acts as plan administrator for the Savings Plan. The plan administrator handles the following administrative functions: interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

AMENDMENT AND TERMINATION

         Roma Bank expects to continue the Savings Plan indefinitely. Nevertheless, Roma Bank may terminate the Savings Plan at any time. If Roma Bank terminates the Savings Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Savings Plan. Roma Bank reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Roma Bank may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

MERGER, CONSOLIDATION OR TRANSFER

         If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Savings Plan or the other plan is subsequently terminated, the Savings Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Savings Plan had terminated at that time.

FEDERAL INCOME TAX CONSEQUENCES

         The following summarizes only briefly the material federal income tax aspects of the Savings Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. SAVINGS PLAN PARTICIPANTS SHOULD CONSULT A TAX ADVISOR WITH RESPECT TO ANY TRANSACTION INVOLVING THE SAVINGS PLAN, INCLUDING ANY DISTRIBUTION FROM THE SAVINGS PLAN.

         As a "tax-qualified retirement plan," the Internal Revenue Code affords the Savings Plan certain tax advantages, including the following:

(1) The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

         Roma Bank administers the Savings Plan to comply with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Roma Bank should receive an adverse determination letter from the IRS regarding the Savings Plan's tax exempt status, all participants would generally recognize income equal to their vested interests in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an IRA or to another qualified retirement plan, and Roma Bank would be denied certain tax deductions taken in connection with the Savings Plan.

LUMP SUM DISTRIBUTION. A distribution from the Savings Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Roma Bank. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Roma Bank, if the distribution includes those amounts.

ROMA FINANCIAL CORPORATION COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a lump sum distribution includes Roma Financial Corporation common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on Roma Financial Corporation common stock; that is, the excess of the value of Roma Financial Corporation common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of Roma Financial Corporation common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of Roma Financial Corporation common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Roma Financial Corporation common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the Roma Financial Corporation common stock, or the "holding period." Any gain on a subsequent sale or other taxable disposition of Roma Financial Corporation common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. Any gain on a subsequent sale or other taxable disposition of Roma Financial Corporation common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered either short-term or long-term capital gain, depending upon the length of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

WE HAVE PROVIDED YOU WITH A BRIEF DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX ASPECTS OF THE SAVINGS PLAN THAT ARE GENERALLY APPLICABLE UNDER THE INTERNAL REVENUE CODE. WE DO NOT INTEND THIS DESCRIPTION TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE SAVINGS PLAN. ACCORDINGLY, YOU SHOULD CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE SAVINGS PLAN.

RESTRICTIONS ON RESALE

         Any "affiliate" of Roma Financial Corporation under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Savings Plan, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An "affiliate" of Roma Financial Corporation is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Roma Financial Corporation. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an "affiliate" of that corporation.

         Any person who may be an "affiliate" of Roma Financial Corporation may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Roma Financial Corporation common stock acquired under the Savings Plan or other sales of Roma Financial Corporation common stock.

         Persons who are NOT deemed to be "affiliates" of Roma Financial Corporation at the time of resale may resell freely any shares of Roma Financial Corporation common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an "affiliate" of Roma Financial Corporation at the time of a proposed resale may publicly resell common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of Roma Financial Corporation common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when Roma Financial Corporation is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

         Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as Roma Financial Corporation. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Savings Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company's fiscal year.

         In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Roma Financial Corporation of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

         The SEC has adopted rules that exempt many transactions involving the Savings Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

         Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Savings Plan for six months after the distribution date.

                                  LEGAL OPINION

         The validity of the issuance of the common stock of Roma Financial Corporation will be passed upon by Malizia Spidi & Fisch, PC, Washington, D.C. Malizia Spidi & Fisch, PC acted as special counsel for Roma Financial Corporation in connection with the Stock Offering of Roma Financial Corporation.

                          ROMA BANK 401(K) SAVINGS PLAN
                                 INVESTMENT FORM

Name of Plan:              Roma Bank 401(K) Savings Plan
Participant:  _____________________________________________________
Social Security Number:    __________________

1. INSTRUCTIONS. In connection with the offering to the public of the common stock of Roma Financial Corporation (the "Stock Offering"), the Roma Bank 401(k) Savings Plan (the "Plan") has been amended to permit participants to direct their current account balances for their Before-Tax Contribution Account, Matching Employer Contribution Account, Discretionary Employer Contribution Account and Rollover Account into a new fund: the Roma Financial Corporation Stock Fund ("Employer Stock Fund"). The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Roma Financial Corporation (the "Common Stock").

         To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department no later than 10 days prior to the expiration date of the stock offering. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Margaret Norton at (609) 223-8312. If you do not complete and return this form to the Human Resources Department by noon on ________ __, 2006, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustees to invest the following percentages (in multiples of not less than 1%) of my Before-Tax Contribution Account, Matching Employer Contribution Account, Discretionary Employer Contribution Account and Rollover Account in the Employer Stock Fund:

RSGroup Trust Company Stable Value Fund                                _______%
RSI Retirement Trust Actively Managed Bond Fund                        _______%
RSGroup Trust Company Conservative Asset Allocation Fund               _______%
RSGroup Trust Company Moderate Asset Allocation Fund                   _______%
RSGroup Trust Company Aggressive Asset Allocation Fund                 _______%
RSI Retirement Trust Value Equity Fund                                 _______%
RSI Retirement Core Equity Fund                                        _______%
American Century Ultra Fund (Adv)                                      _______%
RSI Retirement Trust International Equity Fund                         _______%
AIM Mid Cap Core Equity Fund (A)                                       _______%
Federal Kaufman Fund (A)                                               _______%
RSI Retirement Trust Emerging Growth Equity Fund                       _______%
Managed Account Program                                                _______%

NOTE: The total percentage of directed investments, above for each fund, may not exceed 100%.

         If there is not enough Common Stock in the stock offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Plan Trustee to purchase shares of Common Stock in the open market after the Stock Offering to the extent necessary to fulfill my investment directions indicated on this form. I understand that if I do not direct the Trustee by checking the box below, the excess funds will be invested in the same manner as new deposits have been directed.

[ ] Yes, I direct the Trustee to purchase stock in the open market, if necessary.

3. PURCHASER INFORMATION. The ability of participants in the Plan to purchase Common Stock in the Stock Offering and to direct their current account balances into the Employer Stock Fund is based upon the participant's subscription rights. Please indicate your status.

[ ] Check here if you had $50.00 or more on deposit with Roma Bank as of December 31, 2004.

[ ] Check here if you had $50.00 or more on deposit with Roma Bank as of March 31, 2006 (but not as of December 31, 2004).

4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


--------------------------------------------          --------------------------
Signature of Participant                              Date


--------------------------------------------------------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:
     ---------------------------------------          --------------------------
                                                      Date


THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY ROMA FINANCIAL CORPORATION, ROMA FINANCIAL CORPORATION, MHC OR ROMA BANK. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

MINIMUM STOCK PURCHASE IS  $    250.00
MAXIMUM STOCK PURCHASE IS  $300,000.00

PLEASE COMPLETE AND RETURN TO __________________________________ AT ROMA BANK BY NOON ON ________ __, 2006.

PROSPECTUS
                           ROMA FINANCIAL CORPORATION
                         (Holding Company for Roma Bank)

                     Up to 7,762,500 Shares of Common Stock
                (Subject to Increase to up to 8,926,875 Shares)
================================================================================

         Roma Financial Corporation is offering its common stock for sale. In addition, Roma Financial Corporation intends to contribute to a charitable foundation to be established by Roma Bank 1% of its total shares of common stock outstanding upon completion of the offering. The remainder of Roma Financial Corporation's outstanding common stock upon completion of this offering will be held by Roma Financial Corporation, MHC, the mutual holding company parent of Roma Financial Corporation. Upon completion of the offering, Roma Financial Corporation will have between 19,125,000 and 25,875,000 shares outstanding, including shares that will be held by Roma Financial Corporation, MHC and the charitable foundation, and the shares sold in the offering will represent 30% of the total outstanding common stock. Roma Financial Corporation, MHC and the charitable foundation will hold the remaining 69% and 1%, respectively, of the outstanding common stock. The total number of shares of Roma Financial Corporation common stock outstanding upon completion of the offering is subject to an independent appraisal that must be updated before the offering can be completed and may be increased to up to an adjusted maximum of 29,756,250 shares without resoliciting subscribers. The shares sold in the offering would, in that case, total 8,926,875 shares.

         If you are or were a depositor of Roma Bank:
         o     You may have priority rights to purchase shares of common stock.

         If you are a participant in the Roma Bank 401(k) Savings Plan:
         o You may direct that all or part of your current account balances in this plan be invested in shares of common stock. You will receive separately a supplement to this prospectus that describes your rights under this plan.

         If you fit neither of the categories above, but are interested in purchasing shares of our common stock:
         o You may have an opportunity to purchase shares of common stock after priority orders are filled.

         The offering is expected to expire at 12:00 noon, Eastern time, on June __, 2006. We may extend this expiration date without notice to you until
________, 2006, unless the Office of Thrift Supervision approves a later date.

         Sandler O'Neill + Partners, L.P. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares are being sold are being offered at a price of $10.00 per share. The offering will not be completed if we do not sell a minimum of 5,737,500 shares. We have applied to have our common stock listed for trading on the Nasdaq National Market under the symbol "ROMA."

         The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond ________, 2006. If the offering is extended beyond ______, 2006, subscribers will have the right to modify or rescind their purchase orders. Funds received before completion of the offering will be held in an escrow account and will earn interest at our passbook savings rate. If we terminate the offering, or if we extend the offering beyond ____________, 2006 and you rescind your order, we will promptly return your funds with interest.

         This investment involves a degree of risk, including the possible loss of principal.

                 Please read Risk Factors beginning on page ___.
================================================================================
                                OFFERING SUMMARY
                             Price Per Share: $10.00
                                                                     Maximum, As
                                             Minimum      Maximum       Adjusted
                                             -------      -------       --------
Number of shares.......................    5,737,500    7,762,500      8,926,875
Gross proceeds.........................  $57,375,000  $77,625,000    $89,269,000
Estimated offering expenses(1).........  $ 1,658,000  $ 1,890,000    $ 2,024,000
Estimated net proceeds.................  $55,717,000  $75,735,000    $87,245,000
Estimated net proceeds per share.......  $      9.71  $      9.76    $      9.77

----------------------------
(1) Includes fees payable to Sandler O'Neill + Partners, L.P. of 1% of the aggregate amount of common stock sold in the subscription and community offerings. For information regarding compensation to be received by Sandler O'Neill + Partners, L.P., please see Plan of Distribution/Marketing Arrangements on page ___.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                        Sandler O'Neill + Partners, L.P.

                   The date of this prospectus is May __, 2006

                  [Map of branch locations to be placed here.]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary.........................................................................
Risk Factors....................................................................
A Warning About Forward-Looking Statements......................................
Use of Proceeds.................................................................
Our Policy Regarding Dividends..................................................
Market for the Stock............................................................
Capitalization..................................................................
Pro Forma Data..................................................................
Comparison of Valuation and Pro Forma Data With and Without the Foundation......
Historical and Pro Forma Capital Compliance.....................................
Selected Financial and Other Data...............................................
Management's Discussion and Analysis
     of Financial Condition and Results of Operations...........................
Business of Roma Financial Corporation, MHC.....................................
Business of Roma Financial Corporation..........................................
Business of Roma Bank...........................................................
Regulation......................................................................
Taxation........................................................................
Management......................................................................
The Offering....................................................................
Roma Bank Community Foundation..................................................
Restrictions on Acquisition of Roma Financial Corporation.......................
Description of Capital Stock....................................................
Legal and Tax Opinions..........................................................
Experts.........................................................................
Registration Requirements.......................................................
Where You Can Find Additional Information.......................................
Index to Consolidated Financial Statements......................................

--------------------------------------------------------------------------------

                                     SUMMARY

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements beginning on page F-1 of this document.

Roma Financial Corporation, Roma Financial Corporation, MHC and Roma Bank

         Roma Financial Corporation is a federally-chartered corporation organized in January 2005 for the purpose of acquiring all of the capital stock that Roma Bank issued in its mutual holding company reorganization. Roma Financial Corporation's principal executive offices are located at 2300 Route 33, Robbinsville, New Jersey 08691 and its telephone number at that address is
(609) 223-8300. Currently, all of the outstanding stock of Roma Bank is held by Roma Financial Corporation and all of the outstanding stock of Roma Financial Corporation is held by Roma Financial Corporation, MHC.

         Roma Financial Corporation, MHC is a federally-chartered mutual holding company that was formed in January 2005 in connection with the mutual holding company reorganization. Roma Financial Corporation, MHC has not engaged in any significant business since its formation. So long as Roma Financial Corporation, MHC is in existence, it will at all times own a majority of the outstanding stock of Roma Financial Corporation. After completion of the offering, Roma Financial Corporation, MHC will own 69% of the outstanding stock of Roma Financial Corporation. We anticipate that the primary business activity of Roma Financial Corporation, MHC going forward will be to own a majority of Roma Financial Corporation's stock.

         Roma Bank is a federally-chartered stock savings bank. It was originally founded in 1920 and received its federal charter in 1991. Roma Bank's deposits are federally insured by the Savings Association Insurance Fund as administered by the Federal Deposit Insurance Corporation. Roma Bank is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The Office of Thrift Supervision also regulates Roma Financial Corporation, MHC and Roma Financial Corporation as savings and loan holding companies.

         At December 31, 2005, we had total assets of $797.8 million, deposits of $643.6 million and stockholders' equity of $138.9 million.

         Roma  Bank  offers  traditional   retail  banking  services,   one-  to
four-family residential mortgage loans, multi-family and commercial mortgage loans, construction loans, commercial business loans and consumer loans, including home equity loans and lines of credit. Roma Bank currently operates from its main office in Robbinsville, New Jersey, and seven branch offices located in Mercer and Burlington Counties, New Jersey.

The Offering

         Roma Financial Corporation is offering between a minimum of 5,737,500 shares and a maximum of 7,762,500 shares, subject to adjustment to up to 8,926,875 shares. The shares being offered represent 30% of the total shares of Roma Financial Corporation that will be outstanding after the completion of the offering. The shares are being offered to certain depositors of Roma Bank, the employee stock ownership plan of Roma Bank and possibly to the general public, to the extent shares are available. In addition, we intend to contribute 1% of the total shares outstanding upon completion of the offering (between 191,250 shares and 258,750 shares, subject to increase to up to 297,563 shares) to a charitable foundation to be established by Roma Bank. See Persons Who May Order Stock in the Offering on page ___, Roma Bank

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Community Foundation on page __ and Conduct of the Offering on page ___. Roma Financial Corporation, MHC will own the remaining 69% of the outstanding stock of Roma Financial Corporation. The following chart shows the corporate structure after completion of the stock offering.

--------------------------      ----------------
                                    Roma Bank          Minority Stockholders of
       Roma Financial               Community         Roma Financial Corporation
      Corporation, MHC              Foundation       |
--------------------------      ----------------     |
           |  69%                      |  1%         |  30%
           |                           |             |
--------------------------------------------------------------------------------
                           Roma Financial Corporation
--------------------------------------------------------------------------------
                                    |  100%
                    ----------------------------------------
                                    Roma Bank
                    ----------------------------------------
Reasons for the Offering

         The primary reasons for our decision to conduct the offering are to (1) increase our capital to support future growth and profitability, (2) compete more effectively in the financial services marketplace, and (3) offer our depositors, employees, management and directors the opportunity to have an equity ownership interest in Roma Financial Corporation and thereby obtain an economic interest in its future operations.

The capital raised in the offering is expected to:

o    increase   our  capital   base  and  allow  us  to  grow  and  enhance  our
     profitability;

o    position us to better compete in our crowded marketplace;

o    provide   capital  for  the  potential   acquisition  of  other   financial
     institutions or financial services companies and a possible majority investment in a de novo bank to target a particular ethnic market niche;

o    support the expansion of our branch network through de novo branching;

o increase our lending capacity by providing us with additional capital to support new loans and higher lending limits; and

o improve our ability to manage capital, including paying cash dividends and repurchasing shares of our common stock.

         In addition to building our core banking business through internal growth and de novo branching, we will also actively consider expansion opportunities such as the acquisition of other financial institutions or financial services companies. We also intend to establish a de novo bank to target a particular ethnic market niche and hold a majority interest in such bank. We do not, however, have any current understandings, agreements or arrangements in connection with any of these plans.

         The offering also will allow us to establish stock benefit plans for management and employees which will help us to continue to attract and retain qualified personnel.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Persons Who May Order Stock in the Offering

Note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

         We have granted rights to subscribe for shares of Roma Financial Corporation common stock in a subscription offering to the following persons in the following order of priority:

o Priority 1 - depositors of Roma Bank at the close of business on December 31, 2004 with deposits of at least $50.00.

o    Priority 2 - the employee stock ownership plan of Roma Bank.

o Priority 3 - depositors of Roma Bank at the close of business on March 31, 2006 with deposits of at least $50.00.

         If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill, or may only partially fill, your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of stock issuance. If we increase the number of shares to be sold above 7,762,500, Roma Bank's employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of the priorities described above. See The Stock Offering - Subscription Offering and Subscription Rights for a description of the allocation procedure.

         We may offer shares not sold in the subscription offering to the general public in a community offering. In the community offering, we will give a preference first to natural persons who reside in Mercer and Burlington Counties, New Jersey, and second to other residents of New Jersey. This part of the offering may commence concurrently with the subscription offering or any time thereafter and may terminate at any time without notice but no later than ____________, 2006.

         Shares not sold in the subscription or community offering may be offered for sale in a syndicated community offering, which would be an offering to the general public on a best efforts basis managed by Sandler O'Neill +
Partners, L.P. This part of the offering may terminate at any time without notice but no later than ____________, 2006.

         You cannot transfer your subscription rights. If you attempt to transfer your rights, you may lose the right to purchase shares and may be subject to criminal prosecution and/or other sanctions. Shares purchased in the subscription offering must be registered in the names of all depositors on the qualifying account(s). Deleting names of depositors, adding depositors from another account, adding non-depositors or otherwise altering the form of beneficial ownership of a qualifying account will result in the loss of your subscription rights. Shares purchased for an IRA or Keogh account must be registered in the name of at least one depositor on the qualifying account(s).

         We have the right to reject any orders for stock in the community offering and syndicated community offering. We have described the offering in greater detail beginning on page ___.

Deadline for Ordering Stock

         The subscription offering will expire at 12:00 noon, Eastern time, on June __, 2006. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2006. Once

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

submitted, your order is irrevocable unless the offering is extended beyond ____________, 2006. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2006, but in no event may the offering be extended beyond ____________, 2008. If the offering is extended beyond ____________, 2006, we will notify each subscriber and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received prior to the expiration of the resolicitation period, a subscriber's subscription will be canceled and funds will be returned with interest.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

Purchase Limitations

         Limitations on the purchase of stock in the offering have been set by the plan of stock issuance adopted by our Board of Directors. These limitations include the following:

o    The minimum purchase is 25 shares.

o The maximum number of shares of stock that any individual (or individuals through a single account) may purchase is 30,000 shares.

o The maximum number of shares of stock that any individual may purchase together with any associate or group of persons acting in concert is 30,000 shares.

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. Thus, we may increase or decrease the purchase limitations. In the event the maximum purchase limitation is increased, persons who subscribed for the maximum will be notified and permitted to increase their subscription.

Purchasing Stock in the Offering

         If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent.

         To ensure that we properly identify your subscription rights, you must provide on your stock order form all of the information requested for each of your deposit accounts as of the eligibility dates. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

         We may, in our sole discretion, reject orders received in the community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

         You may pay for shares in the subscription offering or the community offering in any of the following ways:

o    In cash, if delivered in person.

o    By check or money order made payable to Roma Financial Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o By authorizing withdrawal from an account at Roma Bank. To use funds in a Roma Bank IRA account, you must transfer your account to an unaffiliated institution or broker. Please contact the stock offering center as soon as possible for assistance.

         We will pay interest on your subscription funds from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with us will earn interest at the applicable passbook account rate until the offering is completed or terminated. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will be transferred to a savings account and will earn interest at our regular passbook savings rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock. Funds received in the subscription offering will be held in a segregated deposit account at Roma Bank established to hold funds received as payment for shares. We may, at our discretion, determine during the offering period that it is in the best interest of Roma Bank to hold subscription funds in an escrow account at another insured financial institution instead of at Roma Bank.

Receiving a Prospectus and an Order Form

         The subscription offering will expire at 12:00 noon, Eastern time, on June __, 2006. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2006. If a community offering is held, it may terminate at any time without notice but no later than ____________, 2006. To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to this expiration date or otherwise distributed any later than two days prior to this expiration date. Execution of the order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

Conditions to Completing the Offering

         We are conducting the offering under the terms of our plan of stock issuance. We cannot complete the offering unless:

o    we sell at least 5,737,500 shares; and

o we receive the final approval of the Office of Thrift Supervision to complete the offering.

How We Determined the Offering Range and the $10.00 Price Per Share

         The independent appraisal by Feldman Financial Advisors, Inc., dated as of March 8, 2006, established the pro forma market value of Roma Financial Corporation. This appraisal was based on our financial condition and results of operations and considered the effect of the additional capital to be raised in the stock offering. The per share price was set at $10.00 because it is the price most commonly used in stock offerings involving mutual-to-stock conversions and stock issuances by financial institutions in the mutual holding company form of organization. After taking into account our current financial condition, the appraisal and our business plans, our Board of Directors decided to offer 30% of the shares for sale to public stockholders. Roma Financial
Corporation,   MHC,  the  parent  mutual  holding  company  for  Roma  Financial
Corporation, will own 69% of the outstanding shares. We also intend to contribute 1% of the total shares outstanding upon completion of the offering to a charitable foundation to be established by Roma Bank. We will also contribute $200,000 in cash to the charitable foundation to fund its expenses.

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The  contribution of cash and stock to the foundation has the effect of reducing the estimated pro forma market value of Roma Financial Corporation.

         The appraisal incorporated an analysis of a peer group of publicly traded mid-tier thrift holding company subsidiaries of mutual holding companies that Feldman Financial Advisors deemed comparable to us. This analysis included an evaluation of the average and median price-to-earnings and price-to-book value ratios indicated by the market prices of the peer group companies. Feldman Financial Advisors applied the peer group's pricing ratios, as adjusted for certain qualitative valuation factors to account for differences between the peer group and us, to our pro forma earnings and book value in order to derive our estimated pro forma market value.

         Feldman Financial Advisors has estimated that as of March 8, 2006 the pro forma market value of Roma Financial Corporation ranged from a minimum of $191.3 million to a maximum of $258.8 million. Based on this valuation and the $10.00 per share price, the number of shares of common stock to be issued by Roma Financial Corporation and outstanding upon completion of the offering will range from a minimum of 19,125,000 shares to a maximum of 25,875,000 shares. Roma Financial Corporation is offering for sale 30% of these shares.

         The following table presents a summary of selected pricing ratios for the peer group companies and for Roma Financial Corporation on a non-fully converted basis as of and for the twelve months ended December 31, 2005. The peer group, which consists of ten publicly traded thrift holding companies, which are all in mutual holding company form, includes companies that range in asset size from $543.8 million to $2.1 billion and have market capitalizations ranging from $79.2 million to $975.2 million. Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 15.1% on a price-to-earnings basis and a discount of 34.7% on a price-to-book basis. The estimated appraised value and the resulting discounts took into consideration the potential financial impact of the offering.

         The impact of the offering includes the gross proceeds of the offering, less offering expenses and the effects of the benefit plans we expect to implement. Earnings used in the calculation of the price-to-earnings ratio are defined as our earnings for the year ended December 31, 2005, plus the impact of the offering. The impact of the offering includes the pro forma after-tax income generated from the reinvestment of the net proceeds of the offering, less the expense related to the benefit plans.

                                             Price-to-earnings    Price-to-book
                                                  multiple         value ratio
                                                  --------         -----------
Roma Financial Corporation (pro forma)(1)
    Minimum.................................       25.0x              102.7%
    Midpoint................................       29.4x              115.3%
    Maximum.................................       34.5x              127.1%
    Maximum, as adjusted....................       40.0x              139.3%
Valuation of peer group companies
as of March 8, 2006 (2)
    Average.................................       40.6x              194.7%
    Median..................................       38.3x              189.8%

-------------
(1) Based on Roma Financial Corporation's financial data as of and for the twelve months ended December 31, 2005.
(2) Reflects earnings for the most recent 12-month period for which data was publicly available.

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         For a summary of selected  pricing  ratios for the peer group  mid-tier
thrift  holding  companies  on  a   fully-converted   basis  and  the  resulting
fully-converted pro forma pricing ratios for Roma Financial Corporation, please see the table on page ___.

         The independent appraisal is not necessarily indicative of the post-stock offering trading value. Do not assume or expect that the valuation of Roma Financial Corporation as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering is completed.

         The following table was provided to the board of directors by Feldman as part of its appraisal. It presents information for all mutual holding company organizations conducting a minority stock offering that was completed during the period from January 1, 2005 through March 8, 2006. The table presents the average percentage stock price appreciation from the initial trading date to the dates presented in the table. Feldman advised the board that its appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public thrift holding companies whose stock has traded for at least one year prior to the valuation date. Feldman also advised the board that the aftermarket trading experience of recent transactions was considered in the appraisal as a general indicator of current market conditions, but was not relied upon as a primary valuation methodology. In addition, our offering differs from these recent mutual holding company offerings in a number of aspects, including that our offering is being conducted by an existing, not newly formed, mid-tier holding company.

         This table is not intended to indicate how our stock may perform. Furthermore, this table presents only short-term price performance and may not be indicative of the longer-term stock price performance of these companies. The increase in any particular company's stock price is subject to various factors, including, but not limited to, the amount of proceeds a company raises, the company's historical and anticipated operating results, the nature and quality of the company's assets, the company's market area, and the quality of management and management's ability to deploy proceeds (such as through loans and investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market and economic conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not in the control of management. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors beginning on page __.

                                    Price Appreciation     Price Appreciation
         Number of Transactions      After One Month       Through March 8, 2006
         -----------------------------------------------------------------------

                  19                       3.5%                   11.2%

         Data presented in the table reflects a small number of transactions. While stock prices of similar institutions have, on average, increased for the limited period presented, there can be no assurance that our stock price will appreciate the same amount, if at all. There also can be no assurance that our stock price will not trade below $10.00 per share. The substantial proceeds raised as a percentage of pro forma stockholders' equity may have a negative effect on our stock price performance. See Risk Factors - After this offering, our return on equity will be low compared to other companies. This could negatively impact the price of our stock. In addition, the transactions from which the data are derived occurred primarily during a falling interest rate environment, during which the market for financial institution stocks typically increases. If interest rates rise, our net interest income and the value of our assets could be reduced, negatively affecting our stock price. See Risk Factors on page __

                                        7

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         The amount of common stock being  offered may be increased by up to 15%
without notice to persons who have subscribed for stock, so that a total of 8,926,875 shares would be sold in the offering. We received authorization from the Office of Thrift Supervision to conduct the stock offering on ____________, 2006. The independent appraisal must be updated before we can complete the stock offering and such updated appraisal will be subject to the further approval of the Office of Thrift Supervision. If the updated independent valuation would result in more than 8,926,875 shares being sold in the offering, we would notify persons who have subscribed for stock and they would have the opportunity to confirm, change or cancel their subscription orders.

Contribution of Shares of Common Stock to Roma Bank Community Foundation

         To further our commitment to our local community, we intend to establish a charitable foundation as part of the offering. The foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. We will contribute to the foundation: (i) cash in the amount of $200,000 and (ii) 1% of our total shares of common stock outstanding upon completion of the offering. As a result of the issuance of shares and the contribution of cash, we will record an after-tax expense of approximately $1.5 million during the quarter in which the offering is completed.

         Issuing shares of common stock to the charitable foundation will:

          o dilute the voting interests of purchasers of shares of our common stock in the offering; and

          o result in an expense, and a reduction in earnings during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit.

         The establishment and funding of the charitable foundation has been approved by our Board of Directors.

         See Risk Factors - The Contribution of Shares to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Affect Net Income in Fiscal 2005 at page __, Comparison of Valuation and Pro Forma Information With and Without the Foundation at page __ and Roma Bank Community Foundation at page __.

Stock Benefit Plans for Management

         In order to align our employees' and directors' interests closer to our stockholders' interests, we intend to establish certain benefit plans that use our stock as compensation. We intend to establish, as part of this stock offering, an employee stock ownership plan for the exclusive benefit of participating employees of Roma Bank. We also intend to adopt a stock option plan and a restricted stock plan for the benefit of directors and officers following the offering. In no event will the stock option plan or the restricted stock plan be adopted sooner than six months subsequent to the completion of the offering. Under the current regulations of the Office of Thrift Supervision, the stock option and restricted stock plans must be approved by a majority of the total votes eligible to be cast by our stockholders, other than Roma Financial Corporation, MHC, unless we obtain a waiver from the Office of Thrift Supervision allowing approval by a majority of votes cast, other than by Roma Financial Corporation, MHC. The plans and the approval of the plans will comply with all of the then applicable Office of Thrift Supervision regulations. Officers, directors, and employees will not be required to pay cash for shares received under the employee stock ownership plan or shares received under the restricted stock plan, but will be required to pay the exercise price to exercise stock options.

                                        8

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         The following table presents information  regarding the participants in each plan, the percentage of total outstanding shares after the offering, including and excluding the shares held by Roma Financial Corporation, MHC, and the dollar value of the stock for our employee stock ownership plan and stock-based incentive plans. It is assumed that the value of the stock in the table is $10.00 per share. Stock options will be granted with a per share exercise price at least equal to the market price of our common stock on the date of grant. The value to the recipient will be equal to the difference between the fair market value and the exercise price. Accordingly, the value of a stock option will depend upon changes, if any, in the price of our common stock during the period in which the stock option may be exercised.

                                                              At the Midpoint of the Offering Range
                                                  --------------------------------------------------------------
                                                                                                 Percentage of
                                                                                                  Shares Sold
                                     Individuals                                                      and
                                      Eligible      Estimated         Number     Percentage of    Contributed
                                     to Receive      Value of       of Shares/    Total Shares      to the
                                       Awards     Shares/Options      Options     Outstanding     Foundation
                                       ------     --------------      -------     -----------     ----------

Employee stock ownership plan....  Officers         $5,580,000        558,000         2.48%          8.00%
                                   and
                                   Employees
Restricted stock plan awards.....  Officers         $4,410,000        441,000         1.96%          6.32%
                                   and
                                   Directors
Stock options....................  Officers         $4,465,125      1,102,500         4.90%          15.8%
                                   and
                                   Directors

--------------
(1) Assumes that each option has a value of $4.05. This estimated value was determined using the Black-Scholes-Merton option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 0%; (iv) expected life of 10 years; (v) expected volatility of 17.05%; and risk-free interest rate of 4.39%. Because there is currently no market for Roma Financial Corporation's common stock, the assumed expected volatility is based on the SNL Financial MHC index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of the options and the related expense recognized will be different. There can be no assurance that the actual fair market value per share on the date of grant, and correspondingly the exercise price of the options, will be $10.00 per share.

         See Management - Potential Stock Benefit Plans on page ___ and Pro Forma Data on pages ___to ___ for more information about the stock benefit plans.

Proposed Stock Purchases by Management

         Our directors and executive officers and their associates have indicated that they intend to purchase approximately 243,600 shares of common stock in the offering, which represents 1.1% of the total shares to be outstanding after the offering at the midpoint of the offering range, including shares issued to Roma Financial Corporation, MHC and the charitable foundation, and 3.6% of the total number of shares to be sold to public stockholders. At the maximum, as adjusted, these percentages fall to 0.8% and 2.7%, respectively.

Our Policy Regarding Dividends

         We have not yet established a definitive dividend policy or determined the amount or timing of cash dividends that Roma Financial Corporation may pay after the offering. The timing, amount and

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frequency of dividends  will be determined by the Board of Directors.  There are also restrictions on our ability to pay dividends. See Our Policy Regarding Dividends on page ___.

         If we pay dividends to stockholders of Roma Financial Corporation, it is anticipated that dividends payable to Roma Financial Corporation, MHC would be waived. We must notify the Office of Thrift Supervision of any proposed dividend waiver by Roma Financial Corporation, MHC. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's member. Under Office of Thrift Supervision regulations, these dividend waivers would not result in dilution to public stockholders in the event that Roma Financial Corporation, MHC converts to stock form in the future. See Regulation - Regulation of Roma Financial Corporation on page ___.

Market for Roma Financial Corporation's Common Stock

         We applied to have our common stock listed for trading on the Nasdaq National Market under the symbol "ROMA." Sandler O'Neill currently intends to become a market maker in the common stock, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

Restrictions on the Acquisition of Roma Financial Corporation and Roma Bank

         Federal regulations, as well as provisions contained in the charter and bylaws of Roma Financial Corporation and Roma Bank, restrict the ability of any person, firm or entity to acquire Roma Financial Corporation, Roma Bank, or their capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift
Supervision before acquiring in excess of 10% of the voting stock of Roma Financial Corporation or Roma Bank. Because a majority of the shares of outstanding common stock of Roma Financial Corporation must be owned by Roma Financial Corporation, MHC, any acquisition of Roma Financial Corporation must be approved by Roma Financial Corporation, MHC, and Roma Financial Corporation, MHC would not be required to pursue or approve a sale of Roma Financial
Corporation  even if such sale were  favored  by a  majority  of Roma  Financial
Corporation's public stockholders. Additionally, Office of Thrift Supervision regulations prohibit anyone from acquiring more than 10% of Roma Financial Corporation's common stock for a period of three years following the offering, unless such prohibition is waived by the Office of Thrift Supervision.

Tax Effects of the Offering

         The minority stock offering will not be a taxable transaction for purposes of federal or state income taxes for Roma Financial Corporation, MHC, Roma Financial Corporation, Roma Bank or persons eligible to subscribe for stock in the offering. See Material Federal and State Tax Consequences of the Offering on page ___.

Possible Conversion of Roma Financial Corporation, MHC to Stock Form

         In the future, Roma Financial Corporation, MHC may convert from the mutual holding company form of organization, wherein a majority of the outstanding stock is held by the mutual holding company, to a corporation with 100% of its shares held by public stockholders. This type of conversion transaction

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is commonly known as a "second-step  conversion."  In a second-step  conversion, members of Roma Financial Corporation, MHC would have subscription rights to purchase common stock of the successor full stock corporation and the public stockholders of Roma Financial Corporation would be entitled to exchange their shares of common stock for an equal percentage of shares of the successor full stock corporation. Roma Financial Corporation's public stockholders, therefore, would own approximately the same percentage of the successor resulting entity as they owned before the second-step conversion. This percentage may be adjusted to reflect any assets owned by Roma Financial Corporation, MHC. The Board of
Directors  has  no  current   plans  to  undertake  a   second-step   conversion
transaction.

Risk Factors

         This investment entails various risks including the possible loss of principal. You may not be able to sell the stock at or above the $10.00 offering price. You should carefully read the information under Risk Factors beginning on page ___.

         For assistance, please contact the stock offering center at (___) __________. The stock offering center's hours of operation are generally __:__ a.m. to __:__ p.m., Eastern time, Monday through Friday. The stock offering center is closed on weekends and holidays.

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

                                  RISK FACTORS

         In addition to the other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

We realize income primarily from the difference between interest earned on loans and investments and interest paid on deposits and borrowings, and changes in interest rates may adversely affect our net interest rate spread and net interest margin, which will hurt our earnings.

         We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

         Market interest rates have been at historically low levels. However, between June 30, 2004 and December 31, 2005, the U.S. Federal Reserve increased its target federal funds rate 13 times, from 1.00% to 4.25%. While the federal funds rate and other short-term market interest rates, which we use as a guide to our deposit pricing, have increased, intermediate- and long-term market interest rates, which we use as a guide to our loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The flat yield curve has hurt our interest rate spread and net interest margin because the interest rates we pay on our deposits have repriced upwards faster than the interest rates that we earn on our loans and investments. If short-term interest rates continue to rise so that the yield curve remains relatively flat or inverts further, we would expect that our net interest spread and net interest margin would continue to compress, which would hurt our net interest income.

         Interest rates also affect how much money we can lend. For example, when interest rates rise, the cost of borrowing increases and loan originations tend to decrease. In addition, changes in interest rates can affect the average life of loans and investment securities. A reduction in interest rates generally results in increased prepayments of loans and mortgage-backed securities, as borrowers refinance their debt in order to reduce their borrowing cost. This causes reinvestment risk, because we generally are not able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. A falling rate environment would result in a decrease in rates we pay on deposits and borrowings, but the decrease in the cost of our funds may not be as great as the decrease in the yields on our loan portfolio and mortgage-backed securities and loan portfolios. This could cause a narrowing of our net interest rate spread and could cause a decrease in our earnings. Changes in market interest rates could also reduce the value of our financial assets. If we are unsuccessful in managing the effects of changes in interest rates, our financial condition and results of operations could suffer.

If we experience loan losses in excess of our allowance, our earnings will be adversely affected.

         The risk of credit losses on loans varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value and marketability of the collateral for the loan. Management maintains an allowance for loan losses based upon historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. If management's assumptions and judgments about the ultimate collectibility of the loan portfolio prove to be incorrect and the allowance for loan losses is inadequate to absorb future losses or if we are required to make material additions to the allowance, our earnings and capital could be significantly and adversely affected. As of December 31, 2005, our allowance for loan losses was approximately $878,000 which represented 0.23% of outstanding loans and 134.25% of non-performing loans. We expect that our provisions for loan losses will increase in the future as we seek to grow the commercial loan portfolio.

A portion of our total loan portfolio consists of commercial real estate loans, commercial business loans and construction loans, and we intend to continue growing this part of the loan portfolio. The repayment risk related to these types of loans is considered to be greater than the risk related to one- to four-family residential loans.

         At December 31, 2005, our loan portfolio included $53.6 million of commercial real estate loans and $2.4 million of commercial business loans, together amounting to 14.5% of our total loan portfolio, and $20.0 million of construction loans, representing 5.2% of our total loan portfolio. Unlike single family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property with values that tend to be more easily ascertainable, commercial loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrowers' business. The repayment of construction loans for residential and commercial land acquisition and development, including loans to builders and developers, is dependent, in part, on the success of the ultimate construction project. In addition, commercial loans and construction loans to builders and developers generally result in larger balances to single borrowers, or related groups of borrowers, than one- to four-family loans.

         In addition, the growth of our commercial real estate and business loans from $6.9 million at December 31, 2001 to $56.0 million at December 31, 2005 means that a large portion of this portfolio is unseasoned. Relatively new loans that are "unseasoned," are considered to pose a potentially greater repayment risk than more mature loans because they generally do not have sufficient repayment history to indicate the likelihood of repayment in accordance with their terms.

Strong   competition   within  our   market   area  may  limit  our  growth  and
profitability.

         Competition in the banking and financial services industry in New Jersey is intense. Many of our competitors have substantially greater resources and lending limits than we do and offer services that we do not or cannot provide. Price competition for loans might result in us originating fewer loans, or earning less on our loans, and price competition for deposits might result in a decrease in our total deposits or higher rates on our deposits. Our deposit market share in Mercer County, New Jersey, where seven of our eight offices are located, was 6.5% at June 30, 2005, the latest date for which market share information is available.

Our business is geographically concentrated in New Jersey, and a downturn in conditions in the state could have an adverse impact on our profitability.

         A substantial majority of our loans are to individuals and businesses in New Jersey. Any decline in the economy of the state could have an adverse impact on our earnings. Adverse changes in the economy may also have a negative effect on the ability of our borrowers to make timely repayments of their loans. Additionally, because we have a significant amount of real estate loans, decreases in local real estate values could adversely affect the value of property used as collateral. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values to satisfy the debt, our earnings and capital could be adversely affected.

We have recently opened a new corporate headquarters and main office and intend to actively consider opportunities for de novo branching. Costs related to this building and expansion plans may negatively impact earnings in future periods.

         Our non-interest expense for the year ended December 31, 2005 does not fully reflect the impact of our new 47,000 square feet Washington Town Center corporate headquarters and main office, which was completed in September 2005. The total cost of the land and the building was approximately $14.5 million. Additionally, it is estimated that the annual operating expense of this new building, excluding depreciation, is approximately $698,000, net of anticipated rental income. We intend to expand our branch network via de novo branching, with a de novo branch office in Plumsted, New Jersey scheduled to open in the first quarter of 2007. Expenses related to the planned expansion of our operations through de novo branching or the acquisition of branches or other financial institutions could adversely impact earnings in future periods. Our current plans call for the opening of up to six de novo branches over approximately the next five years.

After this offering, our return on equity will be low compared to other companies. This could negatively impact the price of our stock.

         The net proceeds from the offering will substantially increase our equity capital. It will take a significant period of time to prudently invest this capital. For the year ended December 31, 2005, our return on average equity, which is the ratio of our earnings divided by our average equity capital, was 5.55%. On a pro forma basis assuming that 7,762,500 (the maximum) shares had been sold at the beginning of the year, our return on pro forma equity for the year ended December 31, 2005 would have been approximately 3.62%. This is lower than that of many similar companies. Because the stock market values a company based in part on its return on equity, our low return on equity relative to our peer group could negatively affect the trading price of our stock. See Pro Forma Data on page ___.

Additional public company and annual stock employee compensation and benefit expenses following the offering may reduce our profitability and stockholders' equity.

         Following the offering, our non-interest expense is likely to increase as a result of the financial accounting, legal and various other additional non-interest expenses usually associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002. We also will recognize additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans. These additional expenses will adversely affect our profitability and stockholders' equity. We cannot predict the actual amount of the new stock-related compensation and benefit expenses because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. We will recognize expense for our employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. In addition, we will be required to recognize compensation expense related to stock options outstanding based upon the fair value of such awards at the date of grant over the period that such awards are earned. These expenses in the first year following the offering have been estimated to be approximately $1.2 million at the midpoint of the offering range as set forth in the pro forma financial information under Pro Forma Data on page ___ assuming the $10.00 per share purchase price as fair market value.

The implementation of stock-based benefit plans may dilute your ownership interest in Roma Financial Corporation.

         We intend to adopt a stock option plan and a restricted stock plan following the stock offering. These stock benefit plans will be funded through either open market purchases or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest in the event newly issued shares are used to fund stock options and awards made under the restricted stock plan. The use of newly issued shares of stock to fund the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.92%. The use of newly issued shares of stock to fund exercises of options granted under the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.67%.

The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income in fiscal 2006.

         We intend to establish a charitable foundation in connection with the offering. We will contribute to the foundation 1% of the total outstanding shares of Roma Financial Corporation common stock and $200,000 in cash. This contribution of shares and cash will have an adverse effect on our net income for the quarter and year in which we make the contribution. The after-tax expense of the contribution will reduce net income in our 2006 fiscal year by approximately $1.5 million. Persons purchasing shares in the offering will have their ownership and voting interests in Roma Financial Corporation diluted by 0.99% due to the issuance of shares of common stock to the charitable foundation.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

         We believe that the contribution to the charitable foundation will be deductible for federal income tax purposes. However, we cannot assure you that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully.

Persons who purchase stock in the offering will own a minority of Roma Financial Corporation's common stock and will not be able to exercise voting control over most matters put to a vote of stockholders, including any proposal regarding the acquisition of Roma Financial Corporation.

         Roma Financial Corporation, MHC will own a majority of Roma Financial Corporation's common stock after the offering. The Board of Directors of Roma Financial Corporation, MHC is also the Board of Directors of Roma Financial Corporation and will be able to exercise voting control over most matters put to a vote of stockholders. For example, Roma Financial Corporation, MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares, to elect directors or to approve employee benefit plans.

         For a period of three years following the offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the then-outstanding shares of Roma Financial Corporation common stock without Office of Thrift Supervision prior approval. In addition, our charter contains a vote sterilization provision that eliminates the voting rights pertaining to shares held by a single holder in excess of 5% of the then-outstanding shares of Roma Financial Corporation common stock. This vote limitation does not apply to any tax-qualified benefit plan or defined contribution plan of Roma Financial Corporation or Roma Bank and does not have an expiration date.

Provisions in our charter and bylaws limit the rights of stockholders, may deter potential takeovers and may reduce the trading price of our stock.

         Provisions in our charter and bylaws may make it difficult and expensive to pursue a change in control or takeover attempt that our Board of Directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Such provisions include:

          o    the election of directors to staggered three-year terms;
          o provisions restricting the calling of special meetings of stockholders;
          o the absence of cumulative voting by stockholders in elections of directors; and
          o advance notice requirements for stockholder nominations and new business.

We have broad discretion in allocating the proceeds of the offering. We may not be able to successfully implement our plans, and failure to effectively utilize the offering proceeds would reduce our profitability.

         We intend that the offering proceeds will provide capital to enable us to grow and enhance our profitability. In addition to building our core banking business through internal growth and de novo branching, we will also actively consider expansion opportunities such as the acquisition of other financial institutions or financial services companies. We also intend to establish a de novo bank to target a particular ethnic market niche and hold a majority interest in such bank. We will have significant flexibility in determining how much of the offering proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability. Additionally, we do not have any current understandings, agreements or arrangements in connection with any of these plans, and there can be no assurance that we will successfully execute our growth plans. We may have difficulty finding suitable sites for de novo branches and identifying and successfully acquiring branches or other financial institutions. Furthermore, there are many challenges associated with integrating merged institutions and it requires time to adjust to expanded operations, so we cannot assure you that we will be able to adequately and profitably manage our possible future growth.

Our stock price may decline when trading commences.

         We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced not only by our results but by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

         We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. As a federally chartered holding company, the Company is subject to regulation and oversight by the Office of Thrift Supervision. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material impact on us and our operations.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

o    statements of our goals, intentions and expectations;

o statements regarding our business plans, prospects, growth and operating strategies;

o    statements regarding the quality of our loan and investment portfolios; and

o    estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

o general economic conditions, either nationally or in our market area, that are worse than expected;

o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

o our ability to enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities;

o    increased competitive pressures among financial services companies;

o    changes in consumer spending, borrowing and savings habits;

o    legislative or regulatory changes that adversely affect our business;

o    adverse changes in the securities markets;

o    our ability to successfully manage our growth; and

o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

         Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                                 USE OF PROCEEDS

         We are conducting this stock offering principally to raise capital to support our anticipated future growth. The net proceeds will depend on the expenses incurred by us in connection with the offering and the total number of shares of stock issued in the offering, which will depend on the independent valuation and market considerations. Although the actual net proceeds from the sale of the common stock cannot be determined until the offering is completed, we estimate that net proceeds from the sale of common stock will be between $55.7 million and $75.7 million, or $87.2 million at the adjusted maximum. The net proceeds may vary significantly because total expenses of the stock offering may be significantly more or less than those estimated. Payments for shares made through withdrawals from existing deposit accounts at Roma Bank will not result in the receipt of new funds for investment but will result in a reduction of Roma Bank's deposits and interest expense as funds are transferred from interest-bearing certificates or other deposit accounts.

         Roma Financial Corporation intends to use the net proceeds from the offering as follows:

                                                                                                MAXIMUM,
                                      MINIMUM             MIDPOINT          MAXIMUM           As Adjusted
                                 -----------------    ----------------  -----------------   ---------------
                                           Percent             Percent            Percent           Percent
                                            of Net              of Net             of Net            of Net
                                  Amount  Proceeds    Amount  Proceeds  Amount   Proceeds   Amount  Proceeds
                                  ------  --------    ------  --------  ------   --------   ------  --------
                                                              (Dollars in thousands)
Gross offering proceeds......... $57,375             $67,500            $77,625            $89,269
Less offering expenses..........   1,658               1,774              1,890              2,024
                                 -------             -------            -------            -------
   Estimated net proceeds.......  55,717   100.0%     65,726   100.0%    75,735   100.0%    87,245   100.0%
Less:
Investment in Roma Bank.........  27,859    50.0%     32,863    50.0%    37,868    50.0%    43,623    50.0%
Loan to employee
     stock ownership plan.......   4,743     8.5%      5,580     8.5%     6,417     8.5%     7,380     8.5%
                                 -------             -------            -------            -------
Proceeds retained by
   Roma Financial
   Corporation.................. $23,116    41.5%    $27,283    41.5%   $31,451    41.5%   $36,243    41.5%
                                 =======             =======            =======            =======

         We will use 50% of the net proceeds from the offering to make a capital contribution to Roma Bank. We will also lend the Roma Bank's employee stock ownership plan cash to enable the plan to buy up to 8% of the shares sold in the offering and contributed to the foundation. If the employee stock ownership plan does not buy the full amount of its intended common stock purchase in the offering, it may purchase shares of common stock in the open market after the stock offering. If the purchase price of the common stock is higher than $10 per share, the amount of proceeds required for the purchase by the employee stock ownership plan will increase and the resulting stockholders' equity will decrease. The balance of the net proceeds will be retained by Roma Financial Corporation and used for general business purposes, which may include investment in securities, repurchasing shares of our common stock, paying cash dividends or supporting acquisitions. However, under current regulations of the Office of Thrift Supervision, we may not repurchase shares of our common stock during the first year following the offering, except where extraordinary circumstances exist and with prior regulatory approval. We will initially invest these proceeds in short term investment securities.

         The funds received by Roma Bank will be used for general business purposes, including originating loans and purchasing securities.

         In addition to building our core banking business through internal growth and de novo branching, we will also actively consider expansion opportunities such as the acquisition of other financial institutions or financial services companies. We acquired a title insurance company in 2005 and may seek to acquire a second title insurance company. We also intend to establish a de novo bank to target a particular ethnic market niche and hold a majority interest in such bank. We do not, however, have any current understandings, agreements or arrangements in connection with any of these plans and there can be no assurance that we will be successful in implementing these plans or our growth strategy. We may have difficulty finding suitable sites for de novo branches, identifying suitable mergers and acquisitions and successfully acquiring other financial institutions or financial services companies and successfully establishing a profitable de novo bank.

                         OUR POLICY REGARDING DIVIDENDS

         We have not yet established a definitive dividend policy or determined the amount or timing of cash dividends that Roma Financial Corporation may pay after the offering. Future declarations of dividends by the Board of Directors will depend on a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. The timing, frequency and amount of dividends will be determined by the Board. There can be no assurance that dividends will in fact be paid on the stock or that, if paid, dividends will not be reduced or eliminated in future periods.

         Roma Financial Corporation's ability to pay dividends may also depend on the receipt of dividends from Roma Bank, which is subject to a variety of regulatory limitations on the payment of dividends. See Regulation - Regulation of Roma Bank - Dividend and Other Capital Distribution Limitations on page ___. Furthermore, as a condition to the Office of Thrift Supervision giving its authorization to conduct the stock offering, Roma Financial Corporation has agreed that it will not initiate any action within one year of completion of the stock offering in the furtherance of payment of a special distribution or return of capital to stockholders of Roma Financial Corporation

         If Roma Financial Corporation pays dividends to its stockholders, it is anticipated that dividends payable to Roma Financial Corporation, MHC would be waived. We must notify the Office of Thrift Supervision of any proposed dividend waiver by Roma Financial Corporation, MHC. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's member. Under Office of Thrift Supervision regulations, these dividend waivers would not result in dilution to public stockholders in the event that Roma Financial Corporation, MHC converts to stock form in the future. See Regulation
- Regulation of Roma Financial Corporation on page ___.

                              MARKET FOR THE STOCK

         There is not, at this time, any market for Roma Financial Corporation's stock. We have applied to have our common stock listed for trading on the Nasdaq National Market under the symbol "ROMA." Sandler O'Neill + Partners, L.P. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

         The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of our stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock. We cannot assure you that an active and liquid trading market for the shares of common stock will develop or, if developed, will be maintained. Nor can we assure you that, if you purchase shares of common stock in the offering, you will be able to sell them at a price equal to or above $10.00 per share.

                                 CAPITALIZATION

         Set forth below is the historical capitalization as of December 31, 2005 of Roma Financial Corporation and the pro forma capitalization of Roma Financial Corporation as of December 31, 2005 after giving effect to the offering. The table also gives effect to the assumptions set forth under Pro Forma Data on page ___.

                                                                           Pro Forma Capitalization at December 31, 2005
                                                                    --------------------------------------------------------------
                                                        Roma                                                            Maximum,
                                                     Financial        Minimum        Midpoint          Maximum        as adjusted
                                                    Corporation      5,737,500       6,750,000        7,762,500        8,926,875
                                                   Historical, at   shares sold     shares sold      shares sold      shares sold
                                                    December 31      at $10.00       at $10.00        at $10.00        at $10.00
                                                        2005         per share       per share        per share      per share(1)
                                                  ---------------    ---------       ---------        ---------      ------------
                                                                                  (In thousands)
Deposits(2).......................................    $643,813        $643,813        $643,813         $643,813          $643,813
Borrowed funds....................................       9,702           9,702           9,702            9,702             9,702
                                                      --------        --------        --------         --------          --------
Total deposits and borrowed funds.................    $653,515        $653,515        $653,515         $653,515          $653,515
                                                      ========        ========        ========         ========          ========
Stockholders' equity:
  Preferred stock, $0.10 par value, 5,000,000
    shares authorized; none to be issued..........           -              --              --               --                --
  Common stock, $0.10 par value,
    45,000,000 shares authorized, assuming
    shares outstanding as shown(3)(4)(5)..........           1           1,913           2,250            2,588             2,976
Additional paid-in capital(3)(4)(5)...............         799          53,804          63,476           73,147            84,449
Retained earnings.................................     137,820         137,820         137,820          137,820           137,820
Accumulated other comprehensive
   income, net of tax.............................          38              38              38               38                38
Tax benefit of contribution to foundation(6)......          --             669             788              906             1,041
Less:
  Contribution to foundation......................          --            (200)           (200)            (200)             (200)
  Common stock acquired by
    employee stock ownership plan(7)..............          --          (4,743)         (5,580)          (6,417)           (7,380)
  Common stock acquired by restricted
     stock plan(8)................................          --          (3,749)         (4,410)          (5,072)           (5,832)
                                                      --------        --------        --------         --------          --------
Total stockholders' equity........................    $138,658        $185,552        $194,182         $202,810          $212,912
                                                      ========        ========        ========         ========          ========

--------------------
(1) As adjusted to give effect to an increase in the number of shares sold which could occur due to an increase in the independent valuation and a commensurate increase in the offering range of up to 15% to reflect changes in market and financial conditions.

(2) Does not reflect withdrawals from deposit accounts for the purchase of stock in the offering. Any withdrawals would reduce pro forma deposits by an amount equal to the withdrawals.

(3) Pro forma data includes shares to be held by Roma Financial Corporation, MHC after completion of the stock offering. Roma Financial Corporation, MHC is currently the sole stockholder of Roma Financial Corporation and holds 10,000 shares of common stock of Roma Financial Corporation. Upon completion of the offering, Roma Financial Corporation, MHC will hold 69% of the total shares of Roma Financial Corporation to be outstanding.

(4) No effect has been given to the issuance of additional shares of stock pursuant to any stock option plan that may be adopted by Roma Financial Corporation and presented for approval by the stockholders after the offering. An amount equal to 4.9% of the total number of shares outstanding after the offering, including shares held by Roma Financial Corporation, MHC and shares held by the charitable foundation, would be reserved for issuance upon the exercise of options to be granted under the stock option plan following the stock offering. See Management - Potential Stock Benefit Plans - Stock Option Plan on page ___.

(5) The historical additional paid-in capital amount represents the initial capitalization of the mid-tier holding company upon its formation in 2005 ($800,000 was received by Roma Financial Corporation for the 10,000 shares issued to Roma Financial Corporation, MHC). The pro forma additional paid-in capital amounts include this initial $800,000 capitalization. The pro forma additional paid-in capital amounts represent the net offering proceeds plus the market value of the shares issued to the charitable foundation, less the par value of outstanding shares. Because Roma
     Financial Corporation is selling only 30% of the total shares to be outstanding upon completion of the offering, the additional paid- in capital represents the net proceeds for the sale of those shares, less the par value of all of the shares outstanding upon completion of the offering including the shares that will be held by Roma Financial Corporation, MHC.

(6) Represents the tax effect of the contribution to the charitable foundation based on a 34% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable foundations equal to 10% of Roma Financial Corporation's annual taxable income, subject to our ability to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(7) Assumes that 8% of the shares sold in the offering and contributed to the foundation will be purchased by the employee stock ownership plan, and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Roma Financial Corporation, concurrent with the offering. For an estimate of the impact of the loan on earnings, see Pro Forma Data on pages ___ to ____. Roma Bank intends to make scheduled discretionary contributions to the employee stock ownership plan sufficient to enable the plan to service and repay its debt over a ten year period. The amount of shares to be acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page ___. If the employee stock ownership plan is unable to purchase stock in the stock offering due to an oversubscription in the offering by eligible account holders having first priority, and the purchase price in the open market is greater than the original $10.00 price per share, there will be a corresponding reduction in stockholders' equity. See The Stock Offering - Subscription Offering - Subscription Rights on page ___.

(8) Assumes that an amount equal to 1.96% of the total number of shares outstanding after the offering, including shares held by Roma Financial Corporation, MHC and shares held by the charitable foundation, is purchased by the restricted stock plan following the stock offering. The stock purchased by the restricted stock plan is reflected as a reduction of stockholders' equity. See footnote (2) to the table under Pro Forma Data on pages ___ to ___.

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the stock cannot be determined until the offering is completed. However, investable net proceeds to Roma Financial Corporation are currently estimated to be between $48.4 million and $65.9 million ($76.0 at the adjusted maximum), based on the following assumptions:

o shares sold in the offering will be sold in either the subscription offering or the community offering, with no shares being sold in a syndicated community offering;

o an amount equal to the cost of purchasing 8% of the shares sold in the offering and contributed to the foundation will be loaned to the employee stock ownership plan to fund its purchase at an assumed purchase price of $10.00 per share;

o an amount equal to 1.96% of the total number of outstanding shares, including shares held by Roma Financial Corporation, MHC and shares held by the charitable foundation, will be acquired by the restricted stock plan through open market purchases at an assumed purchase price of $10.00 per share;

o expenses of the offering, including the fees and expenses of Sandler O'Neill + Partners, L.P., are estimated to be between approximately $1.7 million at the midpoint and $1.9 million at the maximum ($2.0 million at the adjusted maximum); and

o    cash totaling $200,000 will be contributed to the charitable foundation.

         The following table sets forth Roma Financial Corporation's historical net income and stockholders' equity prior to the offering and pro forma net income and stockholders' equity giving effect to the offering. In preparing this table and in calculating pro forma data, we have made the following assumptions:

o Pro forma earnings have been calculated assuming the stock had been sold at the beginning of the period and the net proceeds had been invested at an average yield of 4.38% for the year ended December 31, 2005, which approximates the yield on a one-year U.S. Treasury bill on December 31, 2005. The yield on a one-year U.S. Treasury bill, rather than an arithmetic average of the average yield on interest-earning assets and the average rate paid on deposits, has been used to estimate income on net proceeds because we believe that the one-year U.S. Treasury bill rate is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering. The pro forma after-tax yield (based upon a 35% tax rate) on the net proceeds is assumed to be 2.85% for the year ended December 31, 2005.

o We assumed that 8% of the shares sold in the offering and contributed to the foundation were purchased in the offering by Roma Bank's employee stock ownership plan at a price of $10.00 per share using funds borrowed from Roma Financial Corporation. We assumed that Roma Bank would make annual contributions to the plan in an amount at least equal to the principal and interest requirement of the loan. We have assumed a 10-year amortization period for the loan. The stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. See Management - Potential Stock Benefit Plans - Employee Stock Ownership Plan on page ___.

o We assumed that the stock option plan had been approved by stockholders of Roma Financial Corporation and that Roma Financial Corporation had reserved for future issuance upon the exercise of options to be granted under the plan an amount of stock equal to 4.9% of the total number of shares outstanding after the offering, including shares held by Roma Financial Corporation, MHC and shares held by the foundation. We assumed that options for all shares reserved under the plan were granted to plan participants at the beginning of the period and that 30% of the options granted were non-qualified options for income tax purposes. We assumed that the options would vest at a rate of 20% per year and that compensation expense would be recognized on a straight-line basis over the 5-year vesting period. See Management - Potential Stock Benefit Plans - Stock Option Plan on page ___.

o We assumed that the restricted stock plan had been approved by stockholders of Roma Financial Corporation and that the restricted stock plan had acquired an amount of stock equal to 1.96% of the total number of shares outstanding after the offering, including shares held by Roma Financial Corporation, MHC and shares held by the charitable foundation, at the beginning of the periods presented through open market purchases at a price of $10.00 per share using funds contributed to the restricted stock plan by Roma Bank. We assumed that all shares held by the plan were granted to plan participants at the beginning of the period, that the shares would vest at a rate of 20% per year and that compensation expense will be recognized on a straight-line basis over the 5-year vesting period. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page ___.

o An effective tax rate of 35% is used in calculating the pro-forma net income.

o We did not include any withdrawals from deposit accounts to purchase shares in the offering.

o Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of stock, as adjusted in the pro forma net earnings per share to give effect to the purchase of shares by the employee stock ownership plan.

o Pro forma stockholders' equity amounts have been calculated as if the stock had been sold on December 31, 2005 and no effect has been given to the assumed earnings effect of the transaction.

         The following pro forma data relies on the assumptions we outlined above, and this data does not represent the fair market value of the common stock, the current value of assets or liabilities, or the amount of money that would be distributed to stockholders if Roma Financial Corporation were liquidated. The pro forma data does not predict how much we will earn in the future. You should not use the following information to predict future results of operations.

         The following table summarizes historical and pro forma data of Roma Financial Corporation at or for the year ended December 31, 2005 based on the assumptions set forth above and in the notes to the tables and should not be used as a basis for projections of market value of the stock following the stock offering. Pro forma stockholders' equity per share does not take into account the effect of intangible assets or the impact of the bad debt allowance if Roma Financial Corporation were liquidated.

                                                                 At or For the Year Ended December 31, 2005
                                                         -------------------------------------------------------
                                                                                                    Maximum,
                                                           Minimum       Midpoint       Maximum    as adjusted
                                                           5,737,500     6,750,000     7,762,500     8,926,875
                                                          shares sold   shares sold   shares sold   shares sold
                                                          at $10.00      at $10.00     at $10.00    at $10.00
                                                           per share     per share     per share     per share
                                                         ------------  -------------  --------------- ---------
                                                       (Dollars in thousands, except share and per share amounts)
Gross proceeds ........................................   $  57,375     $  67,500     $  77,625     $  89,269
Less expenses .........................................      (1,658)       (1,774)       (1,890)       (2,024)
                                                          ---------     ---------     ---------     ---------
   Estimated net proceeds .............................      55,717        65,726        75,735        87,245
Less ESOP funded by Roma Financial Corporation ........      (4,743)       (5,580)       (6,417)       (7,380)
Less restricted stock plan adjustment .................      (3,749)       (4,410)       (5,072)       (5,832)
Less cash contribution to charitable foundation .......        (200)         (200)         (200)         (200)
                                                          ---------     ---------     ---------     ---------
   Estimated investable net proceeds ..................   $  47,025     $  55,536     $  64,046     $  73,833
                                                          =========     =========     =========     =========

Net Income:
   Historical .........................................   $   7,535     $   7,535     $   7,535     $   7,535
   Pro forma income on net proceeds ...................       1,340         1,583         1,825         2,104
   Pro forma ESOP adjustment(1) .......................        (308)         (363)         (417)         (480)
   Pro forma restricted stock plan adjustment(2) ......        (487)         (573)         (659)         (758)
   Pro forma option adjustment (3) ....................        (679)         (799)         (919)       (1,057)
                                                          ---------     ---------     ---------     ---------
   Pro forma net income(1)(2)(3)(4) ...................   $   7,401     $   7,383     $   7,365     $   7,344
                                                          =========     =========     =========     =========
   Pro forma earnings per share .......................   $    0.40     $    0.34     $    0.29     $    0.25

Stockholders' equity:
   Historical .........................................   $ 138,658     $ 138,658     $ 138,658     $ 138,658
   Estimated net proceeds .............................      55,717        65,726        75,735        87,245
   Shares issued to the charitable foundation .........         669           788           906         1,041
   Less: Cash contribution to the charitable foundation        (200)         (200)         (200)         (200)
   Less: Common Stock acquired by the ESOP(1) .........      (4,743)       (5,580)       (6,417)       (7,380)
   Less: Common Stock acquired by the restricted
            stock plan(2) .............................      (3,749)       (4,410)       (5,072)       (5,832)
                                                          ---------     ---------     ---------     ---------
   Pro forma stockholders' equity(4) ..................     186,353       194,982       203,610       213,533
   Intangible assets ..................................         572           572           572           572
                                                          ---------     ---------     ---------     ---------
   Pro forma tangible stockholders' equity(4) .........   $ 185,781     $ 194,410     $ 203,038     $ 212,961
                                                          =========     =========     =========     =========

   Pro forma book value per share .....................   $    9.74     $    8.67     $    7.87     $    7.18
   Pro forma tangible book value per share ............   $    9.71     $    8.64     $    7.85     $    7.16


Offering price as a percentage of pro forma
   book value per share ...............................       102.7%        115.3%        127.1%        139.3%
                                                          =========     =========     =========     =========

Offering price to pro forma earnings per share ........       25.0x         29.4x         34.5x         40.0x
                                                          =========     =========     =========     =========

-----------------------
(1) The pro forma net earnings assumes: (i) that Roma Bank's contribution to the employee stock ownership plan for the principal portion of the debt service requirement for the year ended December 31, 2005 was made at the end of the period; and (ii) that 47,430, 55,800, 64,170 and 73,800 shares at the minimum, midpoint, maximum, and the adjusted maximum, respectively, were committed to be released during the year ended December 31, 2005, at an average fair value of $10.00 per share and were accounted for as a charge to expense. If the fair market value per share at the time shares are committed to be released is different than $10.00 per share, the related expense recognized will be different.

(2) The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.92%, pro forma net income per share for the year ended December 31, 2005 would be $0.41, $0.36, $0.32 and $0.28 at the minimum, midpoint, maximum and the adjusted maximum, respectively, and pro forma stockholders' equity per share at December 31, 2005 would be $9.75, $8.69, $7.91 and $7.23 at the minimum, midpoint, maximum and the adjusted maximum, respectively. If the actual cost of the shares acquired by the restricted stock plan is different than $10.00 per share, the expense recognized will be different. There can be no assurance that stockholder approval of the restricted stock plan will be obtained or that the actual purchase price of the shares will be equal to $10.00 per share. See Management - Potential Stock Benefit Plans - Restricted Stock Plan on page ___.

(3) The pro forma net income assumes that the options granted under the stock option plan have a value of $4.05 per option, which was determined using the Black-Scholes-Merton option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share;
     (ii)  exercise  price is equal to the  trading  price on the date of grant;
     (iii) dividend yield of 0%; (iv) expected life of 10 years; (v) expected volatility of 17.05%; and risk-free interest rate of 4.39%. Because there is currently no market for Roma Financial Corporation's common stock, the assumed expected volatility is based on the SNL Financial MHC index. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of the options and the related expense recognized will be different. There can be no assurance that the actual fair market value per share on the date of grant, and correspondingly the exercise price of the options, will be $10.00 per share. The issuance of authorized but unissued shares of stock instead of open market purchases to fund exercises of options granted under the stock option plan would dilute the voting interests of existing stockholders by approximately 4.67%. See Management - Potential Stock Benefit Plans - Stock Option Plan on page ____.

(4) The retained earnings of Roma Financial Corporation and Roma Bank will continue to be substantially restricted after the stock offering. See Our Policy Regarding Dividends on page ___ and Regulation - Regulation of Roma Bank - Dividends and Other Capital Distribution Limitations on page ___.

(5) For purposes of calculating net income per share, only the employee stock ownership plan shares committed to be released under the plan were considered outstanding. For purposes of calculating stockholders' equity per share, all employee stock ownership shares were considered outstanding. We have also assumed that no options granted under the stock option plan were exercised during the period and that the trading price of Roma Financial Corporation common stock at the end of the period was $10.00 per share. Under this assumption, using the treasury stock method, no additional shares of stock were considered to be outstanding for purposes of calculating earnings per share or stockholders' equity per share.

                COMPARISON OF VALUATION AND PRO FORMA INFORMATION
                         WITH AND WITHOUT THE FOUNDATION

         As reflected in the table below, if the charitable foundation is not established and funded as part of the offering, Feldman Financial Advisors estimates that the pro forma valuation of Roma Financial Corporation would be greater. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, the pro forma valuation of Roma Financial Corporation is $191.3 million, $225.0 million, $258.8 million and $297.6 million with the charitable foundation, as compared to $193.8 million, $228.0 million, $262.2 million and $301.5 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that the pro forma market value of Roma Financial Corporation would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the year ended December 31, 2005, assuming the offering was completed at December 31, 2005, with and without the charitable foundation.

                                                                                                               At the Maximum,
                                       At the Minimum          At the Midpoint         At the Maximum           as Adjusted
                                        of Estimated            of Estimated            of Estimated            of Estimated
                                       Valuation Range         Valuation Range         Valuation Range         Valuation Range
                                    ----------------------  ----------------------  ----------------------  ----------------------
                                       With       Without      With      Without       With       Without      With       Without
                                    Foundation  Foundation  Foundation  Foundation  Foundation  Foundation  Foundation  Foundation
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Estimated offering amount..........   $57,375     $60,078     $67,500     $70,680     $77,625     $81,282     $89,269      $93,474
Pro forma market
   capitalization of
   offering and foundation.........    59,288      60,078      69,750      70,680      80,213      81,282      92,244       93,474
Estimated full value...............   191,250     193,800     225,000     228,000     258,750     262,200     297,563      301,530
Total assets.......................   845,455     847,542     854,084     856,504     862,712     865,465     872,635      875,771
Total liabilities..................   659,102     659,102     659,102     659,102     659,102     659,102     659,102      659,102
Pro forma stockholders' equity.....   186,353     188,440     194,982     197,402     203,610     206,363     213,533      216,669
Pro forma net income...............     7,401       7,460       7,383       7,450       7,365       7,443       7,344        7,433
Pro forma stockholders'
  equity per share.................      9.74        9.72        8.67        8.66        7.85        7.87        7.16         7.19
Pro forma net income per share.....      0.40        0.39        0.34        0.33        0.29        0.29        0.25         0.25
Pro forma pricing ratios:
Offering price as a percentage
   of pro forma stockholders'
   equity per share................    102.67      102.88      115.34      115.47      127.06      127.06      139.28       139.08
Offering price to pro forma net
  income per share.................     25.00x      25.64x      29.41x      30.30x      34.48x      34.48x      40.00x       40.00x
Pro forma financial ratios:
Return on assets...................      0.88        0.88        0.86        0.87        0.85        0.86        0.84         0.85
Return on equity...................      3.97        3.96        3.79        3.77        3.62        3.61        3.44         3.43
Equity to assets...................     22.04       22.23       22.83       23.05       23.60       23.84       24.47        24.74

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The following table presents Roma Bank's historical and pro forma capital position relative to its regulatory capital requirements as of December 31, 2005. Pro forma capital levels assume receipt by Roma Bank of 50% of the net proceeds. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see Use of Proceeds, Capitalization and Pro Forma Data on pages __ to __. The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Roma Bank, see Regulation - Regulation of Roma Bank - Regulatory Capital Requirements on page
__.

                                                                         Pro Forma at December 31, 2005
                                                ------------------------------------------------------------------------------------
                                                   Minimum               Midpoint              Maximum          Maximum, as adjusted
                                                5,737,500 shares     6,750,000 shares       7,762,500 shares      8,926,875 shares
                           Actual, at            sold at $10.00       sold at $10.00         sold at $10.00        sold at $10.00
                        December 31, 2005          per share            per share              per share             per share(1)
                     -----------------------   ------------------- --------------------- ---------------------- -------------------
                                 Percentage            Percentage            Percentage            Percentage           Percentage
                        Amount  of Assets(2)   Amount of Assets(2)   Amount of Assets(2) Amount   of Assets(2)  Amount of Assets(2)
                        ------  ------------   ------ ------------   ------ ------------ ------   ------------  ------ ------------
                                                                              (Dollars in thousands)
GAAP Capital(3)...... $137,858      17.27%   $155,982    19.11%    $159,269     19.43%   $162,555    19.76%   $166,335    20.12%

Tangible Capital..... $137,248      17.20%   $155,372    19.03%    $158,659     19.36%   $161,945    19.68%   $165,725    20.05%
Tangible Capital
  Requirement........   11,962       1.50      12,234     1.50       12,283      1.50      12,332     1.50      12,389     1.50
                      --------      -----    --------    -----     --------     -----    --------    -----    --------    -----
Excess............... $125,286      15.70%   $143,138    17.54%    $146,376     17.86%   $149,613    18.18%   $153,336    18.55%
                      ========      =====    ========    =====     ========     =====    ========    =====    ========    =====

Core Capital......... $137,248      17.20%    155,372    19.03%    $158,659     19.36%   $161,945    19.68%   $165,725    20.05%
Core Capital
  Requirement(4).....   23,944       3.00      24,488     3.00       24,586      3.00      24,685     3.00      24,798     3.00
                      --------      -----    --------    -----     --------     -----    --------    -----    --------    -----
Excess............... $113,304      14.20%   $130,884    16.03%    $134,072     16.36%   $137,260    16.68%   $140,926    17.05%
                      ========      =====    ========    =====     ========     =====    ========    =====    ========    =====

Total Risk-Based
  Capital(5)(6)...... $138,115      32.74%   $156,239    36.72%    $159,526     37.44%   $162,812    38.15%   $166,592    38.96%
Risk-Based Capital
  Requirement........   33,748       8.00      34,038     8.00       34,091      8.00      34,143     8.00      34,204     8.00
                      --------      -----    --------    -----     --------     -----    --------    -----    --------    -----
Excess............... $104,367      24.74%   $122,201    28.72%    $125,435     29.44%   $128,669    30.15%   $132,388    30.96%
                      ========      =====    ========    =====     ========     =====    ========    =====    ========    =====

Reconciliation of capital infused into
  Roma Bank:
Net proceeds infused....................     $ 27,859              $ 32,863              $ 37,868             $ 43,623
Less:
   Common stock acquired by
      employee stock ownership plan.....       (4,743)               (5,580)               (6,417)              (7,380)
   Common stock acquired by
      restricted stock plan.............       (3,749)               (4,410)               (5,072)              (5,832)
   After-tax contribution to
      charitable foundation.............       (1,243)               (1,463)               (1,682)              (1,934)
                                             --------              --------              --------             --------
Pro forma increase in GAAP and
   regulatory capital...................     $ 18,124              $ 21,411              $ 24,697             $ 28,477
                                             ========              ========              ========             ========

---------------------
(1) As adjusted to give effect to an increase in the number of shares issued which could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the offerings.
(2) Tangible and core capital levels are shown as a percentage of total adjusted assets. The risk-based capital level is shown as a percentage of
     risk-weighted   assets.
(3) Generally accepted accounting principles, referred to as "GAAP," capital includes goodwill, intangible assets and unrealized gain (loss) on available-for-sale securities, net, which are not included in regulatory capital.
(4) The current Office of Thrift Supervision core capital requirement for savings banks is 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See Regulation - Regulation of Roma Bank - Regulatory Capital Requirements on page __.
(5)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  20%
     risk-weighting.
(6) The difference between core capital and risk-based capital is attributable to the addition of general loan loss reserves of $867,000.

                                         SELECTED FINANCIAL AND OTHER DATA

         The following financial information and other data in this section for the five years ended December 31, 2005 is derived from Roma Financial Corporation's audited consolidated financial statements and should be read together with the consolidated financial statements and the notes thereto beginning on page F-1 of this document.

                                                                 At December 31,
                                          ---------------------------------------------------------
Balance Sheet Data: ...................      2005        2004        2003        2002        2001
                                          ---------   ---------   ---------   ---------   ---------
                                                                (In thousands)
Total assets ..........................   $ 797,760   $ 711,815   $ 671,728   $ 629,460   $ 577,553
Loans receivable, net .................     378,708     335,250     303,833     258,645     243,836
Mortgage-backed securities
  held to maturity ....................     150,101     138,306     135,267     146,869     181,175
Securities available for sale .........      15,514      13,543      14,044      30,197      12,457
Investment securities held to maturity      173,078     160,131     152,822      97,488      90,245
Cash and cash equivalents .............      28,089      19,944      28,218      65,418      31,664
Goodwill ..............................         572           -           -           -           -
Deposits ..............................     643,813     576,302     544,605     510,016     467,329
Federal Home Loan Bank advances .......       9,702           -                                   -
Total stockholders' equity ............     138,658     131,393     123,818     116,125     107,905


                                                        For the Year Ended December 31,
                                          ---------------------------------------------------------
                                             2005        2004        2003        2002        2001
                                          ---------   ---------   ---------   ---------   ---------
                                                                (In thousands)
Summary of Operations:
Interest income .......................   $  34,632   $  31,148   $  31,430   $  35,740   $  36,143
Interest expense ......................      10,901       7,392       8,287      12,181      15,468
                                          ---------   ---------   ---------   ---------   ---------
 Net interest income ..................      23,731      23,756      23,143      23,559      20,675
Provision for (recovery of) loan losses         128          48          85         134        (266)
                                          ---------   ---------   ---------   ---------   ---------
Net interest income after provision
  for loan losses .....................      23,603      23,708      23,058      23,425      20,941
Non-interest income ...................       2,916       1,571       1,630         791         637
Non-interest expense ..................      15,132      13,411      12,544      11,806      10,660
                                          ---------   ---------   ---------   ---------   ---------
Income before income taxes ............      11,387      11,868      12,144      12,410      10,918
Provisions for income taxes ...........       3,852       4,256       4,437       4,703       3,781
                                          ---------   ---------   ---------   ---------   ---------
Net income ............................   $   7,535   $   7,612   $   7,707   $   7,707   $   7,137
                                          =========   =========   =========   =========   =========

                                                At or For the Year Ended December 31,
                                         ----------------------------------------------------
                                           2005       2004       2003       2002       2001
                                         -------    -------    -------    -------    -------
Performance Ratios:
  Return on average assets
    (net income divided by
    average total  assets) .......         0.99%      1.10%      1.18%      1.27%      1.29%

  Return on average equity
    (net income divided by
    average equity) ..............         5.55%      6.02%      6.38%      6.87%      6.82%

  Net interest rate spread .......         3.09%      3.44%      3.48%      3.79%      3.99%

  Net interest margin on average
    interest-earnings assets .....         3.36%      3.65%      3.74%      4.04%      4.31%

  Average interest-earning
    assets to average
    interest-bearing liabilities .         1.17x      1.19x      1.19x      1.20x      1.20x

  Efficiency ratio (Non-interest
    expense divided by the sum
    of net interest income and
    non-interest income) .........        55.71%     51.69%     49.06%     48.23%     50.02%

  Non-interest expense to
    average assets ...............         1.91%      1.85%      1.81%      2.10%      2.12%

Asset Quality Ratios:(1)
  Non-performing loans to total ..         0.17%      0.23%      0.30%      0.42%      0.60%
loans

  Non-performing assets to total .         0.08%      0.11%      0.14%      0.20%      0.27%
assets

  Net charge-offs to average
   loans outstanding .............            -          -       0.01%      0.05%      0.03%

  Allowance for loan losses to
       total loans ...............         0.23%      0.22%      0.23%      0.25%      0.26%

  Allowance for loan losses to
       non-performing loans ......       134.25%     95.30%     77.31%     57.75%     43.22%

Capital Ratios:
  Average equity to average
    assets (average equity divided
    by average total assets) .....        17.90%     18.33%     18.45%     18.49%     18.88%

  Equity to assets at period end .        17.40%     18.46%     18.43%     18.45%     18.68%

  Tangible equity to tangible
       assets at period end ......        17.22%     18.45%     18.42%     18.43%     18.73%

Number of Offices ................          8          7          7          6          6

---------------
(1)  Asset quality ratios are period end ratios.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion and analysis reflects Roma Financial Corporation's consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. You should read the information in this section in conjunction with Roma Financial Corporation's consolidated financial statements and accompanying notes thereto beginning on page F-1 of this document, and the other statistical data provided in this prospectus. Unless otherwise indicated, the financial information presented in this section reflects the consolidated financial condition and results of operations of Roma Financial Corporation and its direct and indirect subsidiaries.

Overview

         Financial Condition and Results of Operations. Roma Financial Corporation's results of operations depend primarily on its net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. It is a function of the average balances of loans and investments versus deposits and borrowed funds outstanding in any one period and the yields earned on those loans and investments and the cost of those deposits and borrowed funds.

         The Bank's decision several years ago to implement a commercial lending platform proved to be a strategically prudent decision. Together with a sharp upturn in home equity lending, impressive growth in commercial loans (up 38%) during 2005 helped the Bank withstand a second year of slumping residential mortgage closings. For the first time, commercial loan originations outpaced residential mortgage originations. An aggressive competitive environment has been forcing up industry cost of funds. While the Bank was compelled to counter with selective rate offerings over the second half of 2005, which will enlarge its cost of funds ratio in the future, for 2005 as a whole, the ratio was carefully controlled and favorable. This enabled the Bank to stabilize its bottom-line, despite the persistence of low long-term interest rates.

         Net income of $7.5 million for 2005 was virtually unchanged from 2004, and represented a 0.99% return on assets. Assets, loans, deposits and capital each reached new record levels. The loan-to-asset ratio was stable at approximately 47% at both 2005 year end and 2004 year end.

         Net income benefitted during 2005 from $142,000 earned by the title company acquired in March 2005 and was improved by state corporation tax savings derived from the investment company. Net interest income was flat between years, with a $3.4 million increase in interest income more than offset by a $3.5 million increase in interest expense. While showing an increase of $1.66 million, when adjusted for the expenses of the title company, non-interest expense increased a reasonable 5%.

         Management expects that earnings in 2006 will be depressed, falling victim to the compression of net interest spread resulting from the flat yield curve that characterized the interest rate environment during 2005. The gap between funding short term deposits and pricing long term loans tightened to levels not experienced in many years. The intense competition for deposits and loans exacerbated the situation. The time-honored benchmark of the prime rate being the rate available only to the largest and most credit worthy commercial borrowers is no more. Sub-prime pricing has become more the norm; further influencing the narrowing of margin opportunity. Consequently, management does not expect that there will be sufficient net interest income to absorb the projected growth in non-interest expenses arising from the Bank's programmed expansion, repositioning and organizational restructuring. Management also expects that non-interest expenses will be higher for 2006 as a result of the accounting, legal and various other additional non-interest expenses usually associated with operating as a public company, particularly as a result of the requirements of the Sarbanes-Oxley Act of 2002. Additional annual employee compensation and benefit expenses stemming from the shares granted to employees, officers and directors under new benefit plans will also increase non-interest expenses.

Critical Accounting Policies

         Our accounting policies are integral to understanding the results reported and are described in detail in Note 1 to the consolidated financial statements beginning on page F-1 of this document. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes relate to the determination of the allowance for loan losses.

         Allowance for Loan Losses. The allowance for loan losses represents our best estimate of losses known and inherent in our loan portfolio that are both probable and reasonable to estimate. In determining the amount of the allowance for loan losses, we consider the losses inherent in our loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We utilize a segmented approach which identifies: (1) impaired loans for which specific reserves are established; (2) classified loans for which a higher allowance is established; and (3) performing loans for which a general valuation allowance is established. We maintain a loan review system which provides for a systematic review of the loan portfolios and the early identification of potential impaired loans. The review of residential real estate and home equity consumer loans, as well as other more complex loans, is triggered by identified evaluation factors, including delinquency status, size of loan, type of collateral and the financial condition of the borrower. All commercial loans are evaluated individually for impairment. Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.

         Although specific and general loan loss allowances are established in accordance with management's best estimate, actual losses are dependent upon future events and, as such, further provisions for loan losses may be necessary in order to increase the level of the allowance for loan losses. For example, our evaluation of the allowance includes consideration of current economic conditions, and a change in economic conditions could reduce the ability of our borrowers to make timely repayments of their loans. This could result in increased delinquencies and increased non-performing loans, and thus a need to make increased provisions to the allowance for loan losses, which would be a charge to income during the period the provision is made, resulting in a reduction to our earnings. A change in economic conditions could also adversely affect the value of the properties collateralizing our real estate loans, resulting in increased charge-offs against the allowance and reduced recoveries, and thus a need to make increased provisions to the allowance for loan losses. Furthermore, a change in the composition of our loan portfolio or growth of our loan portfolio could result in the need for additional provisions.

Comparison of Financial Condition at December 31, 2005 and 2004

         Total assets reached $797.8 million at December 31, 2005, $85.9 million higher than December 31, 2004. The growth was fueled primarily by an 11.7% increase in deposits, which rose $67.5 million to $643.8 million and to a lesser degree by $9.7 million in borrowed funds.

         Deposits. Intense competition for funds and rising interest rates characterized the pursuit of deposits during 2005. The Bank was compelled to begin selectively promoting competitive market rates for certificates during 2005 in order to: (i) stimulate customer growth in the Florence branch office opened in October 2003 and the Washington Town Center branch opened in September 2005 and (ii) promote customer retention in established branches. In connection with the opening of the Washington Township branch, the promotional offering joined checking account requirements to induce growth in transactional accounts.

         Certificates of deposit increased by $75.9 million (32%) during 2005. There was a $6.8 million (7%) increase in checking deposits. These increases absorbed a $15.6 million (7%) decline in savings deposits. The certificate promotions attracted 5,200 new accounts during 2005 for a total of $127 million, of which 55% were funds internally transferred and 45% represented new money. Checking account promotions were mildly successful, resulting in 262 new accounts with initial deposits of $377,000. Promotional cash bonuses of nearly $7,000 were paid to attract these checking accounts.

         Unlike in 2004, customers showed resistance to committing to long term certificates given the compression of the gap between short and long term investment opportunities. Consequently, the Bank's promotional programs mainly concentrated on shorter term certificates. However, early in the year and through the first-half of the year, the Bank was successful in attracting over $18 million in five-year certificates. As a result five-year certificates experienced the largest growth within the portfolio of nearly $22 million to $45.5 million. After the five-year certificates, the next largest increase during 2005 was in thirteen-month certificates, which increased $19 million (161%) to $31 million. Percentage wise, the largest increase was in ten-month certificates which increased 275% to $21.5 million. Except for two-year certificates, slippage occurred mostly in the mid-term certificates (fifteen to thirty-six months) which, in the aggregate, dropped $10 million (17%).

         Borrowed Money. During mid-2005 the Bank on a few occasions found it necessary to borrow overnight advances from the Federal Home Loan Bank. The thin margin between short term and longer term advance rates made it advantageous to lock in an attractive long term advance, rather than be vulnerable to an increasing overnight borrowing rate. Accordingly, in September 2005, a five year advance of $10 million, payable in monthly installments, was borrowed at 4.49%.

         Loans. The loan portfolio rose to $378.7 million from $335.3 million last year, an increase of $43.4 million, or 12.9%. The portfolio also grew only slightly as a percent of assets to 47.6% from 47.3%. Funded loans amounted to $125.3 million which consisted of: $28.3 million in residential mortgages, $57.5 million in home equity loans, $6.9 million in home equity lines of credit, and $33.8 million in commercial loans.

         Growth in home equity and commercial loans contributed $51 million or nearly 65% of the growth. The Bank experienced a reduction in residential mortgage demand, causing the portfolio balance to decline between years. Home equity activity was again robust in 2005. The Bank priced its home equity rates competitively during the year and advertised the low rates heavily. Within the portfolio, compared to

2004, mortgages contracted to 51.1% from 55.9%; home equity loans improved to 31.1% from 25.8%, and commercial loans moved to 17.7% from 14.2%.

         Commercial loans funded during the year were $33.8 million, which included loans closed during the year, as well as draws on commitments associated with loans closed in prior years. This represented a 38% increase over the prior year's volume of $24.5 million. At year end, real estate collateral secured 97% of commercial loans within the portfolio, slightly higher than the 96.5% level at the end of 2004.

         In addition, the Bank originated and sold $2.6 million in thirty-year mortgages that are not reflected in the loans receivable balance.

         Investments (Including Mortgage-Backed Securities). The steady pace of interest rate increases initiated by the Federal Reserve had a major effect on the Bank's investment strategies and opportunities to maximize yields. During the second half of 2004 and through 2005, the federal funds rate was raised thirteen times. The increases during 2005 raised the rate to 4.25% from 2.25% at the beginning of the year. As a consequence, the Bank had to reshape its investment strategy to counter the prospects of portfolio extension and investment sensitivity to rising rates.

         At the beginning of the year, despite rising rates, the yield curve was steep enough to provide a window of opportunity to capture some favorable spreads. Investments were directed to some hybrid adjustable rate mortgages and short-to-medium term mortgage-backed-securities. However, in the second half of the year, as the yield curve began to flatten and spreads compressed, it became equally attractive to resume the strategy of investing in short duration securities; principally, agency securities, some with callable features. This strategy better positions the Bank to maximize yield opportunities when interest rates increase, while also permitting it to minimize interest rate risk.

         Overall, the investment portfolios increased nearly 10% between years, moving up to $365 million from $333 million at the end of 2004.

         Higher interest rates reduced the extent of prepayment and call activity during the year. During 2005, the Bank's prepayments from mortgage-backed-securities (MBS) were relatively the same as in 2004. Prepayments of $32 million were received compared to $30 million the prior year. Fewer calls on agency bonds were experienced. Nearly $13 million in agency securities was called, compared to $43 million in 2004.

         Nearly $68 million was invested during 2005 as follows: $24 million in three-to-five year agency callable bonds; $23 million in fifteen and ten year fixed rate MBS; and $21 million in adjustable rate MBS. As a result, MBS retained their relative weight in the investment portfolio at approximately 49%, while agency securities declined to just under 50%, from 51% in 2004.

         Other Assets. Other assets increased $7.6 million (18.5%), principally reflecting an increase of $8.1 million in fixed assets; an increase of $1.6 million in other assets, and a reduction of $2.6 million in the member bank capital investment in the Federal Home Loan Bank of New York. The increase in fixed assets arose primarily from the construction costs of the corporate headquarters and branch building in Washington Township ($6.8 million); the related furnishings and equipment ($1.6 million); and other additions ($400,000); reduced by depreciation ($700,000).

Comparison of Operating Results for the Years Ended December 31, 2005 and 2004

         General. Net income for 2005 was $7.5 million and $86,000 lower than 2004. A $3.4 million increase in interest income was negated by a $3.5 million increase in interest expense. A significant $1.4 million increase in non-interest income from $910,000 for 2004 to $2.3 million for 2005 was more that offset by a $1.7 million increase in non-interest expense and an $80,000 increase in the provision for loan losses.

         Interest Income. Benefitting from a year-to-year growth in earning assets of $77.8 million and a slight improvement in rates, interest income was nearly 12% higher than last year; sharply improving on the minor decrease between 2003 and 2004. With the exception of a 4% decline in residential mortgage interest, interest income for all other major loan and investment categories increased between years.

         Despite the actions of the Federal Reserve increasing short term rates, long term rates remained relatively static. For the greater part of the year, the yield curve was slightly inclined to flat. As the year ended, a mild inverted yield curve phenomenon developed, in which the ten-year treasury rate was 2 basis points lower than the two-year rate. The resistance of longer term rates to the actions of the Federal Reserve diminished the opportunity to significantly improve loan and investment portfolio yields. Additionally, the residential mortgage "refi" boom, substituted loans within or added loans to the portfolio at lower interest rates, which have caused yield constriction.

         As homeowners took advantage of burgeoning equity in their homes, a robust home equity loan demand emerged. Originations of home equity loans achieved record proportions. The portfolio grew by 36% this year. Interest earned on home equity loans surpassed last year by 31% ($1.4 million). The Bank priced its home equity rates competitively during the year.

         Interest income from commercial lending increased 41% over 2004. The closing of several large loans during the early part of the year and the benefit of prime rate increases helped overcome the repayment of some large credits and increased commercial loan interest income to $3.3 million, nearly $1 million more than earned in the prior year. Interest earned on investments in agency securities and overnight funds also increased 19%.

         A bias towards shorter term investment of excess funds and an infusion of deposits from promotions in the fourth quarter, which enlarged overnight deposits, benefitted from rates that were more attractive than available last year, combined to increase interest income from investments by over $1 million over 2005.

         Interest on loans increased to $20.7 million from $18.7 million. The average balance of loans increased 9.9% to $349.8 million for 2005 as compared to $318.2 million for 2004 while the average yield on loans increased to 5.91% for 2005 from 5.89% for 2004. The average balance of taxable investment securities increased 10.87% to $172.6 million for 2005 as compared to $155.8 million for 2004 while the average yield on taxable investment securities rose by 23 basis points to 3.27% from 3.04%. The average balance of tax-exempt investment securities decreased 4.4% to $10.8 million for 2005 as compared to $11.3 million for 2004 while the average yield on tax-exempt investment securities went from 4.57% to 4.53%. The average balance of mortgage-backed securities increased 9.0% to $150.6 million for 2005 as compared to $138.2 million for 2004 while the average yield on mortgage-backed securities fell 15 basis points to 4.75% from 4.90%. The overall yield on interest-earning assets improved to 4.90% for 2005 from 4.79% for 2004.

         The following table shows a comparison of the categories of yearly interest income as a percentage of total interest income and the respective loan and investment portfolios as a percentage of total earning assets as of year end:


                                     (% total interest)      (% earning assets)
                                     2005          2004      2005         2004
                                     ----          ----      ----         ----
Mortgages                              33            38        26           30
Home Equity                            17            14        16           13
Commercial and Other                   10             8         9            8
Mortgage-Backed Securities (MBS)       21            22        20           21
Investments                            19            18        29           28

         The shift within interest income correlates to the change in portfolio configuration driven by interest rate changes; the dramatic drop in residential mortgage demand after the record levels of loan growth enjoyed during the refinancing boom of the prior three years; the substantial growth in home equity loans during the current year; the continuing emergence of commercial lending; the softness in the MBS market; and an emphasis on shortening the duration of the investment portfolio. The stabilization and inching up of interest rates curtailed the exceptionally high level of loan and MBS prepayments and calls on agency bonds that occurred during 2003 and 2002. This allowed the residential mortgage portfolio to increase in 2003 and stabilize in 2004 despite a substantial decline in originations. Commercial lending continues to grow, consuming nearly $34 million in available cash at rates more favorable than those available from investment alternatives. Except for a brief period in the third quarter which necessitated overnight borrowings, the continued infusion of deposits provided the funds needed to meet loan demand and maintain liquidity at targeted levels. However, during the fourth quarter, the Bank took advantage of a favorable five-year rate opportunity and borrowed $10 million from the Federal Home Loan Bank of New York.

         Interest Expense. Fueled by thirteen rate increases initiated by the Federal Reserve during the second half of 2004 and through 2005, which aggregated 325 basis points; fierce competition for funds; and a substantial growth in net deposits of $67.3 million, skewed heavily by $75.9 million in certificates, interest expense increased $3.5 million (47%) to $10.9 million.

         The upward movement in short term rates, the need to respond competitively to the extraordinarily high rates offered by competitors, and the need to stimulate deposit growth in Florence Township and upon the opening of the Washington Township branch, all combined to increase the average cost of interest- bearing liabilities for 2005 by 46 basis points to 1.81% from 1.35%.

         A shift in the deposit base more heavily towards certificates, which grew nearly 32%, had a considerable influence on the cost of funds. Helping to mitigate this to some extent is success in attracting commercial accounts. Commercial lending has generated growth in the Bank's non-interest bearing checking accounts. The Bank's utilization of a five year fixed-rate Federal Home Loan Bank advance in fourth quarter of 2005 had the effect of increasing the average cost of liabilities.

         Provision for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses inherent in our loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is established through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance. Compared to 2004, the provision for 2005 increased nearly $80,000 to $128,000. The overall growth in the loan portfolios and the higher loss provisions for commercial loans are expected to result in higher provisions going forward. Total non-performing loans fell to $654,000 at December 31, 2005 from $787,000 at December 31, 2004 and as a percentage of total loans dropped to 0.17% from 0.23%.

         Non-Interest Income. This category includes mortgage application and other mortgage related fees; fees derived from checking accounts, ATM and debit card fees, premiums received from the sale of mortgages to the Federal Home Loan Bank; income reflecting the increase in the cash-surrender value of the bank-owned life insurance ("BOLI") program; and for the first time, the operating revenue of General Abstract & Title Agency, acquired in March 2005.

         Overall, non-interest income increased by $1.4 million (73%) over the prior year, of which $1.2 million (61%) was generated by General Abstract & Title Agency. Excluding General Abstract, Bank non-interest income improved $231,000 (12%).

         An increase in dividends from the Federal Home Loan Bank of $113,000 was the principal cause of the increase in the Bank's non-interest income between years. This was joined by increases in gains on sales of assets ($65,000); improvement in ATM and debit card fees ($51,000); and an increase in checking account fees ($26,000). Other minor increases occurred in mortgage modification fees and BOLI income, while small reductions were experienced in other operating income ($18,000) and other fees and charges ($14,700).

         The recovery of a $100,000 reserve for potential environmental issues established in connection with the sale of property in Ewing Township in the early 1990's increased this category during the year and offset a reduction in premiums earned on sales of thirty-year mortgages. During the year, sixteen mortgages aggregating $2.7 million were sold to the Federal Home Loan Bank through its Mortgage Partnership Financing Program for a gross premium of $16,000 compared to a gross premium of $53,700 on the sale of twenty-six mortgages in 2004.

         The refinance boom has subsided and residential loan modifications amounted to only 3 in 2005 compared to 54 in 2004 and 307 in 2003. This increase in fee income for 2005 represents a higher level of amortization of deferred modification fees between years.

         BOLI income of $666,000 represented the largest component of the Bank's non-interest income for 2005. Based on the annual average BOLI account balance, this year's cash surrender value increase represented a tax-free yield of 4.3%, down slightly from 4.6% last year. The small increase in income of $4,600 between years resulted from the net increase in the BOLI account balance of $562,000 to $15,640,000.

         Driven entirely by a 26% improvement in interchange fee income from debit card usage, ATM and debit card combined income surpassed the prior year by 18%. Debit card fee income increased $52,000 to $252,000, while ATM fee income declined slightly to $82,500 from $83,600 last year.

         The operating revenue of General Abstract & Title Agency consisted of $794,500 in premiums earned from the placement of title insurance and $103,800 earned from property closings and settlement fees.

         Non-interest Expenses. Total non-interest expenses for 2005 were $14.5 million as compared to $12.7 million for 2004. Changes within the components of non-interest expenses were as follows.

         Compensation expense, including employee benefits, totaled $8.6 million from 2005, including $566,000 incurred by General Abstract & Title Agency. The Bank's expense increased $225,000 (2.9%) over 2004 to $8 million.

         During 2002, the Board of Directors approved an incentive-based compensation program funded through a bank-owned life insurance (BOLI) arrangement. The program includes a phantom stock appreciation rights plan; a supplemental executive retirement plan and a group-term carve out insurance plan for selected officers and management personnel. Aggregate expense for the year was $559,000 compared to $557,000 last year. The initial single premium deposits and accumulated cash surrender value aggregated $15.1 million at the beginning of the year and generated $666,000 in income during the year.

         The Bank's data and transactional processing expense category includes the on-line operational data (core processing) and ancillary applications, such as Internet-banking, ($709,000); electronic bill paying processing ($23,000); ATM/debit card processing ($393,000); transactional clearing ($474,000); and investment custodial services and cash deliveries($118,000). In the aggregate, these expenses increased moderately by $76,000 (5%) over 2004. The largest percentage increase in the data and transactional expenses category was in ATM/VISA check card (debit card) processing expense, as it increased 11% or $40,000. The increase was due to a combination of the annual increase in vendor fees and higher VISA check card transactional activity.

         The facilities expense category includes depreciation, real estate taxes, utilities, maintenance, computer support, equipment, non-core software system costs and other expenses associated with our branches and administrative facilities. For financial statement reporting these costs are classified as cost of quarters and furniture and equipment expense.

         Facilities expense increased significantly between years. It aggregated $2 million and was $510,000 (34%) higher than 2004. Included in expense for 2004 is $103,000 of expense incurred by General Abstract & Title Agency.

         Together, depreciation, real estate taxes and utilities comprise 67% of facilities expense. These expenses have been growing sharply, reflecting the renovation of branches and the addition of two branches since 2003. Total depreciation amounted to $755,000, including $20,000 from General Abstract & Title Agency, compared to $566,000 last year and was a constant 38% of total facilities expense. Real estate taxes climbed to $347,000, constituting 17% of facilities expense, compared to $287,000 and 19% last year. Utilities increased to $239,000 from $145,000 and represented 12% of facilities expense, compared to 7% last year.

         Bank cost of quarters expense (cost directly related to branch buildings and grounds) exceeded 2004 expense by $336,000 (41%). The occupancy of the new branch and corporate headquarters in Washington Township during September lifted cost of quarters expense by $262,000, accounting for 78% of the cost of quarters expense growth between years. Depreciation, real estate taxes and utilities inched- up to comprise 83% of the cost of quarters expense, compared to 80% last year. In total, they increased $123,000 over last year.

         Office and administrative expenses include directors' fees; legal fees; employee reimbursable expenses; insurance; supplies; telephone; postage and audit fees. The aggregate expense of $906,000 was 7% higher than last year. When adjusted for the inclusion of $60,000 in related expense incurred by General Abstract & Title Agency, there was a net reduction of $4,000 (.05%) over 2004 expense. The net reduction associated with the Bank was caused primarily by a combination of the following decreases and increases: decreases-$26,000 (10%) in supplies and $16,000 (10%) in directors' fees; increases-$14,000 (12%) in telephone and postage expense; $12,000 (10%) in audit fees; $11,000 (7%) in insurance; $2,000 (6%) in employee related expenses.

         Advertising and marketing expense in 2005 was $156,000 (37%) higher than 2004. During the past five years, the Bank has developed a more structured approach to advertising and marketing and now utilizes an advertising/marketing consultant and a marketing committee. From a budgetary standpoint, this expense category has been granted an aggressive percentage growth rate compared to other budgeted expenses.

         The Bank increased its overall advertising initiatives to coincide with the new corporate office and branch opening image building opportunity and to expand awareness of commercial lending capabilities. Over $100,000 of the increase of $150,000 in the Bank's expense between years was caused by consulting fees of $66,000 that were included in other operating expense in the amount of $44,000 in 2004; $8,000 in graphic design fees that were incurred for the first time this year; and the first time $25,000 sponsorship of New Jersey News Programming; and $2,500 spent creating a jingle for radio and television advertising.

         The Bank remains committed to contributing to the support of a wide array of charitable and community organizations. In accordance with Internal Revenue Service requirements, the tangible benefit ascribed to supporting charitable events is charged to promotion expense. When added to the amounts classified as contributions, the combined support to charitable organizations increases significantly. During 2005, there were approximately 300 recipients of $231,000 in contributions from the Bank,$43,000 (22%) higher than 2004.

         Other operating expenses primarily includes the costs and expenses associated with loan closings and real-estate-owned; loan losses; consulting fees; losses on overages-and-shortages and returned items; organizational dues, professional subscriptions, attendance at seminars and conferences, and miscellaneous other expenses. These expenses dropped a substantial $262,000 (36%) compared to last year to $464,000 from $726,000. The improvement in 2005 is explained in part by the robbery of the Florence Township branch in 2004 which resulted in an uninsured loss of $100,000. The largest decline between 2004 and 2005 in other operating expenses was in consulting fees. The principal areas causing the decline were reorganization expenses, advertising consulting, branch site evaluations, and architectural services. Last year consulting fee expense included the costs of reorganizing as a mutual holding company, which aggregated $92,000 in legal, accounting, OTS filing fees, and printing and postage expenses. By comparison, this year $22,000 of such related fees and expenses were incurred. Furthermore, the reclassification of the marketing consulting fees from this expense category to advertising caused a reduction of $44,000 as compared to 2004.

         Income Taxes. Income tax expense for 2005 was $3.9 million as compared to $4.3 million for 2004. The reduction reflects lower income for 2005.

         In the fourth quarter 2004, Roma Capital Investment Corporation was incorporated as a wholly- owned subsidiary of the Bank. It was capitalized with approximately $201 million in investments and mortgage-backed-securities transferred from the Bank. In New Jersey, investment companies are taxed at a rate of 3.6% rather than the business corporate rate of 9%. The pre-federal tax savings realized in 2005 was approximately $498,000, with an after-tax savings of approximately $334,000. These amounts compare to $113,000 and $75,000, respectively, for 2004.

Comparison of Operating Results for the Years Ended December 31, 2004 and 2003

         General. Net income for 2004 was $7.6 million and $94,000 lower than 2003. Net interest income improved by $613,000 as a result of interest expense falling by $892,000, which offset a $282,000 decrease in interest income. A $973,000 increase in non-interest expense and a $48,000 decrease in non-interest income were offset by a $37,000 decrease in the provision for loan losses.

         Interest Income. Interest income was nearly unchanged for 2004 and was $31.1 million as compared to $31.4 million for 2003, a less than 1% decrease. Interest on loans increased to $18.7 million from $18.0 million. The average balance of loans increased 15.2% to $318.2 million for 2004 as compared to $276.1 million for 2003 while the average yield on loans fell 63 basis points to 5.89% from 6.52%. The average balance of taxable investment securities increased 8.0% to $155.8 million for 2004 as compared to $144.2 million for 2003 while the average yield on taxable investment securities fell by 29 basis points to 3.04% from 3.33%. The average balance of tax-exempt investment securities decreased 12.6% to $11.3 million for 2004 as compared to $13.0 million for 2003 while the average yield on tax- exempt investment securities went from 4.55% to 4.57%. The average balance of mortgage-backed securities increased 3.4% to $138.2 million for 2004 as compared to $133.6 million for 2003 while the average yield on mortgage-backed securities fell 57 basis points to 4.90% from 5.47%. The overall yield on interest-earning assets dropped to 4.79% for 2004 from 5.08% for 2003.

         The following table shows a comparison of the categories of yearly interest income as a percentage of total interest income and the respective loan and investment portfolios as a percentage of total earning assets as of year end:

                                     (% total interest)       (% earning assets)
                                     2004          2003       2004         2003
                                     ----          ----       ----         ----
Mortgages                              38            38         30           32
Home Equity                            14            15         13           12
Commercial and Other                    8             4          8            5
Mortgage-Backed Securities (MBS)       22            23         21           21
Investments                            18            20         28           30

         The stabilization of interest rates curtailed the exceptionally high level of loan and MBS prepayments and calls on agency bonds that occurred during the prior two years. This allowed the residential mortgage portfolio to increase between years despite the substantial decline in originations. Commercial lending grew at a high rate, consuming nearly $21 million in available cash at rates more favorable than those available from investment alternatives.

         Interest Expense. The declining interest rate environment, prevalent since 2001, ended when the Federal Reserve raised the federal funds target rate five times in 2004. Long-terms rates had increased modestly in anticipation of the Fed's action and remained relatively consistent throughout 2004. Movement in short-term rates put pressure on the cost of short-term deposits. To lengthen the overall maturities in the certificate of deposit portfolio, promotional rates were offered during the year. The Bank's rate on six-month certificates had been substantially below the market. The Bank's maturing certificates migrated into longer-term, higher rate certificates.

         Total interest expense between years declined slightly by approximately $.9 million (11%) while deposits grew nearly $32 million.

         Except for a brief day or two of overnight borrowings, the continued infusion of deposits provided the funds needed to meet loan demand and maintain liquidity at targeted levels.

         Provision for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses inherent in our loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is established through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance. The provision for loan losses made for 2004 was $48,000 as compared to $85,000 during 2003. Total non-performing loans fell to $787,000 at December 31, 2004 from $908,000 at December 31, 2003 and as a percentage of total loans dropped to 0.23% from 0.30%.

         Non-Interest Income. Non-interest income declined a net of $399,000 (17%) from 2003. The principal causes of the decline were reductions in fees from residential loan originations and modifications and the recognition of deferred mortgage fee income ($363,000), a decline in BOLI income recognition ($107,000) and a decline in the dividend from the Federal Home Loan Bank
($91,000). These reductions offset the benefit of other increases within this category.

         Residential loan modification fee income decreased $159,000 to $7,000 as the number of modifications dwindled to 54, compared to 307 last year. However, the variance was also materially affected by the deferral of these fees beginning in October 2003, whereas previously the fees were taken directly into income.

         Deferred mortgage fee income fell nearly 50% from $411,000 to $207,000. Deferred mortgage fee income is recognized as income over the life of the related mortgage. During 2003, low rates triggered a high volume of refinancing which required the related deferred fees to be taken into income at the time of the refinancing.

         BOLI deposits of $14.5 million generated $661,000 in income during 2004 and represented the largest component of non-interest income. Based on the annual average BOLI account balance, the cash surrender value increase for 2004 represented a tax-free yield of 4.6%, down from 5.6% last year and accounted for the reduction between years.

         There were increases in the other components in this category (ATM, debit card, and checking account fees) reflecting management's concentration on improving non-interest income, and a modest 3% growth in fee bearing transactional accounts. The sale of thirty-year mortgages to the Federal Home Loan Bank through the Mortgage Partnership Financing Program was initiated this year. The gross premiums received from the sale of twenty-one mortgages amounted to $53,700.

         Non-interest Expenses. Total non-interest expenses for 2004 were $12.7 million as compared to $11.8 million for 2003. Changes within the components of non-interest expenses were as follows.

         Compensation expense, including employee benefits, totaled $7.8 million for 2004, an increase of approximately $197,000 (2.6%) over 2003. During 2002, the Board of Directors approved an incentive-based compensation program funded through a bank-owned life insurance (BOLI) arrangement. The program includes a phantom stock appreciation rights plan; a supplemental executive retirement plan and a group-term carve out insurance plan for selected officers and management personnel. Aggregate expense for 2004 was $557,000 compared to $528,000 for 2003.

         Data and transactional processing expense for 2004 increased to $106,000, a 7% increase from 2003. Reflected in this increase is a full-year's operation of the Florence Township branch office compared to approximately three months for 2003. This category includes the on-line operational data (core processing) and ancillary applications, such as Internet-banking ($695,000); electronic bill paying processing ($10,000); ATM/debit card processing ($353,000); transactional clearing ($477,000); and investment custodial services and cash deliveries ($106,000).

         Facilities expense, which aggregated $1.5 million, was $209,000 (16%) higher in 2004 as compared to 2003. Together, depreciation and real estate taxes comprised 56% of facilities expense. Depreciation of buildings and other fix assets amounted to $566,000 for 2004 and constituted 38% of facilities expense, compared to $481,000 and 37% for 2003. Real estate taxes of $287,000 represented 19% of total expense. The full year operation of the branch office in Florence Township caused $85,000 (75%) of the growth in cost directly related to branch buildings and grounds between 2004 and 2003.

         The aggregate office and administrative expense of $849,000 for 2004 was $90,000 (12%) higher than 2003. The increase was fueled by a $31,000 (14%) increase in supplies; $26,000 (34%) in audit fees; $21,000 (16%) in insurance; and $15,000 (11%) in directors' fees.

         Advertising and marketing expense in 2004 was $51,000 (14%) higher than 2003 due in part to marketing for the Florence branch office opened in October 2003.

         During 2004, there were approximately 300 recipients of $188,000 in contributions from the Bank, 12% higher than 2003.

         Other operating expenses for 2004 increased a substantial $278,000 (66%) over 2003 to total $700,000. The largest increase between years, was the cost of the reorganization as a mutual holding company, which aggregated $92,000 and included filing fees, legal and accounting fees and proxy printing and postage expenses.

         Income Taxes. Income tax expense for 2004 was $4.3 million as compared to $4.4 million for 2003. The reduction was caused primarily by lower income. The incorporation of Roma Capital Investment Corporation as a wholly-owned subsidiary of the Bank in the beginning of the fourth quarter of 2004 also helped reduce income tax expense. The subsidiary was capitalized with approximately $201 million in investments and mortgage-backed securities transferred from the Bank. In New Jersey, investment companies are taxed at a rate of 3.6% rather than the business corporate rate of 9%. The pre- federal tax savings inuring to 2004 is approximately $113,000, with a net savings of approximately $75,000.

         Average Balance Sheet. The following table sets forth certain information relating to Roma Financial Corporation at and for the periods indicated. The average yields and costs are derived by dividing income or expense by the daily average balance of assets or liabilities, respectively, for the periods presented.

                                                                            For the Year Ended December 31,
                                 At December 31,  ----------------------------------------------------------------------------------
                                      2005                    2005                      2004                         2003
                                ----------------  ---------------------------- --------------------------  -------------------------
                                          Actual                       Average                    Average                    Average
                                Actual    Yield/  Average              Yield/  Average            Yield/   Average           Yield/
                                Balance    Cost   Balance   Interest    Cost   Balance Interest    Cost    Balance Interest  Cost(1)
                                -------    ----   -------   --------    ----   ------- --------    ----    ------- --------  -------
                                                                                (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net(1)....  $378,708    5.94% $349,758    $20,662    5.91% $318,154  $18,738    5.89%  $276,078  $18,008    6.52%
 Mortgage-backed securities
    held to maturity.........   150,101    4.68   150,586      7,159    4.75   138,175    6,771    4.90    133,597    7,314    5.47
 Investment securities:(2)
   Tax-exempt................    10,824    4.44    10,829        490    4.53    11,329      518    4.57     12,959      590    4.55
   Taxable...................   177,768    3.33   172,610      5,637    3.27   155,824    4,742    3.04    144,235    4,798    3.33
 Other interest-earning
   assets(3).................    23,716    3.86    22,646        684    3.02    26,727      377    1.41     52,287      719    1.38
                               --------          --------    -------          --------  -------           --------  -------
  Total interest-earning
    assets...................   741,117    4.97   706,429     34,632    4.90   650,209   31,146    4.79    619,156   31,429    5.08
                                                             -------                    -------                     -------
Non-interest-earning assets..    56,643            50,749                       39,906                      32,746
                                -------          --------                     --------                    --------
  Total assets...............  $797,760          $757,178                     $690,115                    $651,902
                                =======           =======                      =======                     =======
Interest-bearing liabilities:
 Interest-bearing demand.....  $100,721    0.54  $100,241        477    0.48  $ 95,251      356    0.37   $ 86,028      495    0.58
 Savings and club............   208,109    0.93   219,368      1,987    0.91   227,110    1,675    0.74    216,742    2,015    0.93
 Certificates of deposit.....   314,322    3.48   279,026      8,278    2.97   224,750    5,361    2.39    215,829    5,777    2.68
 Federal Home Loan Bank
   advances..................     9,702    4.49     3,694        159    4.30         7        -    1.43          -        -
                               --------          --------    -------          --------  -------           --------  -------
  Total interest-bearing
    liabilities..............   632,854    2.19   602,329     10,901    1.81   547,118    7,392    1.35    518,599    8,287    1.60
                                                             -------                    -------                     -------
Non-interest-bearing
  liabilities................    26,055            19,327                       16,512                      13,023
                               --------          --------                     --------                    --------
 Total liabilities...........   658,909           621,656                      563,630                     531,622
Stockholders' equity.........   138,851           135,522                      126,485                     120,280
                               --------          --------                     --------                    --------
 Total liabilities and
   stockholders' equity......  $797,760          $757,178                     $690,115                    $651,902
                               ========          ========                     ========                    ========
Net interest income..........                                $23,731                    $23,754                     $23,142
                                                             =======                    =======                     =======
Interest rate spread(4)......                                           3.09%                      3.44%                       3.48%
                                                                        ====                       ====                        ====
Net yield on
  interest-earning assets(5).                                           3.36%                      3.65%                       3.74%
                                                                        ====                       ====                        ====
Ratio of average
  interest-earning assets
  to average interest-
  bearing liabilities........                        1.17x                        1.19x                      1.19x
                                                     ====                         ====                       ====

-----------------
(1) Non-accruing loans have been included in loans receivable, and the effect of such inclusion was not material.
(2)  Includes both available for sale and held to maturity securities.
(3) Includes interest-bearing deposits at other banks, federal funds purchased and Federal Home Loan Bank of New York capital stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

         Rate/Volume Analysis. The following table reflects the sensitivity of Roma Financial Corporation interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated. Each category reflects the: (1) changes in volume (changes in volume multiplied by old rate); (2) changes in rate (changes in rate multiplied by old volume); and
(3) net change. The net change attributable to the combined impact of volume and rate has been allocated proportionally to the absolute dollar amounts of change in each.

                                               Year Ended December 31,          Year Ended December 31,
                                            -----------------------------    ------------------------------
                                                    2005 vs. 2004                   2004 vs. 2003
                                            -----------------------------    ------------------------------
                                                 Increase (Decrease)              Increase (Decrease)
                                                       Due to                           Due to
                                             Volume     Rate        Net      Volume      Rate        Net
                                            -------    -------    -------    -------    -------    -------
                                                                    (In thousands)
Interest and dividend income:
 Loans receivable .......................   $ 1,858    $    66    $ 1,924    $ 2,739    $(2,009)   $   730
 Mortgage-backed securities
    held to maturity ....................       608       (220)       388        247       (790)      (543)
 Investment securities:
   Tax-exempt ...........................       (23)        (5)       (28)       (74)         2        (72)
   Taxable ..............................       504        391        895        391       (447)       (56)
 Other interest-earning assets ..........       (58)       365        307       (351)         9       (342)
                                            -------    -------    -------    -------    -------    -------
  Total interest-earning assets .........   $ 2,889    $   597    $ 3,486    $ 2,952    $(3,235)   $  (283)
                                            =======    =======    =======    =======    =======    =======

Interest expense:
 Interest-bearing demand ................   $    17    $   104    $   121    $    56    $  (195)   $  (139)
 Savings and club .......................       (57)       369        312        100       (440)      (340)
 Certificates of deposit ................     1,294      1,622      2,916        239       (655)      (416)
 Advances from Federal Home Loan Bank....        53        107        160          -          -          -
                                            -------    -------    -------    -------    -------    -------
   Total interest-bearing liabilities....   $ 1,307    $ 2,202    $ 3,509    $   395    $(1,290)   $  (895)
                                            =======    =======    =======    =======    =======    =======

Change in net interest income ...........   $ 1,582    $ 1,605    $    23    $ 2,557    $(1,945)   $   612
                                            =======    =======    =======    =======    =======    =======

Management of Interest Rate Risk and Market Risk

         Qualitative   Analysis.   Because  the   majority  of  our  assets  and
liabilities are sensitive to changes in interest rates, a significant form of market risk for us is interest rate risk, or changes in interest rates.

         We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income.

         Market interest rates have been at historically low levels. However, between June 30, 2004 and December 31, 2005, the U.S. Federal Reserve increased its target federal funds rate 13 times, from 1.00% to 4.25%. While the federal funds rate and other short-term market interest rates, which we use as a guide to our deposit pricing, have increased, intermediate- and long-term market interest rates, which we use as a guide to our loan pricing, have not increased proportionately. This has led to a "flattening" of the market yield curve, which has even "inverted" recently as short-term rates have exceeded long-term rates over an intermediate maturity horizon. The flat yield curve has hurt our interest rate spread and net interest margin because the interest rates we pay on our deposits have repriced upwards faster than the interest rates that we earn on our loans and investments. If short-term interest rates continue to rise so that the yield curve remains relatively flat or inverts further, we would expect that our net interest spread and net interest margin would continue to compress, which would hurt our net interest income.

         A falling rate environment would result in a decrease in rates we pay on deposits and borrowings, but the decrease in the cost of our funds may not be as great as the decrease in the yields on our loan portfolio and mortgage-backed securities and loan portfolios. This could cause a narrowing of our net interest rate spread and could cause a decrease in our earnings.

         Quantitative Analysis. The following table presents Roma Bank's net portfolio value as of December 31, 2005. The net portfolio values shown in this table were calculated by the Office of Thrift Supervision, based on information provided by Roma Bank.


                               At December 31, 2005
             -------------------------------------------------------------------
                                                 Net Portfolio Value
              Net Portfolio Value           as % of Present Value of Assets
              -------------------        ------------------------------------
Changes in                                           Net Portfolio   Basis Point
 Rates(1)     $ Amount   $ Change        % Change    Value Ratio      Change
 --------     --------   --------        --------    -----------      ------
            (Dollars in thousands)
+300 bp       $128,319   $36,498           (22)%         16.52%      (352) bp
+200 bp        140,409    24,408           (15)%         17.74%      (230) bp
+100 bp        153,079    11,738            (7)%         18.96%      (108) bp
   0 bp        164,817         -             -           20.04%         -
-100 bp        173,878     9,061             5%          20.82%        79  bp

----------
(1) The -200bp and -300bp scenarios are not shown due to the low prevailing interest rate environment.

         Future interest rates or their effect on net portfolio value or net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in this type of computation. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rate on certain types of assets and liabilities, such as demand deposits and savings accounts, may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable rate mortgages, generally have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above.
Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

         Notwithstanding the discussion above, the quantitative interest rate analysis presented above indicates that a rapid increase in interest rates would adversely affect our net interest margin and earnings.

Liquidity, Commitments and Capital Resources

         The Bank's liquidity, represented by cash and cash equivalents, is a product of its operating, investing and financing activities. The Bank's primary sources of funds are deposits, amortization, prepayments and maturities of mortgage-backed securities and outstanding loans, maturities of investment securities and funds provided from operations. In addition, the Bank invests excess funds in short-term interest-earning assets such as overnight deposits or U.S. agency securities, which provide liquidity to meet lending requirements. While scheduled payments from the amortization of loans and mortgage-backed securities and maturing investment securities and short-term investments are relatively predictable sources of funds, general interest rates, economic conditions and competition greatly influence deposit flows and prepayments on loans and mortgage-backed securities.

         The Bank is required to have enough investments that qualify as liquid assets in order to maintain sufficient liquidity to ensure a safe operation. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. The Bank attempts to maintain adequate but not excessive liquidity, and liquidity management is both a daily and long-term function of business management.

         The Bank reviews cash flow projections regularly and updates them in order to maintain liquid assets at levels believed to meet the requirements of normal operations, including loan commitments and potential deposit outflows from maturing certificates of deposit and savings withdrawals. At December 31, 2005, the Bank had outstanding commitments to originate loans of $10.9 million, construction loans in process of $7.7 million and unused lines of credit of $35.4 million. Certificates of deposit scheduled to mature in one year or less at December 31, 2005, totaled $200.5 million.

         While deposits are the Bank's primary source of funds, the Bank also generates cash through borrowings from the Federal Home Loan Bank of New York (the "FHLB"). The Bank has traditionally enjoyed cash flows from deposit activities that were sufficient to meet its day-to-day funding obligations and only occasionally used its overnight line of credit or borrowing facility with the Federal Home Loan Bank. In the third quarter of 2005, however, the Bank used its overnight line of credit at the Federal Home Loan Bank to meet daily operations. In the fourth quarter of 2005, the Bank took a five year advance from the Federal Home Loan Bank to meet the strong demand for loans. At December 31, 2005, the Bank's borrowing limit with the Federal Home Loan Bank was $148 million.

         The  following  table   discloses  our   contractual   obligations  and
commitments as of December 31, 2005.

                                                     Less Than                              After
                                           Total       1 Year    1-3 Years     4-5 Years    5 Years
                                          -------     -------     -------       -------     -------
                                                             (In thousands)
Federal Home Loan Bank advances ......... $ 9,702     $ 1,839     $ 3,934       $ 3,929     $     -
                                          =======     =======     =======       =======     =======

                                           Total
                                          Amounts    Less Than                               Over
                                         Committed     1 Year    1-3 Years     4-5 Years    5 Years
                                          -------     -------     -------       -------     -------
                                                             (In thousands)
Lines of credit(1) ...................... $35,365     $35,365     $     -       $     -     $     -
Construction loans in process ...........   7,659       7,659           -             -           -
Other commitments to extend credit(1)....  10,919      10,919           -             -           -
                                          -------     -------     -------       -------     -------
    Total ............................... $53,943     $53,943     $     -       $     -     $     -
                                          =======     =======     =======       =======     =======

----------------
(1)  Represents amounts committed to customers.

         Consistent with its goals to operate a sound and profitable financial organization, the Bank actively seeks to maintain its status as a well-capitalized institution in accordance with regulatory standards. As of December 31, 2005, the Bank exceeded all capital requirements of the Office of Thrift Supervision (the "OTS").

Off-Balance Sheet Arrangements

         We are a party to financial instruments with off-balance-sheet risk in the normal course of our business of investing in loans and securities as well as in the normal course of maintaining and improving Roma Bank's facilities. These financial instruments include significant purchase commitments, such as commitments related to capital expenditure plans and commitments to purchase investment securities or mortgage-backed securities, and commitments to extend credit to meet the financing needs of our customers. At December 31, 2005, other than a commitment to purchase $1.0 million of securities, we had no significant off-balance sheet commitments.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance-sheet instruments. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. For additional information regarding our outstanding lending commitments at December 31, 2005, see Note 13 to the consolidated financial statements beginning on page F-1.

Impact of Inflation

         The financial statements included in this document have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Our primary assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturities of our assets and liabilities are critical to the maintenance of acceptable performance levels.

         The principal effect of inflation on earnings, as distinct from levels of interest rates, is in the area of non-interest expense. Expense items such as employee compensation, employee benefits and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans that we have made. We are unable to determine the extent, if any, to which properties securing our loans have appreciated in dollar value due to inflation.

Recent Accounting Pronouncements

         On December 16, 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment," which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." This statement will require that all share-based payments to employees, including grants of employee stock options, be recognized as compensation costs in the financial statements based on their fair values. The effective date of this statement was delayed until fiscal years beginning after June 15, 2005. We will adopt this standard as required, and management has not calculated the effect on our financial statements as we have not adopted any stock-based benefit plans.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29," which eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The statement defines a non-monetary exchange with commercial substance as one in which the future cash flows of an entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005. We will adopt this statement as required, and management does not believe the adoption will have a material effect on its results of operations or financial position.

         In March 2005, the FASB issued FASB Staff Position ("FSP") FIN 46(R)-5 "Implicit Variable Interests under FASB Interpretation No. 46, Consolidation of Variable Interest Entities." FSP FIN 46(R)-5 provides guidance for a reporting enterprise that holds an implicit variable interest in a variable interest entity ("VIE") and is also a related party to other variable interest holders. This guidance requires that if the aggregate variable interests held by the reporting enterprise and its related parties would, if held by a single party, identify that party as the primary beneficiary, then the party within the related party group that is most closely associated with the VIE is the primary beneficiary. The effective date of FSP FIN 46(R)-5 is the first reporting period ending after December 15, 2005 with early application permitted for periods for which financial statements have not been issued. We do not believe that implementation of this FSB will have a material effect on its results of operations or financial position as it does not have any Variable Interest Entities.

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. The statement provides guidance for determining whether retrospective application of a change in accounting principle is impracticable. The statement also addresses the reporting of a correction of error by restating previously issued financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt this statement as required, and management does not believe the adoption will have a material effect on its results of operations or financial position.

                   BUSINESS OF ROMA FINANCIAL CORPORATION, MHC

         Roma Financial Corporation, MHC is a federal mutual holding company and is subject to regulation by the Office of Thrift Supervision. Roma Financial Corporation, MHC currently owns 100% of the outstanding common stock of Roma Financial Corporation. So long as Roma Financial Corporation, MHC is in existence, it will at all times own a majority of the outstanding common stock of Roma Financial Corporation.

         The primary business activity of Roma Financial Corporation, MHC going forward will continue to be owning a majority of Roma Financial Corporation's common stock. Roma Financial Corporation, MHC, however, is authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities. Roma Financial Corporation, MHC does not maintain offices separate from those of Roma Bank or employ any persons other than certain of Roma Bank's officers. Officers of Roma Financial Corporation, MHC are not separately compensated for their service.

                     BUSINESS OF ROMA FINANCIAL CORPORATION

         Roma  Financial   Corporation  is  a  federal  mutual  holding  company
subsidiary and is subject to regulation by the Office of Thrift Supervision. It was organized for the purpose of being a holding company for Roma Bank.

         Roma Financial Corporation's primary activity is and will continue to be holding all of the stock of Roma Bank. Roma Financial Corporation intends to invest the proceeds of the offering as discussed under Use of Proceeds on page ___. Roma Financial Corporation does not maintain offices separate from those of Roma Bank or employ any persons other than certain of Roma Bank's officers. Officers of Roma Financial Corporation are not separately compensated for their service.

                              BUSINESS OF ROMA BANK

General

         Roma Bank is a federally-chartered stock savings bank, originally founded in 1920 as "Roma Building and Loan Association." Roma Bank's deposits are federally insured by the Savings Association Insurance Fund as administered by the Federal Deposit Insurance Corporation. Roma Bank is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Our primary business is attracting retail deposits from the general public and using those deposits, together with funds generated from operations, principal repayments on securities and loans and borrowed funds, for our lending and investing activities. Our loan portfolio consists of one- to four-family residential mortgage loans, commercial real estate mortgage loans, construction loans, commercial business loans, home equity loans and lines of credit, and other consumer loans. We invest in mortgage-backed securities, U.S. government obligations, obligations of state and political subdivisions and other securities. At December 31, 2005, our loan portfolio comprised 47.6% of our total assets, while our mortgage-backed securities portfolio and investment securities portfolio comprised 18.9% and 27.3% of total assets, respectively.

         Market Area. Our principal branch and main office is located in Robbinsville, New Jersey. Six other offices are located in Mercer County, New Jersey and one branch office is located in Burlington County, New Jersey. Our principal lending and savings market area covers Mercer, Middlesex and Burlington Counties, however, our lending has expanded into other areas in New Jersey as well as into Pennsylvania.

         Mercer County covers an area of 226 square miles and is, for the most part, a collection of sub- communities and neighborhoods, each with its own socio-economic characteristics. The city of Trenton is the principal urban center in the county. Mercer County as a whole had population growth of approximately 8% between the 1990 and 2000 national census, and the New Jersey Department of Labor projects another 15% growth by 2025.

         Our business of attracting deposits and making loans is primarily conducted within our market area. A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans. As a result, our profitability could decrease.

         Competition. We operate in a market area with a high concentration of banking and financial institutions, and we face substantial competition in attracting deposits and in originating loans. A number of our competitors are significantly larger institutions with greater financial and managerial resources and lending limits. Our ability to compete successfully is a significant factor affecting our growth potential and profitability.

         Our competition for deposits and loans historically has come from other insured financial institutions such as local and regional commercial banks, savings institutions, and credit unions located in our primary market area. We also compete with mortgage banking and finance companies for real estate loans and with commercial banks and savings institutions for consumer loans, and we face competition for funds from investment products such as mutual funds, short-term money funds and corporate and government securities. There are large competitors operating throughout our total market area, and we also face strong competition from other community-based financial institutions. Management views the Bank's primary competition as being approximately one dozen of the approximately thirty other institutions that operate in the Bank's market area, with asset sizes ranging from $150 million to $50+ billion.

Lending Activities

         We have traditionally focused on the origination of one- to four-family loans, which comprise a significant majority of the total loan portfolio. We also provide financing for commercial real estate, including multi-family dwellings/apartment buildings, service/retail and mixed-use properties, churches and non-profit properties, medical and dental facilities and other commercial real estate. After real estate mortgage lending, consumer lending is our next largest category of lending and is primarily composed of home equity loans and lines of credit. We also originate construction loans for individual single-family residences and commercial loans to businesses and non-profit organizations, generally secured by real estate.

         Loan   Portfolio   Composition.   The  following   table  analyzes  the
composition of our loan portfolio by loan category at the dates indicated.

                                                                              At December 31,
                                        --------------------------------------------------------------------------------------------
                                              2005              2004               2003               2002               2001
                                        ----------------  -----------------  ----------------- ------------------  -----------------
                                        Amount   Percent    Amount  Percent    Amount  Percent   Amount   Percent    Amount  Percent
                                        ------   -------    ------  -------    ------  -------   ------   -------    ------  -------
                                                                           (Dollars in thousands)
Type of Loans:
--------------

Real estate mortgage -
   one-to-four family..........       $191,634    49.45%  $201,385   58.95%  $201,044   65.67% $174,764    67.16%  $160,010   65.14%
Real estate mortgage -
  multi-family and
  commercial....................        53,614    13.84     42,435   12.42     26,563    8.68    11,827     4.55      6,867    2.80
Commercial business.............         2,351     0.61      1,635    0.48      1,187    0.39       336     0.13         45    0.02
Consumer:
   Home equity and
     second mortgage............       118,318    30.53     86,772   25.40     73,037   23.86    71,606    27.52     76,795   31.26
   Passbook or certificate......         1,071     0.28      1,410    0.41      1,151    0.37     1,129     0.43      1,178    0.48
   Auto.........................            41     0.01         49    0.02         55    0.02         -        -          -       -
   Other........................           465     0.12        503    0.15        527    0.17       542     0.21        738    0.30
                                      --------            --------           --------          --------            --------
     Total consumer loans.......       119,895              88,734             74,770            73,277              78,711
                                      --------            --------           --------          --------            --------
Construction....................        20,020     5.16      7,423    2.17      2,589    0.84         -        -          -       -
                                      --------   ------   --------  ------   --------  ------  --------   ------   --------  ------
     Total loans................       387,514   100.00%   341,612  100.00%   306,153  100.00%  260,204   100.00%   245,633  100.00%
                                      --------   ======   --------  ======   --------  ======  --------   ======   --------  ======
Less:
    Construction loans
       in process...............         7,659               5,151              1,065                 -                   -
   Allowance for loan
      losses....................           878                 750                702               637                 637
   Deferred loan (costs)
      and fees, net.............           269                 461                553               922               1,161
                                      --------            --------           --------          --------            --------
                                         8,806               6,362              2,320             1,559               1,798
                                      --------            --------            -------          --------            --------
     Total loans, net...........      $378,708            $335,250           $303,833          $258,645            $243,835
                                      ========            ========           ========          ========            ========

         Loan Maturity Schedule. The following tables set forth the maturity of our loan portfolio at December 31, 2005. Demand loans, loans having no stated maturity, and overdrafts are shown as due in one year or less. Loans are stated in the following tables at contractual maturity and actual maturities could differ due to prepayments.

                                                                    At December 31, 2005
                     -------------------------------------------------------------------------------------------------------------
                      Real estate     Real estate
                       mortgage -     mortgage -                 Home equity
                      one-to-four    multi-family   Commercial    and second   Passbook or
                         family     and commercial   business   mortgage loans certificate   Auto    Other  Construction    Total
                        --------    --------------   --------   -------------- -----------   ----    -----  ------------    ------
                                                                       (In thousands)
Amounts Due:
Within 1 Year.......    $     24       $ 8,942        $  561       $   1,097      $1,071     $  -    $465     $20,020     $32,180
                        --------       -------        ------        --------      ------     ----    ----     -------    --------

After 1 year:
  1 to 3 years......       1,999         3,969             -           4,332           -        -       -           -      10,300
  3 to 5 years......       1,110         3,179             -          11,151           -       41       -           -      15,481
  5 to 10 years.....      12,163         3,875           273          28,414           -        -       -           -      44,725
  10 to 15 years....      62,034        10,034         1,517          32,766           -        -       -           -     106,351
  Over 15 years.....     114,304        23,615             -          40,558           -        -       -           -     178,477
                        --------       -------        ------        --------      ------     ----    ----     -------    --------

Total due
  after one year....     191,610        44,672         1,790         117,221           -       41       -           -     355,334
                        --------       -------        ------        --------      ------     ----    ----     -------    --------
Total amount due....    $191,634       $53,614        $2,351        $118,318      $1,071     $ 41    $465     $20,020    $387,514
                        ========       =======        ======        ========      ======     ====    ====     =======    ========

         The following table sets forth the dollar amount of all loans at December 31, 2005 that are due after December 31, 2006.

                                                                 Floating or
                                                Fixed Rates    Adjustable Rates     Total
                                                -----------    ----------------     -----
                                                                (In thousands)
Real estate mortgage -
   one-to-four family ........................   $171,660         $ 19,950         $191,610
Real estate mortgage -
  multi-family and commercial ................     31,419           13,253           44,672
Commercial business ..........................      1,279              511            1,790
Consumer:
   Home equity and second mortgage loans......     91,071           26,150          117,221
   Auto ......................................         41                -               41
                                                 --------         --------         --------
       Total .................................   $295,470         $ 59,864         $355,334
                                                 ========         ========         ========

         Residential Mortgage Lending. Our primary lending activity consists of the origination of one- to four-family first mortgage loans. Fixed rate, conventional mortgage loans are offered by the Bank with repayments terms ranging from 10 years up to 30 years. One, three, five, seven and ten year adjustable rate mortgages, or ARM's, are offered with up to 30 year terms at rates based upon the one year U.S. Treasury Bill rate plus a margin. After the initial one, three, five, seven or ten year term, the Bank's ARM's reset on an annual basis and, with the exception of the seven year ARM, have two percent annual increase caps and a six percent lifetime adjustment cap. The seven year product has an initial first adjustment cap of five percent (two percent thereafter) and a lifetime adjustment cap of six percent. There are no floors on the rate adjustments.

         The Bank offers applicants the opportunity to "buy-down" their mortgage loan interest rates by remitting one to three discount points for conventional loans and one point for ARMs. Borrowers may also accelerate the repayment of their loan by taking advantage of a bi-weekly payment program.

         Substantially all residential mortgages include "due on sale" clauses, which are provisions giving the Bank the right to declare a loan immediately payable if the borrower sells or otherwise transfers an interest in the property to a third party. Property appraisals on real estate securing one- to four-family residential loans are made by state certified or licensed independent appraisers and are performed in accordance with applicable regulations and policies. The Bank requires title insurance policies on all first mortgage real estate loans originated. Homeowners, liability, fire and, if applicable, flood insurance policies are also required.

         One- to four-family first mortgage loans in excess of 80% loan-to-value for single family or detached residences and 75% on condominium units require private mortgage insurance. The Bank will originate residential mortgage loans up to a maximum of 95% loan-to-value.

         All of the Bank's residential mortgage loan products are available to finance any owner occupied, primary or secondary (e.g., vacation homes), one- to four-family residential dwelling. Loans for non- owner occupied one- to four-family residences are originated in accordance with the Bank's commercial real estate lending policies as investment properties and are included under the commercial real estate category in the loan tables set forth herein.

         We do not offer interest-only loan products because of our concerns about the credit risks associated with these products. We are currently exploring other mortgage products, including reverse mortgages as either a "for fee" originator or as a portfolio lender. We may also seek to develop new delivery channels such as maintaining a presence in the sales office of local residential builders/developers.

         Consumer Lending. The Bank offers fixed rate home equity loans and a variable rate, revolving home equity line of credit product, each with a $10,000 minimum and a $250,000 maximum loan amount. Loan requests in excess of $250,000 are considered on a case-by-case basis. There are no fees, points or closing costs associated with the application or closing of an equity loan or line of credit. All equity financing is secured by owner occupied, primary or secondary, one- to four-family residential property. Underwriting standards establish a maximum loan-to-value ratio of 80% for single family or detached residences and 75% for condominium units. Home equity loan appraisals may be done by automated appraisal valuation models for loans with a 60% or less loan-to-value ratio.

         Fixed rate home equity loans. Fixed rate home equity loans are offered with repayment terms up to twenty years and are incrementally priced at thresholds up to 60, 120, 180 and 240 months. Loan rates are reviewed weekly to ensure competitive market pricing. Underwriting guidelines prescribe a maximum debt-to-income ratio of forty percent; however the Bank will approve loans with higher debt ratios with the requirement for a risk premium of twenty-five to fifty basis points above the prevailing rate.

         Variable rate, revolving home equity lines of credit. The Bank's home equity line of credit is generally among the most competitive in its market area. Lines of credit are priced at the highest published Wall Street Journal Prime Interest Rate minus one-half of one percent, adjusted monthly with a rate ceiling of eighteen percent. Repayment terms are based upon a twenty year amortization, requiring monthly payments equivalent to 1/240th of the outstanding principal balance (or $100, whichever is greater) plus accrued interest on the unpaid balance for the billing cycle.

         If the account is paid-off and closed via cancellation of the mortgage lien then an early termination fee of $300 is charged if closed during the first twelve billing cycles, or $200 if closed during the first twenty-four billing cycles. There is no termination fee after twenty-four billing cycles.

         Account loans. The Bank grants loans to bank customers collateralized by deposits in specific types of savings/time deposit accounts. Money market deposit passbook accounts are not eligible for account loans. A ninety percent advance rate is provided at pricing three percent above the interest rate paid on the collateral account.

         Consumer lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. All consumer loans are secured with either a first or second lien position on owner occupied real estate. Account loans are fully secured. Consumer loan repayment is dependent on the borrower's continuing financial stability and can be adversely affected by job loss, divorce, illness or personal bankruptcy. The application of various federal laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans in the event of a default.

         Commercial Lending. Though the Bank has historically made loans to businesses and not-for- profit organizations, it formalized its commercial lending activities in 2003 with the establishment of a Commercial Loan
Department and the hiring of two experienced commercial lenders and other commercial lending support personnel. There are currently five full-time employees in the Commercial Loan Department, and the Bank plans to hire additional lenders and credit analysts over the next several years.

         The majority of commercial loans approved and funded are commercial real estate loans for acquisition or refinancing of commercial properties; The Bank also offers a full menu of non-mortgage commercial loan products, tailored to serve customer needs, as follows:

       o    lines of credit to finance short term working capital needs;
       o    small business revolving lines of credit;
       o    equipment acquisition lines of credit convertible to term financing;
       o    short term time notes;
       o    term financing to finance capital acquisitions; and
       o    business vehicle financing.

         Commercial loans are underwritten in compliance with banking regulations and in conformity with the Bank's commercial lending policy. Regulations of the Office of Thrift Supervision, the Bank's primary regulator, limit non-real estate commercial loans, in the aggregate, to 20% of total assets, provided that the excess of 10% of total assets must be in small business loans. The regulatory limit on commercial real estate loans is 400% of the Bank's total capital.

         We require personal guarantees on all commercial loans. Values are established by conforming real estate appraisals. The Bank's guidelines for commercial real estate collateral are as follows:


              Collateral           Maximum Loan-to-Value   Maximum Amortization
              ----------           ---------------------   --------------------
1-4 family residential (investment)         80%                  20 years
Multi-family (5+ units)                     75%                  20 years
Commercial real estate (owner               80%                  20 years
occupied)
Commercial real estate (non-                70%                  20 years
owner occupied)

         Advance rates for other forms of collateral include the following:


              Collateral                     Maximum Loan-to-Value
              ----------                     ---------------------
Commercial equipment                     80% of invoice
Owned equipment                          50% depreciated book value
Accounts receivable                      70% of eligible receivables
Inventory (including work-in-process)    50% of cost
Liquid collateral                        publicly traded marketable securities, 70%
                                         U.S.  Government  securities, 90%

         At December 31, 2005, 59% of the Bank's commercial loans were fixed rate loans and 41% were variable rate loans.

         The Bank had approximately $29.6 million (representing 45% of the total commercial loan portfolio) of fixed rate commercial real estate mortgage loans at December 31, 2005. The pricing for these loans provides for rate adjustments after an initial term (primarily five years), and at each anniversary thereafter, based on a margin plus the Bank's base rate (Wall Street Journal Prime). At December 31, 2005, the maturities for these loans were as follows:

                 Up to 5 years             $  4.4 million
                 Up to 10 years            $  2.7 million
                 Up to 15 years            $  6.3 million
                 Up to 20 years            $ 14.7 million
                 Over 20 years             $  1.5 million
                                           --------------
                         Total:            $ 29.6 million

         The Bank had approximately $8.2 million (representing 12% of the total commercial loan portfolio) of fixed rate time notes secured by commercial real estate at December 31, 2005, $7.1 million of which had maturities of one year or less. The Bank also held $1.6 million of fixed rate commercial term loans secured primarily by either equipment or real estate with maturities not exceeding ten years.

         The variable rate portion of the commercial loan portfolio at December 31, 2005 was comprised mainly of:

          o $13.3 million of variable rate commercial real estate mortgage loans (20% of the Bank's outstanding commercial loan portfolio);

          o $9.9 million of variable rate commercial construction loans (15% of the Bank's outstanding commercial loan portfolio); and

          o $3.7 million outstanding on variable rate lines of credit (5% of the Bank's outstanding commercial loan portfolio), and variable rate term notes (1%).

         The variable rate loans are indexed to the Bank's base rate (Wall Street Journal Prime) and are subject to change as the Bank's base rate changes.

         Unlike single-family residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself and the general economic environment. Commercial loans, therefore, have greater credit risk than residential mortgage or consumer loans. In addition, commercial loans generally result in larger balances to single borrowers, or related groups of borrowers, than one- to four-family loans. Commercial lending also generally requires substantially greater evaluation and oversight efforts.

         Construction Lending. We originate construction loans for residential and commercial land acquisition and development, including loans to builders and developers to construct one- to four-family residences on undeveloped real estate, apartment buildings, and retail, office, warehouse and industrial or other commercial space. Disbursements are made in accordance with inspection reports by architects, or, in the case of construction loans up to $500,000 an inspection by approved appraisers or Bank personnel. Our construction lending includes loans for construction or major renovations or improvements of borrower-occupied residences, however, the majority of this portfolio is commercial in nature.

         The Bank's guidelines for construction lending are as follows:


        Collateral            Maximum Loan-to-Value       Maximum Amortization
        ----------            ---------------------       --------------------
           Land                  60% - unimproved                1 year
                             70% - with all municipal            1 year
                                    approvals                    1 year
                                  70% - improved
 Residential & commercial      75% (or 85% of cost)     1 year, with two 6-month
      construction                                            extensions

       Construction lending is generally considered to involve a higher degree of credit risk than residential mortgage lending. If the estimate of construction cost proves to be inaccurate, we may be compelled to advance additional funds to complete the construction with repayment dependent, in part, on the success of the ultimate project rather than the ability of a borrower or guarantor to repay the loan. If we are forced to foreclose on a project prior to completion, there is no assurance that we will be able to recover all of the unpaid portion of the loan. In addition, we may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time.

         Loans to One Borrower. Under federal law, savings institutions have, subject to certain exemptions, lending limits to one borrower in an amount equal to the greater of $500,000 or 15% of the institution's unimpaired capital and surplus. Accordingly, as of December 31, 2005, our loans to one borrower legal limit was $20.7 million. However, the Bank has set an internal limit of $3.5 million for the origination of loans to one borrower with authority to exceed this internal limit vested in the board of directors. The Bank's loans to one borrower legal lending limit will be higher following the stock offering because the stock offering proceeds will increase the Bank's capital. The Bank anticipates that its internal loans to one borrower limit will rise accordingly.

         At December 31, 2005, our largest single borrower had an aggregate loan balance of approximately $3.7 million, secured by commercial real estate. Our second largest single borrower had an aggregate loan balance of approximately $3.5 million, secured by commercial real estate. Our third largest borrower had a $3.2 million commercial real estate construction loan. At December 31, 2005, the loans of these three borrowers were current and performing in accordance with the terms of their loan agreements.

         Loan Originations, Purchases, Sales, Solicitation and Processing. The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                                         For the Year Ended December 31,
                                                                     --------------------------------------
                                                                       2005          2004            2003
                                                                     --------      --------        --------
                                                                              (In thousands)
Loan originations and purchases:
  Loan originations:
    Real estate mortgage - one-to-four family.................       $ 19,139      $ 33,284        $ 89,848
    Real estate mortgage - multi-family and commercial........         28,301        21,969          19,172
    Commercial business.......................................          1,087         2,338             876
    Construction..............................................         11,326         2,697           2,022
  Consumer:
    Home equity loans and second mortgage.....................         42,347        24,172          26,347
    Passbook or certificate...................................            502           947             540
    Other.....................................................         14,479        19,066          16,961
                                                                     --------      --------        --------
  Total loan originations.....................................        117,181       104,473         155,766
                                                                     --------      --------        --------
  Loan purchases..............................................              -             -               -
                                                                     --------      --------        --------
  Loans sold (mortgage loans).................................          2,734         4,245               -
  Loan principal repayments...................................         71,053        68,855         113,882
                                                                     --------      --------        --------
  Total loans sold and principal repayments...................         73,787        73,100         113,882
                                                                     --------      --------        --------
Increase (decrease) due to other items........................              -             -               -
                                                                     --------      --------        --------
Net increase in loan portfolio................................       $ 43,394      $ 31,373        $ 41,884
                                                                     ========      ========        ========

         Our customary sources of loan applications include repeat customers, referrals from realtors and other professionals and "walk-in" customers. Our residential loan originations are largely reputational and advertising driven. We may also seek to develop new delivery channels such as maintaining a presence in the sales office of local residential builders/developers.

         It is the policy of the Bank to adhere to the residential mortgage underwriting standards of the Mortgage Partnership Finance Program of the Federal Home Loan Bank, as well the standards of Fannie Mae and Freddie Mac. The Bank generally did not sell loans into the secondary mortgage market until approximately two and one-half years ago. The Bank considered it prudent to emphasize interest rate risk protection, and generally sells all thirty year fixed rate mortgages that qualify for sale to the secondary mortgage market.

         In November 2003, the Bank entered into an Agreement with the Federal Home Loan Bank of New York to sell residential mortgages as a participating institution in its Mortgage Partnership Finance Program. The Bank agreed to deliver loans under a $5 million Master Commitment which was subsequently increased in 2005 to $10 million. Sales commenced in 2004 and, to date, $7.2 million has been delivered to the MPF program. In addition to an origination premium, the Bank also realizes income from these sales through the payment of credit enhancement fees and loan servicing income.

         Aside from participations, the Bank did not purchase loans from any third parties in the three years ended December 31, 2005. At December 31, 2005, the total outstanding balance of loan participations purchased was $1.5 million, representing a participation in a commercial construction loan with an area thrift.

         Loan Approval Procedures and Authority. Lending policies and loan approval limits are approved and adopted by the Board of Directors. Loan committees have been established to administer lending activities as provided by lending policies. Two committee members may together approve non-commercial loans up to $450,000. A majority of members is required to approve non-commercial loans that contain credit policy exceptions, with the condition that either the president or executive vice president be one of the approving members. Non-commercial loans over $450,000 require the approval of the Board of Directors.

         Commercial lending approval authority is as follows: up to $250,000, any two of the following: a commercial loan officer and either the first vice president of lending, or the president or the executive vice president; over $250,000 and up to $1.0 million, any two of the following: a commercial loan officer or the first vice president of lending and the president or the executive vice president; over $1.0 million and up to $2.0 million, the loan committee; and over $2.0 million and up to 10% of the total assets of the Bank, the Board of Directors.

Asset Quality

         Loan Delinquencies and Collection Procedures. The borrower is notified by both mail and telephone when a loan is thirty days past due. If the delinquency continues, subsequent efforts are made to contact the delinquent borrower and additional collection notices and letters are sent. When a loan is ninety days delinquent, it is our general practice to refer it to an attorney for repossession or foreclosure. All reasonable attempts are made to collect from borrowers prior to referral to an attorney for collection. In certain instances, we may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his or her financial affairs, and we attempt to work with the borrower to establish a repayment schedule to cure the delinquency.

         As to mortgage loans, if a foreclosure action is taken and the loan is not reinstated, paid in full or refinanced, the property is sold at judicial sale at which we may be the buyer if there are no adequate offers to satisfy the debt. Any property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold or otherwise disposed of. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair market value less estimated selling costs. The initial writedown of the property is charged to the allowance for loan losses. Adjustments to the carrying value of the property that result from subsequent declines in value are charged to operations in the period in which the declines occur. At December 31, 2005, we held no real estate owned.

         Loans are reviewed on a regular basis and are placed on non-accrual status when they are more than ninety days delinquent, with the exception of a passbook loan, the outstanding balance of which is collected from the related passbook account along with accrued interest and a penalty when the loan is 120 days delinquent. Loans may be placed on a non-accrual status at any time if, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. At December 31, 2005, we had approximately $654,000 of loans that were held on a non-accrual basis.

         Non-Performing Assets. The following table provides information regarding our non-performing loans. As of each of the dates indicated, we did not have any troubled debt restructurings or accruing loans which are contractually past due 90 days or more. As of each of the dates indicated, we did not have any non-performing assets other than the loans included in the table below. At December 31, 2005, the allowance for loan losses totaled $878,000, non-performing loans totaled $654,000, and the ratio of allowance for loan losses to non-performing loans was 134.25%.

                                                                                 At December 31,
                                                          -------------------------------------------------------------
                                                           2005          2004         2003          2002           2001
                                                           ----          ----         ----          ----           ----
                                                                             (Dollars in thousands)
Loans accounted for on a non-accrual basis:
  Real estate mortgage - one-to-four family.......         $563          $650         $708        $1,030         $1,031
  Home equity and second mortgage loans...........           91           137          200            73            443
                                                           ----          ----         ----        ------         ------
      Total.......................................          654           787          908         1,103          1,474
                                                           ----          ----         ----        ------         ------
Total non-performing loans........................          654           787          908         1,103          1,474
                                                           ----          ----         ----        ------         ------
Real estate owned.................................            -             -            -           138            104
                                                           ----          ----         ----        ------         ------
Total non-performing assets.......................         $654          $787         $908        $1,241         $1,578
                                                           ====          ====         ====        ======         ======
Total non-performing loans to total loans.........         0.17%         0.23%        0.30%         0.42%          0.60%
                                                           ====          ====         ====          ====           ====
Total non-performing loans to total assets........         0.08%         0.11%        0.14%         0.18%          0.26%
                                                           ====          ====         ====          ====           ====
Total non-performing assets to total assets.......         0.08%         0.11%        0.14%         0.20%          0.27%
                                                           ====          ====         ====          ====           ====

         During the year ended December 31, 2005, gross interest income of $47,000 would have been recorded on loans accounted for on a non-accrual basis if those loans had been current, and no interest on such loans was included in income for the year ended December 31, 2005.

         Classified Assets. Management, in compliance with Office of Thrift Supervision guidelines, has instituted an internal loan review program, whereby non-performing loans are classified as substandard, doubtful or loss. It is our policy to review the loan portfolio, in accordance with regulatory classification procedures, on at least a quarterly basis. When a loan is classified as substandard or doubtful, management is required to evaluate the loan for impairment. When management classifies a portion of a loan as loss, a reserve equal to 100% of the loss amount is required to be established or the loan is to be charged-off.

         An asset is considered "substandard" if it is inadequately protected by the paying capacity and net worth of the obligor or the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions, and values. Assets, or portions thereof, classified as "loss" are considered uncollectible and of so little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the Bank to a sufficient degree of risk to warrant classification in one of the aforementioned categories but which have credit deficiencies or potential weaknesses are required to be designated "special mention" by management.

         Management's classification of assets is reviewed by the Board on a regular basis and by the regulatory agencies as part of their examination process. An independent loan review firm performs periodic reviews of our commercial loan portfolios, including the verification of commercial loan risk ratings. Any disagreements in risk rating assessments require mutual consent as to the final risk rating.

         The  following  table  discloses  the   classification  of  assets  and
designation of certain loans as special mention as of December 31, 2005. At December 31, 2005, all of the classified assets and special mention designated assets were loans.


                                               At December 31,
                                       ------------------------------
                                         2005        2004        2003
                                       ------      ------      ------
                                               (In thousands)
                  Special Mention...   $  587      $  218      $  652
                  Substandard ......      133         342         501
                  Doubtful .........        -           -           -
                  Loss .............        -           -           -
                                       ------      ------      ------
                    Total ..........   $  720      $  560      $1,153
                                       ======      ======      ======

         At December 31, 2005, $239,000 of the loans classified as "special mention" and $119,000 of the loans classified as "substandard" are included under non-performing assets, as shown in the table on page __.

         Allowance for Loan Losses. The allowance for loan losses is a valuation account that reflects our estimation of the losses in our loan portfolio to the extent they are both probable and reasonable to estimate. The allowance is established through provisions for loan losses that are charged to income in the period they are established. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance.

         Management, in determining the allowance for loan losses, considers the losses inherent in the loan portfolio and changes in the nature and volume of our loan activities, along with general economic and real estate market conditions. We utilize a segmented approach which identifies: (1) impaired loans for which specific reserves are established; (2) classified loans for which a higher allowance is established; and (3) performing loans for which a general valuation allowance is established.

         A loan evaluated for impairment is deemed to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. We do not aggregate such loans for evaluation purposes. Payments received on impaired loans are applied first to unpaid interest and then to principal.

         We maintain a loan review system which provides for a systematic review of the loan portfolios and the early identification of potential impaired loans. The review of residential real estate and home equity consumer loans, as well as other more complex loans, is triggered by identified evaluation factors, including delinquency status, size of loan, type of collateral and the financial condition of the borrower. All commercial loans are evaluated individually for impairment.

         Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment.

         The estimation of the allowance for loan losses is inherently subjective as it requires estimates and assumptions that are susceptible to significant revisions as more information becomes available or as future events change. Future additions to the allowance for loan losses may be necessary if economic and other conditions in the future differ substantially from the current operating environment. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require the allowance for loan losses or the valuation allowance for foreclosed real estate to be increased based on its review of information available at the time of the examination, which would negatively affect our earnings.

         The following table sets forth information with respect to our allowance for loan losses at the dates indicated.

                                                                  For the Year Ended December 31,
                                               ------------------------------------------------------------------
                                                  2005           2004         2003          2002          2001
                                              -----------    -----------    ---------     ---------     ---------
                                                                      (Dollars in thousands)
Allowance balance (at beginning of period)    $       750    $       702    $     637     $     637     $     967
                                              -----------    -----------    ---------     ---------     ---------

Provision for (recovery of) loan losses ...           128             48           85           134          (265)
                                              -----------    -----------    ---------     ---------     ---------
Charge-offs:
  Real estate mortgage - one-to-four family             -              -           20           134            65
                                              -----------    -----------    ---------     ---------     ---------
      Total charge-offs ...................             -              -           20           134            65
                                              -----------    -----------    ---------     ---------     ---------
Recoveries ................................             -              -            -             -             -
                                              -----------    -----------    ---------     ---------     ---------
Net (charge-offs) recoveries ..............             -              -          (20)         (134)          (65)
                                              -----------    -----------    ---------     ---------     ---------
Allowance balance (at end of period) ......   $       878    $       750    $     702     $     637     $     637
                                              ===========    ===========    =========     =========     =========


Total loans outstanding ...................   $   387,514    $   341,612    $ 306,153     $ 260,204     $ 245,633
                                              ===========    ===========    =========     =========     =========
Average loans outstanding .................   $   349,758    $   318,154    $ 276,078     $ 255,469     $ 239,118
                                              ===========    ===========    =========     =========     =========
Allowance for loan losses as a percent of
   total loans outstanding ................         0.227%         0.220%       0.229%        0.253%        0.276%
                                              ===========    ===========    =========     =========     =========
Net loans charged off as a percent of
   average loans outstanding ..............             -%             -%        0.01%         0.05%         0.03%
                                              ===========    ===========    =========     =========     =========
Allowance for loan losses to
   non-performing loans ...................        134.25%         95.30%       77.31%        57.75%        43.22%
                                              ===========    ===========    =========     =========     =========

         Allocation of Allowance for Loan Losses. The following table sets forth the allocation of our allowance for loan losses by loan category based on the relative composition of loans in the portfolio and the percent of loans in each category to total loans, net, at the dates indicated. The portion of the loan loss allowance allocated to each loan category does not represent the total available for future losses which may occur within the loan category since the entire loan loss allowance is a valuation reserve applicable to the aggregate loan portfolio.

                                                                           At December 31,
                                  ------------------------------------------------------------------------------------------------
                                         2005               2004                2003               2002              2001
                                  -------------------- ------------------ -----------------  -----------------  -----------------
                                             Percent             Percent           Percent            Percent            Percent
                                             of Loans            of Loans          of Loans           of Loans           of Loans
                                             to Total            to Total          to Total           to Total           to Total
                                   Amount     Loans     Amount    Loans    Amount   Loans     Amount   Loans    Amount    Loans
                                   ------    -------    ------   -------   ------  -------    ------  -------   ------   ------
                                                                       (Dollars in thousands)
At end of period
   allocated to:
Real estate mortgage -
   one-to-four family......          $435      49.45%     $442    58.95%     $461    65.67%     $428   67.16%     $415    65.14%
Real estate mortgage -
   multi-family and
   commercial...............          122       13.84       93     12.42       61      8.68       29     4.55       18      2.82
Commercial business.........            5        0.61        4      0.48        3      0.39        1     0.13        -         -
Consumer:
  Home equity and
    second mortgage loans...          268       30.53      191     25.40      167     23.86      175    27.52      199     31.26
  Passbook or certificate...            2        0.28        3      0.41        3      0.37        3     0.43        3      0.48
  Auto......................            -        0.01        -      0.02        -      0.02        -        -        -         -
  Other.....................            1        0.12        1      0.15        1      0.17        1     0.21        2      0.30
Construction................           45        5.16       16      2.17        6      0.84        -        -        -         -
                                      ---       -----     ----   -------    -----   -------    -----  -------    -----  --------
     Total allowance........         $878      100.00%    $750    100.00%    $702    100.00%     $637  100.00%    $637    100.00%
                                     ====      ======     ====    ======     ====    ======      ====  ======     ====    ======

Securities Portfolio

         General. Our deposits have traditionally exceeded our loan originations, and we have invested these excess deposits primarily in mortgage-backed securities and investment securities. Our mortgage-backed securities and investment securities comprised 42% of our total assets at December 31, 2005.

         Our investment policy is designed to foster earnings and manage cash flows within prudent interest rate risk and credit risk guidelines. Generally, our investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, pledging requirements, investment quality, marketability and performance objectives. The Bank's investment policy specifies the responsibility for the investment portfolio, asset/liability management and liquidity management and establishes an oversight Investment Committee. The Investment Committee, which is comprised of at least one board member and the members of management responsible for investment decisions and accountability, meets quarterly to review the portfolio and performance risks and future purchasing strategies. The investment officer is authorized to purchase securities to the limit of $5.0 million per trade per issue with the prior approval of the president, executive vice president or investment committee.

         All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Prior to investing, consideration is given to the interest rate, tax considerations, market volatility, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered.

         Federally chartered savings banks have the authority to invest in various types of liquid assets. The investments authorized under the Bank's investment policy include U.S. government and government agency obligations, municipal securities (consisting of bond obligations of state and local governments), mortgage-backed securities, collateralized mortgage obligations and corporate bonds. On a short-term basis, our investment policy authorizes investment in federal funds, certificates of deposits and money market investments with insured institutions and with brokerage firms.

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held to maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. Statement No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

         We do not currently use or maintain a trading account. Securities not classified as "held to maturity" are classified as "available-for-sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

         At December 31, 2005 our securities portfolio did not contain securities of any issuer, other than the U.S. government or its agencies, having an aggregate book value in excess of 10% of our equity. We do not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, however, we may in the future utilize such instruments if we believe it would be beneficial for managing our interest rate risk. Further, we do not purchase securities which are not rated investment grade.

         Actual maturities of the securities held by us may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without prepayment penalties. At December 31, 2005, we had $175.3 million of callable securities, net of premiums and discounts, in our portfolio. Callable securities pose reinvestment risk because we may not be able to reinvest the proceeds from called securities at an equivalent or higher interest rate.

         Mortgage-backed Securities and Collateralized Mortgage Obligations. Mortgage-related securities represent a participation interest in a pool of one- to four-family or multi-family mortgages. We primarily invest in mortgage-backed securities secured by one- to four-family mortgages. Our mortgage-related securities portfolio includes mortgage-backed securities and collateralized mortgage obligations issued by U.S. government agencies or government-sponsored entities, such as Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, and the Federal National Mortgage Association. We do not currently invest in mortgage-related securities issued by non-government, private corporate issuers.

         The mortgage originators use intermediaries (generally government agencies and government-sponsored enterprises, but also a variety of private corporate issuers) to pool and repackage the participation interests in the form of securities, with investors such as us receiving the principal and interest payments on the mortgages. Securities issued or sponsored by U.S. government agencies and government-sponsored entities are guaranteed as to the payment of principal and interest to investors. Privately issued non-government, corporate issuers' securities typically offer rates above those paid on government agency issued or sponsored securities, but lack the guaranty of those agencies and are generally less liquid investments.

         Mortgage-backed securities are pass-through securities typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities. The life of a mortgage-backed security thus approximates the life of the underlying mortgages. Mortgage-backed securities generally yield less than the mortgage loans underlying the securities. The characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates.

         Collateralized mortgage obligations are mortgage-derivative products that aggregate pools of mortgages and mortgage-backed securities and create different classes of securities with varying maturities and amortization schedules as well as a residual interest with each class having different risk characteristics. The cash flows from the underlying collateral are usually divided into "tranches" or classes whereby tranches have descending priorities with respect to the distribution of principal and interest repayment of the underlying mortgages and mortgage-backed securities as opposed to pass through mortgage-backed securities where cash flows are distributed pro rata to all security holders. Unlike mortgage-backed securities from which cash flow is received and risk is shared pro rata by all securities holders, cash flows from the mortgages and mortgage-backed securities underlying collateralized mortgage obligations are paid in accordance with a predetermined priority to investors holding various tranches of the securities or obligations. It is the Bank's policy to buy mortgage-derivative products that have no more risk than the underlying mortgages.

         The following table sets forth the carrying value of our securities portfolio at the dates indicated.


                                                                                 At December 31,
                                                       -------------------------------------------------------------------
                                                         2005           2004          2003           2002           2001
                                                       --------       --------      --------       --------       --------
                                                                                 (In thousands)
Securities Available for Sale:
-----------------------------
Mutual fund shares..............................       $  2,154       $  2,112      $  1,036       $  1,015       $      -
Equity securities...............................             50             50            50             50             50
Mortgage-backed securities......................            130            149           308            499            610
U.S. government obligations.....................          2,961            981         1,000         16,065              -
Obligations of state and political
    subdivisions................................         10,219         10,251        11,650         12,568         11,797
                                                       --------       --------      --------       --------       --------
      Total securities available for sale.......         15,514         13,543        14,044         30,197         12,457
                                                       --------       --------      --------       --------       --------
Investment Securities Held to Maturity:
--------------------------------------
U.S. government obligations.....................        172,264        159,257       151,889         96,495         89,491
Obligations of states and political
    subdivisions................................            814            874           933            993            754
                                                       --------       --------      --------       --------       --------
      Total investment securities
           held to maturity.....................        173,078        160,131       152,822         97,488         90,245
                                                       --------       --------      --------       --------       --------
Mortgage-Backed Securities Held to Maturity:
-------------------------------------------
Government National Mortgage Association........          7,454          9,167         9,457         14,668         20,742
Federal Home Loan Mortgage Corporation..........         80,155         60,086        54,533         75,545        100,566
Federal National Mortgage Association...........         58,389         63,913        64,944         56,656         59,867
Collateralized mortgage obligations.............          4,103          5,140         6,333              -              -
                                                       --------       --------      --------       --------       --------
      Total mortgage-backed securities
          held to maturity......................        150,101        138,306       135,267        146,869        181,175
                                                       --------       --------      --------       --------       --------
 Total..........................................       $338,693       $311,980      $302,133       $274,554       $283,877
                                                       ========       ========      ========       ========       ========

         The following table sets forth certain information regarding the carrying values, weighted average yields and maturities of our securities portfolio at December 31, 2005. This table shows contractual maturities and does not reflect repricing or the effect of prepayments. Actual maturities may differ.

                                                                At December 31, 2005
                               ----------------------------------------------------------------------------------------------------
                                                     One to            Five to            More than
                                One Year or Less    Five Years         Ten Years          Ten Years     Total Investment Securities
                               ----------------- ----------------  -----------------  ----------------- ---------------------------
                               Carrying  Average Carrying Average  Carrying  Average  Carrying  Average Carrying Average   Market
                                Value     Yield   Value    Yield    Value     Yield    Value     Yield    Value   Yield    Value
                               -------   ------- -------  -------  -------   -------  -------   -------  ------- -------  ------
                                                               (Dollars in thousands)

Mutual fund shares...........  $ 2,154    4.99% $      -       -%  $      -       -%  $     -      -%  $  2,154   4.99%   $  2,154
Equity securities............       50       -         -       -          -       -         -      -         50      -          50
U.S. government obligations..   28,998    2.42    97,767    3.08     48,459    4.40         -      -    175,224   3.34     171,609
Obligations of states and
   political subdivisions....        -       -         -       -      2,134    4.33     8,900   4.46     11,034   4.44      11,056
Government National
   Mortgage Association......        -       -     4,307    8.04        183    6.50     2,964   3.96      7,454   4.30       7,450
Federal Home Loan
   Mortgage Corporation......        -       -     4,273    5.27     28,529    6.27    47,483   5.44     80,285   4.73      79,102
Federal National Mortgage
   Association...............      107    8.00     7,506    6.54     31,643    5.26    19,133   3.13     58,389   4.73      57,800
Collateralized Mortgage
   Obligations...............        -       -         -       -          -       -     4,103   3.61      4,103   3.61       3,889
                               -------          --------           --------           -------          --------           --------
  Total......................  $31,309    2.58% $113,853    3.58%  $110,948    5.13%  $82,583   4.66%  $338,693   3.98%   $333,110
                               =======          ========           ========           =======          ========           ========

Sources of Funds

         General. Deposits are the Bank's major source of funds for lending and other investment purposes. In addition, we derive funds from loan and mortgage-backed securities principal repayments, and proceeds from the maturity and call of investment securities. Loan and securities payments are a relatively stable source of funds, while deposit inflows are significantly influenced by pricing strategies and money market conditions. If required, borrowings (principally from the Federal Home Loan Bank) may be used to supplement the amount of funds for lending and funding daily operations. Borrowings may also be utilized as part of a leverage strategy in which the borrowings fund securities purchases.

         Deposits. Our current deposit products include checking and savings accounts, certificates of deposit accounts ranging in terms from ninety-one days to seven years, and individual retirement accounts. Deposit account terms vary, primarily as to the required minimum balance amount, the amount of time that the funds must remain on deposit and the applicable interest rate.

         Deposits are obtained primarily from within New Jersey. Traditional methods of advertising are used, or may be used, to attract new customers and deposits, including radio, billboards, print media, direct mail and inserts included with customer statements. We do not currently utilize the services of deposit brokers. Premiums or incentives for opening accounts are sometimes offered. We periodically select particular certificate of deposit maturities for promotion. The Bank has a tiered savings product that offers a beneficial interest rate related to predetermined tiered balance requirements. Customers that maintain a minimum balance requirement in the tiered account are not charged a monthly service fee for the savings account or for checking accounts and also receive overdraft protection, Visa check card and coin counting services.

         The determination of deposit and certificate interest rates is based upon a number of factors, including: (1) need for funds based on loan demand, current maturities of deposits and other cash flow needs; (2) a current survey of a selected group of competitors' rates for similar products; (3) economic conditions; and (4) business plan projections. Interest rates are reviewed weekly at a meeting of the Asset Liability Committee which consists of senior management.

         A large percentage of our deposits are in certificates of deposit, which totaled 48.8% of total deposits at December 31, 2005. The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of funding than core deposits. Our liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed. To the extent that such deposits do not remain with us, they may need to be replaced with borrowings which could increase our cost of funds and negatively impact our interest rate spread and our financial condition. Historically, a significant portion of the certificates of deposit remain with us after they mature and we believe that this will continue. At December 31, 2005, $69.7 million, or 22.2%, of our certificates of deposit were "jumbo" certificates of $100,000 or more.

         The following tables set forth the distribution of average deposits for the periods indicated and the weighted average nominal interest rates for each period on each category of deposits presented.

                                                                     For the Year Ended December 31,
                                   ------------------------------------------------------------------------------------------------
                                              2005                              2004                                2003
                                   -----------------------------    -------------------------------     ---------------------------
                                                       Weighted                            Weighted                         Weighted
                                              Percent   Average                 Percent     Average               Percent   Average
                                    Average  of Total   Nominal      Average    of Total    Nominal     Average   of Total  Nominal
                                    Balance  Deposits    Rate        Balance    Deposits     Rate       Balance   Deposits    Rate
                                    -------  --------    ----        -------    --------     ----       -------   --------    ----
                                                                         (Dollars in thousands)
 Non-interest-bearing demand....  $  15,844     2.58%        -%     $ 12,613       2.25%        -%     $  9,972       1.89%      -%
 Interest-bearing demand........    100,241    16.31      0.54        95,251      17.02      0.39        86,028      16.28    0.38
 Money market demand............    114,364    18.61      1.00       119,919      21.42      0.82       113,747      21.52    0.82
 Savings and club...............    105,004    17.09      0.85       107,191      19.15      0.69       102,995      19.48    0.69
 Certificates of deposit........    279,026    45.41      3.48       224,750      40.16      2.51       215,829      40.83    2.37
                                    -------    -----                 -------      -----                 -------      -----

    Total deposits..............   $614,479   100.00%     1.83%     $559,724     100.00%     1.40%     $528,571     100.00%   1.33%
                                   ========   ======                ========     ======                ========     ======

         The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.



                                                 At December 31,
                                        ----------------------------------
                                          2005         2004         2003
                                        --------     --------     --------
                                                 (In thousands)
     Interest Rate
     0.00-1.99%...................      $  1,013     $123,439     $115,814
     2.00-2.99%...................        21,789       26,887       37,128
     3.00-3.99%...................       226,890       47,611       39,830
     4.00-4.99%...................        64,630       40,451       27,464
                                        --------     --------     --------
       Total......................      $314,322     $238,388     $220,236
                                        ========     ========     ========

         The   following   table  sets  forth  the  amount  and   maturities  of
certificates of deposit at December 31, 2005.

                                                          Amount Due
                     -------------------------------------------------------------------------------------
                       Within                                                             After
Interest Rate          1 year    1-2 years    2-3 years       3-4 years     4-5 years    5 years     Total
-------------          ------    ---------    ---------       ---------     ---------    -------     -----
                                                           (In thousands)
0.00-1.99%.........  $ 11,017      $     7      $    72         $     -       $     -       $  -    $ 11,096
2.00-2.99%.........    53,725       14,203          262               7             -          -      68,197
3.00-3.99%.........   102,208       29,416       18,610           2,196           362          9     152,801
4.00-4.99%.........    33,497        8,007        3,200           7,993        22,152        174      75,023
5.00-5.99%.........        32        6,734          120             316             -          3       7,205
                     --------      -------      -------         -------       -------       ----    --------
  Total............  $200,479      $58,367      $22,264         $10,512       $22,514       $186    $314,322
                     ========      =======      =======         =======       =======       ====    ========


         The following tables show the amount of certificates of deposit of $100,000 or more by time remaining until maturity as of the dates indicated.


                                                          At December 31, 2005
                                                          --------------------
     Maturity Period                                         (In thousands)
     ---------------
     Within three months......................                  $18,999
     Three through six months.................                   13,438
     Six through twelve months................                   13,264
     Over twelve months.......................                   24,020
                                                                -------
                                                                $69,721
                                                                =======

         Borrowings. To supplement our deposits as a source of funds for lending or investment, the Bank may borrow funds in the form of advances from the Federal Home Loan Bank. We traditionally have enjoyed cash flows from deposit activities that were sufficient to meet our day-to-day funding obligations and only occasionally used our overnight line of credit or borrowing facility with the Federal Home Loan Bank. In the third quarter of 2005, however, we used our overnight line of credit at the Federal Home Loan Bank to meet daily operations. In the fourth quarter of 2005, we took a five year advance from the Federal Home Loan Bank to meet the strong demand for loans. At December 31, 2005, the Bank's borrowing limit with the Federal Home Loan Bank was $148 million.

         At December 31, 2005, the outstanding balance of the five year advance from the Federal Home Loan Bank totaled $9.7 million. This advance has a fixed interest rate of 4.49% and matures as follows:


            Twelve Months Ending December 31,           (In thousands)

            2006................................            $1,839
            2007................................             1,923
            2008................................             2,011
            2009................................             2,103
            2010................................             1,826
            Thereafter..........................                 -
                                                            ------
                   Total........................            $9,702
                                                            ======

         Short-term Federal Home Loan Bank advances generally have original maturities of less than one year. The details of these short-term advances are presented below for the dates and periods indicated.

                                                               At or For the
                                                          Year Ended December 31,
                                                       ------------------------------
                                                         2005       2004        2003
                                                       -------    -------     -------
                                                          (Dollars in thousands)
Federal Home Loan Bank Advances:
Average balance outstanding ........................   $   775    $     7    $     -
Maximum amount outstanding at
    any month-end during the period ................   $13,000    $ 1,000    $     -
Balance outstanding at end of period ...............   $     -    $     -    $     -
Weighted average interest rate during the period....      3.70%      1.51%         -%
Weighted average interest rate at end of period.....         -%         -%         -%

         Advances from the Federal Home Loan Bank are typically secured by the Federal Home Loan Bank stock and a portion of our residential mortgage loans and by other assets, mainly securities which are obligations of or guaranteed by the U.S. government. Additional information regarding our borrowings is included under Note 9 to the consolidated financial statements beginning on page F-1.

Subsidiary Activity

         Roma Financial Corporation has no direct subsidiaries other than Roma Bank. Roma Bank has two wholly-owned subsidiaries: Roma Capital Investment
Corporation, which was incorporated under New Jersey law in 2004 as an investment subsidiary, and General Abstract & Title Agency, a New Jersey corporation.

Personnel

         As of December 31, 2005, Roma Bank had 133 full-time employees and 13 part-time employees. The employees are not represented by a collective bargaining unit, and the Bank believes its relationship with the employees is good.

Properties and Equipment

         At December  31, 2005,  our net  investment  in property and  equipment
totaled  $28.7  million,   including  land  held  for  future   development  and
construction in progress.

         The following table sets forth the location of our main office and branch offices, the year each office was opened and the net book value of each office.

                                      Year Facility    Leased or    Net Book Value at
Office Location                           Opened         Owned      December 31, 2005
---------------                           ------         -----      -----------------
                                                                     (In thousands)
Corporate Headquarters and                 2005          Owned            $14,540
Washington Town Center Office:
2300 Route 33
Robbinsville, NJ

Chambersburg Office:                       1962          Owned                302
485 Hamilton Avenue
Trenton, NJ

Mercerville Office:                        1971          Owned                823
500 Route 33
Mercerville, NJ

Yardville Office:                          1984          Owned                757
4500 South Broad Street
Yardville, NJ

West Trenton Office:                       1986          Owned                948
79 West Upper Ferry Road
West Trenton, NJ

Hamilton Center City Office:               1991          Owned              4,098
1155 Whitehorse-Mercerville Road
Hamilton, NJ

South Trenton Office:                      1993          Owned                755
1450 South Broad Street
Trenton, NJ

Florence Township Office                   2003          Owned              2,561
2150 Route 130 North
Florence Township
Burlington, NJ

Legal Proceedings

         Roma Bank, from time to time, is a party to routine litigation which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans, and other issues incident to our business. There were no lawsuits pending or known to be contemplated against Roma Financial Corporation or Roma Bank at December 31, 2005 that would have a material effect on our operations or income.

                                   REGULATION

         Roma Bank and Roma Financial Corporation operate in a highly regulated industry. This regulation establishes a comprehensive framework of activities in which a savings and loan holding company and federal savings bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors. Set forth below is a brief description of certain laws that relate to the regulation of Roma Bank and Roma Financial Corporation. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

         Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution and its holding company, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, including changes in the regulations governing mutual holding companies, could have a material adverse impact on Roma Financial Corporation, Roma Bank, and their operations. The adoption of regulations or the enactment of laws that restrict the operations of Roma Bank and/or Roma Financial Corporation or impose burdensome requirements upon one or both of them could reduce their profitability and could impair the value of Roma Bank's franchise, resulting in negative effects on the trading price of Roma Financial Corporation common stock.

Regulation of Roma Bank

         General. As a federally chartered, Federal Deposit Insurance Corporation-insured savings bank, Roma Bank is subject to extensive regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulatory structure gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding the classification of assets and the level of the allowance for loan losses. The activities of federal savings banks are subject to extensive regulation, including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment. Federal savings banks are also subject to reserve requirements imposed by the Federal Reserve System. A federal savings bank's relationship with its depositors and borrowers is regulated by both state and federal law, especially in such matters as the ownership of savings accounts and the form and content of the bank's mortgage documents.

         Roma Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions, such as mergers with or acquisitions of other financial institutions. The Office of Thrift Supervision regularly examines Roma Bank and prepares reports to Roma Bank's Board of Directors on deficiencies, if any, found in its operations. The Office of Thrift Supervision has substantial discretion to impose enforcement action on an institution that fails to comply with applicable regulatory requirements, particularly with respect to its capital requirements. In addition, the Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular federal savings bank and, if action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances.

         Insurance of Deposit Accounts. Deposit accounts in Roma Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor. The Federal Deposit Insurance Corporation maintains a risk-based deposit insurance assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points of assessable deposits for the healthiest institutions to 27 basis points of assessable deposits for the riskiest. The assessment rate for Roma Bank is currently 0%.

         The Federal Deposit Insurance Corporation has the authority to increase deposit insurance assessments if it determines such increases are appropriate to maintain the reserves of the Bank Insurance Fund or the Savings Association Insurance Fund at the required ratio of reserves to insured deposits of 1.25% or to fund the administration of the Federal Deposit Insurance Corporation. In addition, the Federal Deposit Insurance Corporation is authorized to levy emergency special assessments on Bank Insurance Fund and Savings Association Insurance Fund members.

         In addition to assessments for deposit insurance, all Federal Deposit Insurance Corporation-insured institutions are required to pay assessments to the Federal Deposit Insurance Corporation to fund payments on bonds issued in the late 1980s by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund. These assessments will continue until the Financing Corporation bonds mature in 2017.

         The Federal Deposit Insurance Corporation may terminate an institution's deposit insurance upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Roma Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

         Federal Deposit Insurance Reform. The Federal Deposit Insurance Reform Act of 2005 was enacted on February 8, 2006 as a part of the Deficit Reduction Act of 2005. The Federal Deposit Insurance Reform Act will (i) merge the Bank Insurance Fund and the Savings Association Insurance Fund into a new combined fund, to be called the Deposit Insurance Fund, (ii) increase deposit insurance coverage for retirement accounts to $250,000, (iii) index the current $100,000 insurance coverage limit for standard accounts and the new $250,000 limit for retirement accounts to reflect inflation (with adjustments for inflation every five years, commencing January 1, 2011), (iv) require the Federal Deposit Insurance Corporation to assess annual deposit insurance premiums on all banks and savings institutions, (v) give a one-time insurance assessment credit totaling $4.7 billion to banks and savings institutions in existence on December 31, 1996 that can be used to offset premiums otherwise due, (vi) impose a cap on the level of the Deposit Insurance Fund and provide for dividends or rebates when the fund grows beyond a specified threshold, (vii) adopt a historical basis concept for distributing the aforementioned one-time credit and dividends (with each institution's historical basis to be determined by a formula that looks back to the institution's assessment base in 1996 and adds premiums paid since that time) and (viii) authorize revisions to the current risk-based system for assessing premiums, including replacing the current fixed reserve ratio requirement of 1.25% with a range of between 1.15% and 1.5% of insured deposits.

         The merger of the two deposit insurance funds required by the Federal Deposit Insurance Reform Act is to be effective by July 1, 2006. The Federal
Deposit Insurance Corporation is required to adopt final rules for the rest of the provisions no later than 270 days after enactment. Such regulations will result in the imposition of deposit insurance assessments on all members of the Deposit Insurance Fund, including

Roma Bank, and such assessments could have an adverse effect on the operating expenses and results of operations of Roma Bank. Roma Bank's management cannot predict, however, the rate of any such insurance assessments or the effect of the assessments on its operations.

         Regulatory Capital Requirements. Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: (1) tangible capital equal to 1.5% of total adjusted assets, (2) "Tier 1" or "core" capital equal to at least 4% (3% if the institution has received the highest possible rating on its most recent examination) of total adjusted assets, and (3) risk-based capital equal to 8% of total risk-weighted assets. At December 31, 2005, Roma Bank was in compliance with the minimum capital standards and qualified as "well capitalized." For Roma Bank's compliance with these regulatory capital standards, see Historical and Pro Forma Capital Compliance on page ___ as well as Note 10 to the consolidated financial statements. In assessing an institution's capital adequacy, the Office of Thrift Supervision takes into consideration not only these numeric factors but also qualitative factors, and has the authority to establish higher capital requirements for individual institutions where necessary.

         In addition, the Office of Thrift Supervision may require any savings institution that has a risk-based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total adjusted assets of less than 4% (3% if the institution has received the highest rating on its most recent examination) to take certain action to increase its capital ratios. If the savings institution's capital is significantly below the minimum required levels of capital or if it is unsuccessful in increasing its capital ratios, the Office of Thrift Supervision may restrict its activities.

         For purposes of the Office of Thrift Supervision capital regulations, tangible capital is defined as core capital less all intangible assets except for certain mortgage servicing rights. Tier 1 or core capital is defined as common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of consolidated subsidiaries, and certain non-withdrawable accounts and pledged deposits of mutual savings banks. Roma Bank does not have any non-withdrawable accounts or pledged deposits. Tier 1 and core capital are reduced by an institution's intangible assets, with limited exceptions for certain mortgage and non-mortgage servicing rights and purchased credit card relationships. Both core and tangible capital are further reduced by an amount equal to the savings institution's debt and equity investments in "non-includable" subsidiaries engaged in activities not permissible for national banks other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies.

         The risk-based capital standard for savings institutions requires the maintenance of total capital of 8% of risk-weighted assets. Total capital equals the sum of core and supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, the portion of the allowance for loan losses not designated for specific loan losses and up to 45% of unrealized gains on equity securities. The portion of the allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, supplementary capital is limited to 100% of core capital. For purposes of determining total capital, a savings institution's assets are reduced by the amount of capital instruments held by other depository institutions pursuant to reciprocal arrangements and by the amount of the institution's equity investments (other than those deducted from core and tangible capital) and its high loan-to-value ratio land loans and non-residential construction loans.

         A savings institution's risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each on-balance-sheet asset and the credit-equivalent amount of each off-balance-sheet item after being multiplied by an assigned risk weight. These risk weights range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and certain other assets.

         The Office of Thrift Supervision oversees the interest rate risk, or IRR, of savings institutions through its ability to impose individual minimum capital requirements on institutions that exhibit a high degree of IRR and the requirements of Thrift Bulletin 13a, which provides guidance on the management of IRR and the responsibility of boards of directors in that area. The Office of Thrift Supervision monitors the IRR of individual institutions through analysis of the change in net portfolio value, or NPV. NPV is defined as the net present value of the expected future cash flows of an entity's assets and liabilities and, therefore, hypothetically represents the value of an institution's net worth. The Office of Thrift Supervision has also used this NPV analysis as part of its evaluation of certain applications or notices submitted by savings institutions. The Office of Thrift Supervision, through its general oversight of the safety and soundness of savings associations, retains the right to impose minimum capital requirements on individual institutions to the extent the institution is not in compliance with certain written guidelines established by the Office of Thrift Supervision regarding NPV analysis. The Office of Thrift Supervision has not imposed any such requirements on Roma Bank.

         Prompt  Corrective  Regulatory  Action.  Under  the  Office  of  Thrift
Supervision's Prompt Corrective Action regulations, the Office of Thrift Supervision is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has a ratio of total capital to risk-weighted assets of less than 8.0%, a ratio of Tier 1 (core) capital to risk weighted assets of less than 4.0% or a ratio of Tier 1 capital to total assets that is less than 4.0% (3.0% or less for institutions with the highest examination rating) is considered to be undercapitalized. A savings institution that has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized." A savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the Office of Thrift Supervision is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulations also provide that a capital restoration  plan must be filed  with the  Office of Thrift  Supervision  within forty-five days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized," and compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

         Dividend and Other Capital Distribution Limitations. The Office of Thrift Supervision imposes various restrictions or requirements on the ability of savings institutions to make capital distributions, including cash dividends.

         A savings institution, like Roma Bank, that is a subsidiary of a savings and loan holding company must file an application or a notice with the Office of Thrift Supervision at least thirty days before making a capital distribution, such as paying a dividend to Roma Financial Corporation. A savings institution must file an application for prior approval of a capital distribution if: (i) it is not eligible for expedited treatment under the applications processing rules of the Office of Thrift Supervision;
(ii) the total amount of all capital distributions, including the proposed capital distribution, for the applicable calendar year would exceed an amount equal to the savings institution's net income for that year to date plus the institution's retained net income for the preceding two years; (iii) it would not adequately be capitalized after the capital distribution; or (iv) the distribution would violate an agreement with the Office of Thrift Supervision or applicable regulations. The Office of Thrift Supervision may disapprove a notice or deny an application for a capital distribution if: (i) the savings institution would be undercapitalized following the capital distribution; (ii) the proposed capital distribution raises safety and soundness concerns; or (iii) the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

         Capital distributions by Roma Financial Corporation, as a savings and loan holding company, will not be subject to the Office of Thrift Supervision capital distribution rules. Because Roma Financial Corporation will retain 50% of the net proceeds of the stock offering, the possibility that Roma Bank would need to file an application rather than a notice for capital distributions is not expected to affect the payment of cash dividends by Roma Financial Corporation to its stockholders or the amount of such dividends.

         Safety and Soundness Standards. As required by statute, the federal banking agencies, including the Office of Thrift Supervision, has adopted guidelines establishing general standards relating to internal controls, information and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The guidelines require, among other things, the implementation of appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. If the Office of Thrift
Supervision determines that a savings institution has failed to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard. Roma Bank has not received any notice from the Office of Thrift Supervision that it has failed to meet any standard prescribed by the guidelines.

         Qualified Thrift Lender Test. Federal savings institutions must meet a qualified thrift lender test or they become subject to the business activity restrictions and branching rules applicable to national banks. To qualify as a qualified thrift lender, a savings institution must either (i) be deemed a "domestic building and loan association" under the Internal Revenue Code by maintaining at least 60% of its total assets in specified types of assets, including cash, certain government securities, loans secured by and other assets related to residential real property, educational loans and investments in premises of the institution or (ii) satisfy the statutory qualified thrift lender test set forth in the Home Owners' Loan Act by maintaining at least 65% of its portfolio assets in qualified thrift investments (defined to include residential mortgages and related equity investments, certain mortgage-related securities, small business loans, student loans and credit card loans). For purposes of the statutory qualified thrift lender test, portfolio assets are defined as total assets minus goodwill and other intangible assets, the value of property used by the institution in conducting its business, and specified liquid assets up to 20% of total assets. A savings institution must maintain its status as a qualified thrift lender on a monthly basis in at least nine out of every twelve months. Roma Bank met the qualified thrift lender test as of December 31, 2005 and in each of the last twelve months and, therefore, qualifies as a qualified thrift lender.

         A savings bank that fails the qualified thrift lender test and does not convert to a bank charter generally will be prohibited from: (1) engaging in any new activity not permissible for a national bank, (2) paying dividends not permissible under national bank regulations, and (3) establishing any new branch office in a location not permissible for a national bank in the institution's home state. In addition, if the institution does not requalify under the qualified thrift lender test within three years after failing the test,

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

the  institution   would  be  prohibited  from  engaging  in  any  activity  not permissible for a national bank and would have to repay any outstanding advances from the Federal Home Loan Bank as promptly as possible.

         Community Reinvestment Act. Under the Community Reinvestment Act, every insured depository institution, including Roma Bank, has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the Office of Thrift Supervision to assess the depository institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, such as a merger or the establishment of a branch office by Roma Bank. An unsatisfactory Community Reinvestment Act examination rating may be used by the Office of Thrift Supervision as the basis for the denial of an application. Roma Bank received an "outstanding" rating in its most recent Community Reinvestment Act examination by the Office of Thrift Supervision.

         Federal Home Loan Bank System. Roma Bank is a member of the Federal Home Loan Bank of New York, which is one of twelve regional Federal Home Loan Banks. Each Federal Home Loan Bank serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by financial institutions and proceeds derived from the sale of consolidated obligations of the Federal Home Loan Bank System. It makes loans to members pursuant to policies and procedures established by the board of directors of the Federal Home Loan Bank.

         As a member, Roma Bank is required to purchase and maintain stock in the Federal Home Loan Bank of New York in an amount equal to the greater of 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of our outstanding Federal Home Loan Bank advances. We are in compliance with this requirement with an investment in Federal Home Loan Bank of New York stock at December 31, 2005 of $1.4 million. The Federal Home Loan Bank imposes various limitations on advances, such as limiting the amount of certain types of real estate related collateral to 30% of a member's capital and limiting total advances to a member.

         The Federal Home Loan Banks are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of Federal Home Loan Bank dividends paid and could continue to do so in the future. In addition, these requirements could result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

         Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain non-interest-bearing reserves at specified levels against their checking accounts and non-personal certificate accounts. At December 31, 2005, Roma Bank was in compliance with such requirements.

         Savings institutions have authority to borrow from the Federal Reserve System "discount window," but Federal Reserve System policy generally requires savings institutions to exhaust all other sources before borrowing from the Federal Reserve System.

         The USA Patriot Act. Roma Bank is subject to Office of Thrift Supervision regulations implementing the Uniting and Strengthening America by Providing Appropriate Tools Required to

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

Intercept and Obstruct Terrorism Act of 2001, or the USA Patriot Act. The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA Patriot Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act. As of December 31, 2005, management of Roma Bank believes all required actions to be taken by Roma Bank under the USA Patriot Act have been implemented.

         Among other requirements, Title III of the USA Patriot Act and the related regulations of the Office of Thrift Supervision impose the following requirements with respect to financial institutions:


o    Establishment of anti-money  laundering  programs that include, at minimum:
     (i) internal policies, procedures, and controls; (ii) specific designation of an anti-money laundering compliance officer; (iii) ongoing employee training programs; and (iv) an independent audit function to test the anti-money laundering program.

o    Establishment of a program specifying  procedures for obtaining identifying
     information  from  customers  seeking  to  open  new  accounts,   including
     verifying the identity of customers within a reasonable period of time.

o Establishment of appropriate, specific, and, where necessary, enhanced due diligence policies, procedures, and controls designed to detect and report money laundering.

o Prohibitions on establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and compliance with certain record keeping obligations with respect to correspondent accounts of foreign banks.

         Bank   regulators   are  directed  to  consider  a  holding   company's
effectiveness in combating money laundering when ruling on applications under the Federal Reserve Act and the Bank Merger Act.

Regulation of Roma Financial Corporation

         General. Roma Financial Corporation is a savings and loan holding company within the meaning of Section 10 of the Home Owners' Loan Act. It is required to file reports with the Office of Thrift Supervision and is subject to regulation and examination by the Office of Thrift Supervision. Roma Financial Corporation must also obtain regulatory approval from the Office of Thrift Supervision before engaging in certain transactions, such as mergers with or acquisitions of other financial institutions. In addition, the Office of Thrift Supervision has enforcement authority over Roma Financial Corporation and any non-savings institution subsidiaries. This permits the Office of Thrift
Supervision to restrict or prohibit activities that it determines to be a serious risk to Roma Bank. This regulation is intended primarily for the protection of the depositors and not for the benefit of stockholders of Roma Financial Corporation

         Activities Restrictions. As a savings and loan holding company and as a subsidiary holding company of a mutual holding company, Roma Financial Corporation is subject to statutory and regulatory restrictions on its business activities. The non-banking activities of Roma Financial Corporation and its

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

non-savings institution subsidiaries are restricted to certain activities specified by Office of Thrift Supervision regulation, which include performing services and holding properties used by a savings institution subsidiary, activities authorized for savings and loan holding companies as of March 5, 1987, and non-banking activities permissible for bank holding companies pursuant to the Bank Holding Company Act of 1956 or authorized for financial holding companies pursuant to the Gramm-Leach-Bliley Act. Before engaging in any non-banking activity or acquiring a company engaged in any such activities, Roma Financial Corporation must file with the Office of Thrift Supervision either a prior notice or (in the case of non-banking activities permissible for bank holding companies) an application regarding its planned activity or acquisition.

         Mergers and Acquisitions. Roma Financial Corporation must obtain approval from the Office of Thrift Supervision before acquiring, directly or indirectly, more than 5% of the voting stock of another savings institution or savings and loan holding company or acquiring such an institution or holding company by merger, consolidation or purchase of its assets. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating an application for Roma Financial Corporation to acquire control of a savings institution, the Office of Thrift Supervision would consider the financial and managerial resources and future prospects of Roma Financial Corporation and the target institution, the effect of the acquisition on the risk to the insurance funds, the convenience and the needs of the community and competitive factors.

         Stock Holding Company Subsidiary Regulation. The Office of Thrift Supervision has issued regulations governing the two-tier mutual holding company form of organization and subsidiary stock holding companies that are controlled by mutual holding companies. We have adopted this form of organization and it will continue in place after the proposed offering. Roma Financial Corporation is the stock holding company subsidiary of Roma Financial Corporation, MHC. Roma Financial Corporation is permitted to engage in activities that are permitted for Roma Financial Corporation, MHC subject to the same restrictions and conditions.

         Waivers of Dividends by Roma Financial Corporation, MHC. Office of Thrift Supervision regulations require Roma Financial Corporation, MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Roma Financial Corporation. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the waiver would not be detrimental to the safe and sound operations of the subsidiary savings association and (ii) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members. Subject to the non-objection of the Office of Thrift Supervision, we anticipate that Roma Financial Corporation, MHC will waive dividends paid by Roma Financial Corporation, if any.

         Conversion of Roma Financial Corporation, MHC to Stock Form. Office of Thrift Supervision regulations permit Roma Financial Corporation, MHC to convert from the mutual form of organization to the capital stock form of organization, commonly referred to as a second step conversion. In a second step conversion a new holding company would be formed as the successor to Roma Financial
Corporation, Roma Financial Corporation, MHC's corporate existence would end, and certain depositors of Roma Bank would receive the right to subscribe for shares of the new holding company. In a second step conversion, each share of common stock held by stockholders other than Roma Financial Corporation, MHC would be automatically converted into a number of shares of common stock of the new holding company determined pursuant to an exchange ratio that ensures that Roma Financial Corporation stockholders own

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

the same percentage of common stock in the new holding company as they owned in Roma Financial Corporation immediately prior to the second step conversion. Under Office of Thrift Supervision regulations, Roma Financial Corporation stockholders would not be diluted because of any dividends waived by Roma Financial Corporation, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), in the event Roma Financial Corporation, MHC converts to stock form. The total number of shares held by Roma Financial Corporation stockholders after a second step conversion also would be increased by any purchases by Roma Financial Corporation stockholders in the stock offering of the new holding company conducted as part of the second step conversion.

         Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire "control" of a savings and loan holding company or savings association. An acquisition of "control" can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

         Roma Financial Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, Roma Financial Corporation common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Roma Financial Corporation will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 implemented various legislative reforms addressing, among other matters, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by Section 302(a) of Sarbanes-Oxley Act and the implementing rules of the Securities and Exchange Commission, Roma Financial Corporation's Chief Executive Officer and Chief Financial Officer each will be required to certify that its quarterly and annual reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal controls; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal controls; and they have included information in our quarterly and annual reports about their evaluation and whether there have been significant changes in our internal controls or in other factors that could significantly affect internal controls. Roma Financial Corporation will be subject, under the requirements of the Sarbanes-Oxley Act, to further reporting and audit requirements beginning with the year ending December 31, 2007. Roma Financial Corporation will prepare and adopt policies, procedures and systems designed to ensure compliance with these rules.

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

                                    TAXATION

Federal Taxation

         Savings institutions are subject to the Internal Revenue Code of 1986, as amended, in the same general manner as other corporations.

         All thrift institutions are now subject to the same provisions as banks with respect to deductions for bad debts. Thrift institutions that are treated as "small banks" (the average adjusted bases for all assets of such institution equals $500 million or less) under the Internal Revenue Code may account for bad debts by using the experience method for determining additions to their bad debt reserve. Thrift institutions that are not treated as small banks must now use the specific charge-off method.

         Roma Financial Corporation may exclude from its income 100% of dividends received from Roma Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group.

         Roma Financial Corporation and Roma Bank file a consolidated federal tax return and Roma Financial Corporation, MHC files a separate return. Such income tax returns have not been audited by the IRS during the past five years.

State Taxation

         Roma Financial Corporation and its subsidiaries, other than Roma Capital Investment Corporation, file New Jersey income tax returns and are subject to a 9% state income tax that is calculated based on federal taxable income, subject to certain adjustments. Roma Capital Investment Corporation is subject to the investment company provisions of the New Jersey Corporation Business Tax Act and pays income taxes, at a rate of 3.6%, based on federal taxable income, subject to certain adjustments.

         The state income tax returns of Roma Financial Corporation, MHC, Roma Financial Corporation and Roma Bank have not been audited during the past five years. For additional information, see Note 12 to the consolidated financial statements beginning on page F-1.

                                   MANAGEMENT

General

         Roma Financial Corporation's board of directors is composed of seven members, with each director serving for a term of three years in accordance with the requirement in Roma Financial Corporation's bylaws that directors be divided into three classes, as nearly equal in number as possible, with one class elected annually. Each director of Roma Financial Corporation also serves as a director of Roma Financial Corporation, MHC and Roma Bank. Roma Financial Corporation's and Roma Bank's executive officers are appointed annually by the board of directors and serve at the board's discretion.

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



         The following table sets forth information with respect to our directors and executive officers.

                                     Age at                                                                 Current
                                  December 31,                                                Director        Term
Name                                  2005         Position                                   Since(1)      Expires
----                                 ------        --------                                   --------      -------
Directors:
---------

Maurice T. Perilli                     87          Chairman of the Board and                    1970          2006
                                                   Executive Vice President
Peter A. Inverso                       67          Director, President and Chief                1988          2006
                                                   Executive Officer
Simon H. Belli                         82          Director                                     1951          2007

Sharon L. Lamont                       58          Director                                     1993          2008

Louis A. Natale, Jr.                   71          Director                                     1992          2008

Rudolph A. Palombi, Sr.                79          Director                                     1950          2007

Michele Siekerka                       41          Director                                     2005          2006

Executive Officers:
------------------

Margaret T. Norton                     62          Senior Vice President                         N/A          N/A
                                                   and Corporate Secretary
Barry J. Zadworny                      61          Senior Vice President - Compliance            N/A          N/A

John W. Hain                           55          First Vice President - Lending                N/A          N/A

Madhusudhan Kotta                      55          Vice President - Investments                  N/A          N/A
                                                   and Treasurer
C. Keith Pericoloso                    42          Vice President - Branch Operations            N/A          N/A

Robert W. Sumner                       52          Vice President - Information                  N/A          N/A
                                                   Technology

----------------------
(1) Indicates the year the individual first became a director of Roma Bank. Upon the formation of Roma Financial Corporation in January 2005, each person serving as a director at that time of Roma Bank became a director of Roma Financial Corporation

Biographical Information

         Maurice T. Perilli was elected to the Board of Directors of Roma Bank in 1970 and was appointed executive vice president in 1979. In 1991, Mr. Perilli was elected Chairman of the Board of Roma Bank. Prior to joining the Bank full-time in 1977, Mr. Perilli was president and owner of two printing companies for over 40 years. Active in his community, Mr. Perilli serves as a director of the Robert Wood Johnson University Hospital at Hamilton, New Jersey, Thomas Edison State College Foundation, Mercer County 200 Club, and Crime Stoppers. He is also an emeritus director of the Hamilton YMCA.

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

         Peter A. Inverso has been president and chief executive officer of Roma Bank since 2000 and has been a director since 1998. He has served as a New Jersey state senator since 1992. Active in several civic organizations, Mr. Inverso is Chairman of the Board of Directors of the Robert Wood Johnson University Hospital Health Care Corp. at Hamilton, New Jersey, a member of the Board of Trustees of Rider University and a past member of the Board of Governors of the New Jersey League of Community Bankers.

         Simon H. Belli retired in 1981. Mr. Belli was president of and partner in Belli Construction Company from 1951 to 1981. Mr. Belli became a director of Roma Bank in 1951.

         Sharon L. Lamont is the sole owner of Sharon Lamont & Associates, a certified public accounting firm which she founded in 2001. From 1988 to 2001, Ms. Lamont was a partner with Schaeffer, Lamont & Associates, a certified public accounting firm. Her civic activities include serving as a director of the Robert Wood Johnson University Hospital at Hamilton, New Jersey, serving as a board member of the Hamilton Area YMCA and serving as a council member of the American Institute of Certified Public Accountants. Ms. Lamont is also the past president of the New Jersey Society of Certified Public Accountants.

         Louis A. Natale, Jr. has been president and majority stockholder of Ritchie & Page Distribution Co., a beer distributer, since 1963. Active in several civic organizations, Mr. Natale is on the boards of the Mercer County Chamber of Commerce, the Titusville Academy, the College of New Jersey Foundation, and the Mercer County 200 Club.

         Rudolph A. Palombi, Sr. retired in 2000. Prior to retiring, Mr. Palombi was President of Roma Bank since 1978. He has been a director of Roma Bank since 1950. Active in numerous civic organizations, Mr. Palombi serves on the boards of the Robert Wood Johnson University Hospital at Hamilton, New Jersey, the Hamilton Area YMCA, the Roman Hall Society and Angel's Wings. He also serves as a trustee of St. Joachim's Church.

         Michele Siekerka is a licensed attorney and president and chief executive officer of the Mercer Regional Chamber of Commerce. From 2000 to 2004, Ms. Siekerka was employed by AAA MidAtlantic first as vice president of human resources and then as senior counsel. Active in numerous civic organizations, Ms. Siekerka is a member of, among other organizations, the Washington Township Board of Education, the Mercer County Community College Foundation, the Trenton Public Education Foundation, the Mercer County Bar Association and the Mercer County Workforce Investment Board.

         Margaret T. Norton has been Senior Vice President and Corporate Secretary since 1978. Ms. Norton is the primary administrative officer. She serves on the boards of the Mercer County Community College Foundation, the Mercer Regional Chamber of Commerce, the Lakeview Child Centers, and Angel's Wings, where she also serves as secretary. She is also a member of the finance committee of the Robert Wood Johnson Hospital at Hamilton, New Jersey.

         Barry J. Zadworny has been Senior Vice President - Compliance since 1989. He is a member of the advisory board of Catholic Charities in Mercer County.

         John W. Hain has been First Vice President - Lending since 2001. From 1997 to 2001, he was Senior Vice President - Small Business Banking Loan Center Manager of Summit Bank in Dayton, New Jersey. Active in several civic organizations, Mr. Hain is chair of the audit committee and co-chair of the ballot committee of the Episcopal Diocese of New Jersey, is a member of the consumer and commercial

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

lending committees of the New Jersey League of Community Bankers, is a member of the North American Association for the Diaconate, and is a senior associate of Risk Management Associates.

         Madhusudhan Kotta joined the Bank in 1989 and currently serves as Vice President - Investments and Treasurer. Mr. Kotta is associated with the New Jersey film festival and is involved with fund-raising for non-profit organizations.

         C. Keith Pericoloso has been Vice President - Branch Operations since 1981.

         Robert W. Sumner has been Vice President - Information Technology since 2000.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended December 31, 2005, the Bank's Board of Directors met 24 times. Roma Financial Corporation's Board of Directors meets as needed and no less often than quarterly. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which he or she served during the year ended December 31, 2005. The Board maintains an Audit Committee, Compensation Committee, Nominating Committee, Internal Loan Review Committee, Strategic Planning Committee, and an Investment Committee.

         The Audit Committee is comprised of Directors Palombi and Lamont. The Bank's internal auditor participates in this committee as well. The Audit
Committee meets quarterly to review internal audits and management's audit responses. This committee makes recommendations for management action, reviews compliance issues with the compliance officer, and is responsible for engaging the external auditor. Each member of the Audit Committee is qualified under the rules of the Nasdaq Stock Market to serve as a member of this committee, and Ms. Lamont meets the particular requirements to be considered an audit committee financial expert as such term is defined under the regulations of the Securities and Exchange Commission.

         The Compensation Committee is comprised of Directors Belli, Lamont, Natale and Siekerka. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. This committee meets annually to review management's recommendations for staff and management salaries and bonuses.

         The Nominating Committee is composed of Directors Belli, Natale, Palombi and Siekerka and is responsible for the annual selection of management's nominees for election as directors. Each member of the Nominating Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

         The Internal Loan Review Committee, comprised of Directors Natale and Belli meets monthly prior to the first Board meeting of the month and presents its report to the full Board of Directors monthly. Senior Vice President Barry Zadworny participates in this committee as a representative of management. This committee reviews non-performing and classified assets and makes recommendations for action on the part of management.

         The Strategic Planning Committee is comprised of the entire Board of Directors and meets as needed. The purpose of this committee is to establish strategies to influence future direction and growth of the Bank. It also reviews peer group financial statistics, branch performance and market share data. This committee approves and reviews expansion programs.

         The Investment Committee is comprised of Directors Belli, Inverso and Perilli and the Bank's Vice President of Investing Madhusudhan Kotta participates in this committee also. This committee meets quarterly to review the portfolio and performance risks and future purchasing strategies of the Bank.

         Roma Financial Corporation and Roma Bank have adopted a code of ethics, which applies to all employees and directors and addresses compliance with applicable laws, rules and regulations. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Director Compensation

         Roma Bank directors receive an annual retainer of $28,800 for service on Roma Bank's board and do not receive additional compensation for serving on the boards of Roma Financial Corporation or Roma Financial, MHC. The aggregate fees paid to the directors of Roma Bank for the year ended December 31, 2005 were $129,600. Directors who also serve as employees do not receive compensation as directors.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the president and chief executive officer and other named executive officers for the year ended December 31, 2005. All compensation was paid by Roma Bank.

                                                             Annual Compensation(1)
                                                             ----------------------
                                                                                       All Other
Name and Principal Position                          Year      Salary      Bonus      Compensation
---------------------------                         ------     ------      -----      ------------
Peter A. Inverso                                     2005     $260,000    $130,000     $128,312(2)
President and Chief Executive Officer

Maurice T. Perilli                                   2005     $112,500    $150,000     $127,039(3)
Executive Vice President and
Chairman of the Board

Margaret T. Norton                                   2005     $152,000     $25,000      $54,909(4)
Senior Vice President and Corporate Secretary

--------------
(1) Compensation information for the years ended December 31, 2004 and 2003 is omitted because Roma Financial Corporation was not a reporting company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 during those periods. Roma provides certain of its executive officers with non-cash benefits and perquisites, such as the use of company-owned or leased vehicles. The aggregate value of such non-cash benefits for the year ended December 31, 2005 did not exceed the lesser of $50,000 or 10% of the aggregate salary and bonus for any officer.
(2) Consists of $5,597 for payment of life insurance premium, an employer contribution to the 401(k) Plan in the amount of $6,150 and accruals under the supplemental executive retirement plan and the phantom stock plan of $80,282 and $36,283.
(3) Consists of $4,286 for payment of life insurance premium, an employer contribution to the 401(k) Plan in the amount of $4,024 and accruals under the supplemental executive retirement plan and the phantom stock plan of $82,446 and $36,283.

(4) Consists of $1,099 for payment of life insurance premium, an employer contribution to the 401(k) Plan in the amount of $4,560 and accruals under the supplemental executive retirement plan and the phantom stock plan of $35,894 and $13,356.

         Change in Control/Employment Agreements. In June 2002, Roma Bank entered into an employment agreement with Mr. Perilli to accommodate Mr. Perilli's desire to continue providing his services to the Bank while reducing his time commitment as a full-time officer and employee of the Bank. The agreement became effective July 1, 2002. Mr. Perilli's base salary on July 1, 2002 was $202,500. Pursuant to the terms of the agreement, from July 1, 2002 to June 30, 2003, Mr. Perilli's annual base salary was fixed at 90% of his base salary, from July 1, 2003 to June 2004, Mr. Perilli's annual base salary was fixed at 80% of his base salary, from July 1, 2004 to June 30, 2005, Mr. Perilli's annual base salary was fixed at 70% of his base salary, and from July 1, 2005 to June 30, 2007, Mr. Perilli's base salary is fixed at 50% of his base salary. In the event of Mr. Perilli's death prior to June 30, 2007, the Bank will pay his estate the aggregate of all unpaid salary from the date of death through June 30, 2007. Pursuant to the terms of this agreement, Mr. Perilli is eligible for all benefits and perquisites provided to employees and executive management employees of the Bank, including bonuses.

Benefit Plans

         Defined Benefit Pension Plan. The Bank maintains a qualified noncontributory defined benefit plan ("Retirement Plan") for employees. All employees who have worked for a period of one year and who have been credited with 1,000 or more hours of employment during the year are eligible to accrue benefits under the Retirement Plan. Annual contributions to the Retirement Plan are made in order to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         At the normal retirement age of 65, the plan is designed to provide a single life annuity with no ancillary benefits. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of the amount paid during the participant's lifetime. The joint and survivor annuity will be actuarially equivalent to the single life annuity.

         The annual retirement benefit provided is an amount equal to the sum of
(a) 1.3% of a participant's average annual earnings not in excess of Covered Compensation and (b) 1.93% of a participant's average annual earnings in excess of Covered Compensation multiplied (ii) the participant's years of credited service to the normal retirement date (not to exceed 30 years). Covered Compensation is defined as the average (without indexing) of the Social Security Taxable Wage Base ($94,200 for 2006) in effect at the beginning of each calendar year during the 35 year period ending with the calendar year in which the participant attains Social Security Retirement Age (without regard to any age increase factors under the Social Security Act). Average annual earnings is defined as the average annual total compensation of the 60 consecutive calendar months preceding termination of service. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of 5 years of service with Roma Bank. Upon termination of employment other than as specified above, a participant who has a vested benefit under the Retirement Plan is eligible to receive his or her accrued benefit reduced for early retirement, if applicable, or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms. For the year ended December 31, 2005, a contribution of approximately $591,000 was made to the Retirement Plan.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2006, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below.


                              Years of Service and Benefits Payable at Retirement(1)
                              ---------------------------------------------------
      Final Average
   Annual Compensation      10              15             20            25           30(2)
   -------------------  ----------      ----------     ----------    ----------    ---------
$  25,000                 $  3,250        $  4,875       $  6,500      $  8,125     $  9,750
   50,000                    6,500           9,750         13,000        16,250       19,500
   75,000                   10,065          15,098         20,130        25,163       30,195
  100,000                   14,890          22,335         29,780        37,225       44,670
  150,000                   24,540          36,810         49,080        61,350       73,620
  200,000                   34,190          51,285         68,380        85,475      102,570
  220,000(3)                38,050          57,075         76,100        95,125      114,150

--------------
(1)  Assumes Covered Compensation of $70,000 per year in all instances.
(2)  Formula does not provide any benefit for service exceeding 30 years.
(3)  Pensionable Compensation is limited to $220,000 for 2006 in accordance with
     Section 401(a)(17) of the Internal Revenue Code.

         As of December 31, 2005, Officers Inverso, Perilli and Norton had 5, 28 and 27 years, respectively, of credited services under the Retirement Plan and had a current 60 month average salary of $346,000, $289,750 and $168,800, respectively.

         401(k) Savings Plan. Roma Bank maintains the Roma Bank 401(k) Savings Plan, a tax-qualified defined contribution plan, for substantially all salaried employees of Roma Bank who have completed a year of eligible service (as defined under the plan) and attained age 21. Eligible employees may contribute an amount from 1% to 25% of their salary to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code of 1986, as amended. For 2006, the contribution limit is $15,000 except participants over age 50 may contribute an additional $5,000 per year. Under the plan, Roma Bank makes a matching contribution equal to 50% of the first 6.0% of compensation deferred by a participant.

         The plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account in the investment funds provided through RSGroup Trust Company. Following the stock offering, the plan will add an additional investment alternative, the Roma Financial Corporation Stock Fund. The Roma Financial Corporation Stock Fund will permit participants to invest up to 100% of their deferrals in Roma Financial Corporation common stock. A participant who elects to purchase common stock in the stock offering through the plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See The Offering - Subscription Offering and Subscription Rights and
 - Limitations on Purchases of Shares. The plan will purchase common stock for participants utilizing their existing plan account assets in the offering, to the extent that shares are available. After the offering, the plan may purchase shares in open market transactions related to directed investment elections of plan participants. Participants will direct the voting of shares purchased for their plan accounts.

         Supplemental Executive Retirement Agreements. Roma Bank has entered into supplemental executive retirement agreements with Officers Inverso, Perilli, Norton and Zadworny. The supplemental executive retirement agreements provide benefits at normal retirement age of 69 for Mr. Inverso, 89 for Mr. Perilli, 65 for Ms. Norton and 65 for Mr. Zadworny. The benefits at normal retirement age are approximately $60,000 per year for Messrs. Inverso and Perilli, $32,000 per year for Ms. Norton and $26,000 per year for Mr. Zadworny. The benefits will be paid in equal monthly instalments for 120 months. If the participant terminates employment prior to a normal retirement age, there is a lower annual benefit for early termination, disability, or a change in control. If the participant dies while still employed by Roma Bank, the beneficiary would receive a lump sum payment within 60 days of the participant's death. If the participant dies after benefit payments have commenced, the participant's beneficiary will receive the remaining payment as if the participant had survived. If the participant dies after termination of employment, but prior to receiving benefits under the plan, the beneficiary will receive the payments in the same manner as they would be paid to the participant within 60 days of the death of the participant.

         As of December 31, 2005, Roma Bank had accrued approximately $234,000 under Mr. Inverso's supplemental executive retirement agreement, $240,000 under Mr. Perilli's supplemental executive retirement agreement, $104,000 under Ms. Norton's supplemental executive retirement agreement and $74,000 under Mr. Zadworny's supplemental executive retirement agreement. These accruals reflect the scheduled accruals under the plan in order for the retirement benefit provided by the plan to be fully accrued at the expected retirement date.

         Phantom Stock Appreciation Rights. The Bank implemented a phantom stock plan, effective November 1, 2002, to reward key management and the Board of Directors for achieving strategic goals of the Bank. Under such plan, the future value of units awarded to plan participants will be based upon the accumulation of future consolidated retained earnings of the Bank. As of the date of such award on November 1, 2002, such units had no value. The future value of such units is the increase in consolidated retained earnings of the Bank each December 31. Expenses accrued for the increases in the future value of units awarded will reduce the Bank's future earnings. There are no thresholds or target payouts set under the plan. For the year ended December 31, 2005, the Board accrued $36,283, $36,283 and $13,356, respectively, for awards made under the plan to Messrs. Inverso and Perilli and Ms. Norton.

         The units were awarded to key management, executive officers and directors of the Bank as of November 1, 2002. Directors of the Bank received 24.8% of such units in the aggregate. Messrs. Inverso and Perilli and Ms. Norton were awarded 16.3%, 16.3% and 6.0% of the units, respectively. Such units are earned and non-forfeitable after participants have completed 10 years of service with the Bank at a rate of 10% per year or age 65, whichever is earlier. Distributions of benefits under the plan will be made following retirement, termination of service, death or a change in control of the Bank. The benefit paid to a plan participant will be the accumulated value of his or her units calculated based upon the growth in the Bank's reported consolidated retained earnings between November 1, 2002 and the time of distribution of the benefit to a plan participant. The future value of such units awarded and the annual expense of the plan is based upon the future earnings of the Bank and increases in the Bank's future consolidated retained earnings.

         Compensation Committee Interlocks and Insider Participation. The Compensation Committee during the year ended December 31, 2005, consisted of Directors Belli, Natale, and Siekerka. During the year ended December 31, 2005, Roma Financial Corporation had no "interlocking" relationships in which (i) an executive officer of Roma Financial Corporation served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee of Roma Financial Corporation; (ii) an executive officer of Roma Financial Corporation served as a director of another entity, one of whose executive officers served on the compensation committee of Roma Financial Corporation; and (iii) an executive officer of Roma Financial Corporation served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Roma Financial Corporation.

Potential Stock Benefit Plans

         Employee Stock Ownership Plan. The Bank intends to establish an employee stock ownership plan for the exclusive benefit of participating employees of Roma Bank, to be implemented prior to the completion of the offering. Participating employees are salaried, full-time employees who have completed at least one year of service and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the employee stock ownership plan will be submitted to the IRS. Although no assurances can be given, we expect that the employee stock ownership plan will receive a favorable letter of determination from the IRS.

         The employee stock ownership plan is to be funded by contributions made by Roma Bank in cash or common stock. Benefits may be paid either in shares of the common stock or in cash. The plan will borrow funds with which to acquire up to 8% of the shares sold in the offering and contributed to the foundation. The employee stock ownership plan may elect, in whole or in part, to fill its order through open market purchases subsequent to the closing of the offering, subject to any required regulatory approval. The employee stock ownership plan intends to borrow funds from Roma Financial Corporation. The loan is expected to be for a term of ten years at an annual interest rate equal to the prime rate as published in The Wall Street Journal. Presently it is anticipated that the employee stock ownership plan will purchase up to 8% of the shares sold in the offering and contributed to the foundation. The loan will be secured by the shares purchased and earnings of employee stock ownership plan assets. Shares purchased with loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. It is anticipated that all contributions will be tax-deductible.

         Contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of base compensation. All participants must be employed at least 1,000 hours in a plan year, or have terminated employment following death, disability or retirement, in order to receive an allocation. Participant benefits become fully vested in plan allocations following five years of service. Employment service before the adoption of the employee stock ownership plan shall be credited for the purposes of vesting. Contributions to the employee stock ownership plan by Roma Bank are discretionary and as a result benefits payable under this plan cannot be estimated.

         The Board of Directors has appointed the non-employee directors to a committee that will administer the plan and serve as the plan's trustees. The trustees must vote all allocated shares held in the plan as directed by plan participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the Board of Directors or the plan's committee, subject to the trustees' fiduciary duties.

         Stock Option Plan. We intend to adopt a stock option plan for the benefit of directors and officers after the passage of at least six months following the completion of the offering. Under the current regulations of the Office of Thrift Supervision, the stock option plan must be approved by a majority of the total votes eligible to be cast by our stockholders, other than Roma Financial Corporation, MHC, unless we obtain a waiver from the Office of Thrift Supervision allowing approval by a majority of votes cast, other than by Roma Financial Corporation, MHC. The plan and the approval of the plan will comply with all of the then applicable Office of Thrift Supervision regulations. Up to 4.9% of the total number of shares of common stock outstanding after the offering, including shares held by Roma Financial Corporation, MHC and by the charitable foundation, will be reserved for issuance under the stock option plan. No determinations have been made as to any specific grants to be made under the stock option plan or the terms thereof.

         The purpose of the stock option plan will be to attract and retain qualified personnel in key positions, provide officers and directors with a proprietary interest in Roma Financial Corporation as an incentive to contribute to our success and reward directors and officers for outstanding performance. Although the terms of the stock option plan have not yet been determined, it is expected that the stock option plan will provide for the grant of: (1) options to purchase the common stock intended to qualify as incentive stock options under the Internal Revenue Code (incentive stock options); and (2) options that do not so qualify (non-incentive stock options). The exercise price of any options will be not less than the fair market value of the common stock on the date of grant. Any stock option plan would be in effect for up to 10 years following the earlier of adoption by the Board of Directors or approval by the stockholders. Options would expire no later than 10 years following the date granted and would expire earlier if the option committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities and job performance.

         Restricted Stock Plan. We also intend to establish a restricted stock plan to provide our officers and directors with a proprietary interest in Roma Financial Corporation after the passage of at least six months following the completion of the offering. The restricted stock plan is expected to provide for the award of common stock, subject to vesting restrictions, to eligible officers and directors. Under the current regulations of the Office of Thrift Supervision, the stock option plan must be approved by a majority of the total votes eligible to be cast by our stockholders, other than Roma Financial Corporation, MHC, unless we obtain a waiver from the Office of Thrift Supervision allowing approval by a majority of votes cast, other than by Roma Financial Corporation, MHC. The plan and the approval of the plan will comply with all of the then applicable Office of Thrift Supervision regulations.

         We expect to contribute funds to the restricted stock plan to acquire, in the aggregate, up to 1.96% of the total number of shares of common stock outstanding after the offering including shares held by Roma Financial Corporation, MHC and shares held by the charitable foundation. Shares used to fund the restricted stock plan may be acquired through open market purchases or provided from authorized but unissued shares. No determinations have been made as to the specific terms of the restricted stock plan.

         Dilution. While our intention is to fund the stock option plan and restricted stock plan through open market purchases, stockholders will experience a reduction or dilution in ownership interest if the plans are instead funded with newly-issued shares.

         The issuance of authorized but unissued shares of stock to the restricted stock plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 1.92%.

         The issuance of authorized but unissued shares of stock to the stock option plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.67%.

Transactions with Management and Others

         Other than as disclosed below, no directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with Roma Financial Corporation or any subsidiary during the three years ended December 31, 2005 (excluding loans with Roma Bank).

         Director Palombi's son, Rudolph Palombi, Jr., is a lawyer who serves as the Bank's counsel and provides other professional services for the Bank. Rudolph Palombi, Jr. was paid by the Bank approximately $86,000 and $129,000 during the years ended December 31, 2005 and 2004, respectively.

Management believes that the transactions with Mr. Palombi, Jr. were on terms at least as favorable to the Bank as it would have received in transactions with an unrelated party.

         Roma Bank makes loans to its officers, directors and employees in the ordinary course of business. It is a firm policy of Roma Bank to grant insider loans under the same terms and conditions as for non- insiders. There is no preferential treatment with respect to loans and rates, and such loans also do not include more than the normal risk of collectibility or present other unfavorable features.

Proposed Stock Purchases by Management

         While no formal decisions have been made, preliminary indications are that our directors and executive officers and their associates will purchase approximately 243,600 shares of common stock in the offering, which represents 1.1% of the total shares to be outstanding after the offering at the midpoint of the offering range, including shares held by Roma Financial Corporation, MHC and the charitable foundation.

         The following table sets forth for each of the directors and executive officers (including in each case all "associates" of the directors and executive officers) the number of shares of common stock which each director and officer have preliminarily indicated they intend to purchase. The table does not include purchases by the employee stock ownership plan and does not take into account any stock benefit plans to be adopted following the stock offering. See Management - Potential Stock Benefit Plans on page ____.


                                              Total Number       Total Dollar
                                               of Shares           Amount of
                                                 to be           Shares to be
                  Name                         Purchased           Purchased
-----------------------------------------      ---------           ---------

Maurice T. Perilli.......................        30,000           $300,000
Peter A. Inverso.........................        20,000            200,000
Simon H. Belli...........................        20,000            200,000
Sharon L. Lamont.........................         5,000             50,000
Louis A. Natale, Jr......................        30,000            300,000
Rudolph A. Palombi, Sr...................        20,000            200,000
Michele Siekerka.........................        20,000            200,000
Margaret T. Norton.......................        10,000            100,000
Other officers of the Bank as
    a group (6 persons)..................        88,600            880,600
                                                -------           --------
          Total                                 243,600         $2,436,000
                                                =======          =========


         If the stockholders of Roma Financial Corporation approve the stock benefit plans as discussed in this prospectus (including 1.96% of the total number of shares of common stock outstanding after the offering for the restricted stock plan and 4.9% of the total number of shares of common stock outstanding after the offering for the stock option plan), and assuming that the plans are funded with newly issued shares instead of shares acquired in open market purchases, the aggregate ownership of directors and executive officers would increase. See Management - Potential Stock Benefit Plans on page ____.

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         Purchases of common stock in the  offering by directors  and  executive officers will be counted toward the minimum of 5,737,500 shares required to be sold to public stockholders to complete the offering. Management may, but is not required to, purchase additional shares in the offering to satisfy this minimum, subject to the limitation on the individual maximum share purchase limitations and the requirement that directors, executive officers and their associates may not purchase, in the aggregate, more than 25% of the shares sold in the offering.

         Shares of common stock purchased by directors and executive officers cannot be sold for a period of one year following the offering, and stock certificates issued to directors and executive officers will bear a legend restricting their sale. See The Stock Offering - Restrictions on Transferability by Directors and Executive Officers on page ______.

Security Ownership of Certain Beneficial Owners and Management

         Currently, all of the outstanding common stock of Roma Financial Corporation is held by Roma Financial Corporation, MHC, the federal mutual holding company parent of Roma Financial Corporation. After the stock offering, Roma Financial Corporation, MHC will hold 69% of the outstanding common stock of Roma Financial Corporation. Information regarding the planned purchases of common stock in the stock offering by directors and executive officers of Roma Financial Corporation (including in each case all "associates" of the directors and executive officers) is set forth above under Proposed Stock Purchases by Management.

         The following table sets forth information regarding Roma Financial Corporation, MHC's ownership of Roma Financial Corporation common stock.


                                   Number of Shares
Name and address                   of Common Stock        Percent of Shares of
of Beneficial Owner               Beneficially Owned    Common Stock Outstanding
-------------------               ------------------    ------------------------

Roma Financial Corporation, MHC
2300 Route 33                           10,000                 100%
Robbinsville, NJ  08691

                                  THE OFFERING

         The Board of Directors adopted the plan authorizing the stock offering on February 8, 2006, subject to the approval of the Office of Thrift Supervision. We received authorization from the Office of Thrift Supervision to conduct the stock offering on May __, 2006. Office of Thrift Supervision authorization does not constitute a recommendation or endorsement of an investment in our stock by the Office of Thrift Supervision.

General

         Roma Financial Corporation will sell its common stock to eligible depositors of Roma Bank in a subscription offering and, if shares are available, to the general public in a community offering and/or a syndicated community offering. The stock offering will be accomplished in accordance with the procedures set forth in the plan, the requirements of applicable laws and regulations, and the policies of the Office of Thrift Supervision.

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         We are offering for sale  between  5,737,500  shares at the minimum and
7,762,500 at the maximum of the offering range (8,926,875 shares at the adjusted maximum. The minimum purchase is 25 shares of common stock (minimum investment of $250). Our common stock is being offered at a fixed price of $10.00 per share in the offering. Interest will be paid on subscription funds from the date the payment is received until the offering is either completed or terminated.

         We may cancel the offering at any time prior to completion. If we do, orders for common stock already submitted will be canceled and subscribers' funds will be returned with interest.

         In accordance with Rule 15c2-4 of the Securities Exchange Act of 1934, pending completion or termination of the offering, subscription funds received by us will be invested only in investments permissible under Rule 15c2-4.

Purposes of the Stock Offering

         The proceeds from the sale of common stock of Roma Financial Corporation will provide Roma Bank with new equity capital, which will support future growth and expanded operations. While Roma Bank currently exceeds all regulatory capital requirements to be considered well capitalized, the sale of stock, coupled with the accumulation of earnings, less dividends or other reductions in capital, from year to year, provides a means for the orderly preservation and expansion of Roma Bank's capital base.

         The offering will afford our directors, officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The offering also will provide our customers and local community members with an opportunity to acquire our stock.

Conduct of the Offering

         Subject to the limitations of the plan of stock issuance adopted by our Board of Directors, shares of common stock are being offered in descending order of priority in the subscription offering to:

o Eligible Account Holders (depositors at the close of business on December 31, 2004 with deposits of at least $50.00);

o    the employee stock ownership plan of Roma Bank; and

o Supplemental Eligible Account Holders (depositors at the close of business on March 31, 2006 with deposits of at least $50.00).

         To the extent that shares remain available and depending on market conditions at or near the completion of the subscription offering, we may conduct a community offering and possibly a syndicated community offering. The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. A syndicated community offering, if we conduct one, would commence just prior to, or as soon as practicable after, the termination of the subscription offering. In any community offering or syndicated community offering, we will fill orders for our common stock in an equitable manner as determined by the Board of Directors in order to achieve a wide distribution of the stock.

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         Any shares sold above the maximum of the offering  range may be sold to the employee stock ownership plan before satisfying remaining unfilled orders of Eligible Account Holders to fill the plan's subscription, or the plan may purchase some or all of the shares covered by its subscription after the offering in the open market, subject to any required regulatory approval.

Subscription Offering

         Subscription Rights. Non-transferable subscription rights to subscribe for the purchase of common stock have been granted under the plan of stock issuance to the following persons in the following order of priority:

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 30,000 shares), (ii) one-tenth of 1% of the total shares of common stock offered in the subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the total amount of the qualifying deposits of the Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered. Thereafter, unallocated shares will be allocated to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each subscriber's qualifying deposit bears to the total amount of qualifying deposits of all subscribing Eligible Account Holders, in each case measured as of December 31, 2004, whose subscriptions remain unfilled. Subscription rights received by officers and directors of Roma Financial Corporation or Roma Bank, and such persons' associates, based on their increased deposits in Roma Bank in the one year preceding December 31, 2004 will be subordinated to the subscription rights of all other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Priority 2: The Employee Stock Ownership Plan. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the employee stock ownership plan may be given the opportunity to purchase in the aggregate up to but less than 5% of the total number of shares of common stock issued in the offering to public stockholders and to Roma Financial Corporation, MHC. It is expected that Roma Bank's employee stock ownership plan will purchase up to 8% of the shares issued in the offering to persons other than Roma Financial Corporation, MHC. To the extent the employee stock ownership plan does not purchase shares in the offering, the employee stock ownership plan intends to purchase shares in the open market purchases subsequent to the closing of the offering, subject to any required regulatory approval.

         Priority 3: Supplemental Eligible Account Holders. If there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the employee stock ownership plan, each Supplemental Eligible Account Holder shall be given the opportunity to purchase, subject to the overall limitations described under The Stock Offering - Limitations on Purchases of Common Stock, up to the greater of (i) the maximum purchase limitation in the community offering (i.e., 30,000 shares), (ii) one-

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tenth of 1% of the total shares of common stock offered in the  subscription and community offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription and community offering by a fraction, of which the numerator is the amount of the qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all qualifying deposits of all Supplemental Eligible Account Holders. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the employee stock ownership plan, is in excess of the total number of shares offered in the offering, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders first so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares ordered.
Thereafter,   unallocated   shares  will  be  allocated   to  each   subscribing
Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that each subscriber's qualifying deposit bear to the total amount of qualifying deposits of all subscribing Supplemental Eligible Account Holders, in each case measured as of March 31, 2006, whose subscriptions remain unfilled. To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his order form all accounts in which he had an ownership interest as of the Supplemental Eligibility Record Date. Failure to list an account, or providing incorrect information, could result in the loss of all or a part of the subscriber's allocation.

         Restrictions on Transfer of Subscription Rights and Shares. Applicable regulations and the plan of stock issuance prohibits any person with subscription rights, including Eligible Account Holders and Supplemental Eligible Account Holders, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights or the shares of common stock to be issued when subscription rights are exercised. Subscription rights may be exercised only by the person to whom they are granted and only for his account. The subscription rights of a qualifying account may not be transferred to an account that is in a different form of ownership. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in the loss of your subscription rights. Shares purchased for an IRA or Keogh account must be registered in the name of at least one depositor on the qualifying account(s). Each person subscribing for shares will be required to certify that such person is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of the shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock before the completion of the offering.

         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders which we determine involve the transfer of subscription rights.

Deadlines for Purchasing Stock

         The subscription offering will terminate at __:__ _.m., Eastern time, on ____________, 2006. We may extend this expiration date without notice to you for up to 45 days, until ____________, 2006. Once submitted, your order is irrevocable unless the offering is extended beyond ____________, 2006. We may request permission from the Office of Thrift Supervision to extend the offering beyond ____________, 2006, and the Office of Thrift Supervision may grant one or more extensions of the offering of up to 90 days per extension, but in no event may the offering be extended beyond ____________2008. If the offering is extended beyond ____________, 2006, we will notify each subscriber and subscribers will have the right to confirm, modify or rescind their subscriptions. If an affirmative response is not received prior

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

to the expiration of the resolicitation period, a subscriber's subscription will be canceled and funds will be returned with interest.

         A community offering and a syndicated community offering, if such offerings are conducted, may terminate at any time without notice but no later than ____________, 2006.

Community Offering

         If less than the total number of shares of common stock to be subscribed for in the offering are sold in the subscription offering then shares remaining unsubscribed may be made available for purchase in the community offering to certain members of the general public. The maximum amount of common stock that any person may purchase in the community offering is 30,000 shares, or $300,000.

         Preference in the community shall be given first to natural persons residing in Mercer and Burlington Counties, New Jersey and second to other natural persons residing in New Jersey. If shares are available for these "preferred purchasers" in the community offering but there are insufficient shares to satisfy all orders, the available shares will be allocated first to each preferred purchasers whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining preferred purchasers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers. If, after filling the orders of the first group of preferred purchasers (natural persons residing in Mercer and Burlington Counties, New Jersey) and then the orders of the second group of preferred purchasers (natural persons residing in New Jersey), shares are available for other subscribers in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for preferred purchasers.

         We will consider persons residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident in one of the specified counties. In all cases, the determination of residence status will be made by us in our sole discretion.

         The community offering, if any, may commence at any time during or subsequent to the completion of the subscription offering. The community offering, if any, must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision.

         If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.

         The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

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Syndicated Community Offering

         The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O'Neill, acting as our agent. In such capacity, Sandler O'Neill may form a syndicate of other broker-dealers. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Sandler O'Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See - Community Offering above for a discussion of rights of subscribers in the event an extension is granted.

         The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

         Purchasers in the syndicated community offering are eligible to purchase up to $300,000 of common stock (which equals 30,000 shares). We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

         If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases by directors, officers, their associates and other persons in excess of the limitations provided in the plan of stock issuance and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, we may do any of the following: terminate the stock offering and promptly return all funds; set a new offering range, notify all subscribers and give them the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted by the Office of Thrift Supervision.

Limitations on Purchases of Common Stock

         The following additional limitations have been imposed on purchases of shares of common stock:

          1. The maximum number of shares which may be purchased in the offering by any individual (or individuals through a single account) shall not exceed 30,000 shares, or $300,000. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings.

          2. The maximum number of shares that may be purchased by any individual together with any associate or group of persons acting in concert is 30,000 shares, or $300,000. Any persons or entities having the same address on an account or stock order form are considered to be acting in concert. This limit applies to stock purchases in total in the subscription, community and syndicated community offerings. This limit does not apply to our employee stock ownership plan which may subscribe for up to but less than 5% of the total number

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                  of shares of common  stock  issued in the  offering  to public stockholders and to Roma Financial Corporation, MHC.

          3. The maximum number of shares which may be purchased in all categories in the offering by our officers and directors and their associates in the aggregate shall not exceed 25% of the total number of shares sold in the offering.

          4.   The minimum order is 25 shares, or $250.

          5. If the number of shares otherwise allocable to any person or that person's associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares allocated to that person shall be reduced to the lowest limitation applicable to that person, and then the number of shares allocated to each group consisting of a person and that person's associates shall be reduced so that the aggregate allocation to that person and his associates complies with the above maximums, and the maximum number of shares shall be reallocated among that person and his associates in proportion to the shares subscribed by each (after first applying the maximums applicable to each person, separately).

          6. Depending on market or financial conditions, we may decrease or increase the purchase limitations, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the offering. If we increase the maximum purchase limitations, we are only required to resolicit persons who subscribed for the maximum purchase amount and may, in our sole discretion, resolicit certain other large subscribers.

          7. If the total number of shares offered increases in the offering due to an increase in the maximum of the estimated valuation range of up to 15% (the adjusted maximum) the additional shares will generally be issued in the following order of priority: (a) to fill the employee stock ownership plan's subscription; (b) if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of Eligible Account Holders; (c) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of Supplemental Eligible Account Holders; (d) to fill orders received in a community offering; with preference given to persons who live in the local community; and (e) to fill orders received in the syndicated community offering. The employee stock ownership plan may, however, elect to fill part or all of its stock order in the open market, after completion of the stock offering.

          8. No person will be allowed to purchase any stock if that purchase would be illegal under any federal or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers. We and/or our representatives may ask for an acceptable legal opinion from any purchaser regarding the legality of the purchase and may refuse to honor any purchase order if that opinion is not timely furnished.

          9. We have the right to reject any order submitted by a person whose representations we believe are untrue or who we believe is violating, circumventing or intends to violate, evade or circumvent the terms and conditions of the plan of stock issuance, either alone or acting in concert with others.

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          10.  The above  restrictions also apply to purchases by persons acting in concert under  applicable  regulations of the Office of Thrift
               Supervision.   Under   regulations   of  the   Office  of  Thrift
               Supervision, our directors are not considered to be affiliates or a group acting in concert with other directors solely as a result of membership on our Board of Directors.

          11. In addition, in any community offering or syndicated community offering, we must first fill orders for our common stock up to a maximum of 2% of the total shares issued in the offering in a manner that will achieve a wide distribution of the stock, and thereafter any remaining shares will be allocated on an equal number of shares per order basis, until all orders have been filled or the shares have been exhausted.

         The term "associate" of a person is defined in the plan of stock issuance to mean:

          (1) any corporation or organization of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          (2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; or

          (3) any relative or spouse of a person or any relative of a spouse, who has the same home as that person.

         For example, a corporation for which a person serves as an officer would be an associate of that person and all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

         The term "acting in concert" means:

          (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

          (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. We will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. We reserve the right to make an independent investigation of any facts or circumstances brought to our attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

         We have  the  right,  in our  sole  discretion,  to  determine  whether
prospective   purchasers  are   "associates"   or  "acting  in  concert."  These
determinations are in our sole discretion and may be based on

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whatever   evidence  we  believe  to  be  relevant,   including   joint  account
relationships or shared addresses on the records of Roma Bank.

         Each person purchasing shares of the common stock in the offering will be considered to have confirmed that his purchase does not conflict with the maximum purchase limitation. If the purchase limitation is violated by any person or any associate or group of persons affiliated or otherwise acting in concert with that person, we will have the right to purchase from that person at the $10.00 purchase price per share all shares acquired by that person in excess of that purchase limitation or, if the excess shares have been sold by that person, to receive the difference between the purchase price per share paid for the excess shares and the price at which the excess shares were sold by that person. Our right to purchase the excess shares will be assignable.

         Common stock purchased pursuant to the offering will be freely transferable, except for shares purchased by our directors and executive officers. For certain restrictions on the common stock purchased by our directors and executive officers, see The Stock Offering - Restrictions on Transferability by Directors and Executive Officers on page ___. In addition, under guidelines of the National Association of Securities Dealers, members of the National Association of Securities Dealers and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements after the purchase.

Ordering and Receiving Common Stock

         Use of Order Forms. Rights to subscribe may only be exercised by completion of an order form. Any person receiving an order form who desires to subscribe for shares of common stock must do so prior to the applicable expiration date by delivering by mail or in person a properly executed and completed order form, together with full payment of the purchase price for all shares for which subscription is made or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account at Roma Bank; provided, however, that if the employee stock ownership plan subscribes for shares during the subscription offering, it will not be required to pay for the shares at the time it subscribes but rather may pay for the shares upon completion of the offering. All subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights. To place an order in the community offering, an investor must complete an order form and return it prior to the applicable expiration date. Once submitted, subscription orders cannot be revoked without our consent.

         We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time before the 48 hours prior to the completion of the offering. This payment may be made by wire transfer. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final.

         To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

         If a stock order form:

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o    is not delivered to a subscriber and is returned to us by the United States
     Postal Service or we are unable to locate the addressee;

o    is not received by us or is received after the applicable expiration date;

o    is not completed correctly or executed; or

o is not accompanied by the full required payment for the shares subscribed for, including instances where a savings account or certificate balance from which withdrawal is authorized is unavailable, uncollected or insufficient to fund the required payment, but excluding subscriptions by the employee stock ownership plan;

         then the subscription rights for that person will lapse as though that person failed to return the completed order form within the time period specified.

         However, we may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by a date that we may specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on any other order form. Waivers will be considered on a case by case basis. We will not accept orders received on photocopies or facsimile order forms, or for which payment is to be made by wire transfer or payment from private third parties. Our interpretation of the terms and conditions of the plan of stock issuance and of the acceptability of the order forms will be final, subject to the authority of the Office of Thrift Supervision.

         The reverse side of the order form contains a certification form mandated by regulation. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

         To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         Payment for Shares. For subscriptions to be valid, payment for all subscribed shares will be required to accompany all properly completed order forms, on or prior to the expiration date specified on the order form unless we extend the date. The employee stock ownership plan may pay for the shares it subscribes for upon completion of the offering. Payment for shares of common stock may be made:

o    in cash, if delivered in person;

o    by check or money order made payable to Roma Financial Corporation; or

o for shares subscribed for in the subscription offering, by authorization of withdrawal from deposit accounts maintained with Roma Bank.

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         In accordance with Rule 15c2-4 of the Securities  Exchange Act of 1934, subscribers' checks must be made payable to Roma Financial Corporation, and checks received by the stock offering center will be transmitted by noon of the following business day directly to the segregated deposit account at Roma Bank established to hold funds received as payment for shares. We may, at our discretion, determine during the offering period that it is in the best interest of Roma Bank to hold subscription funds in an escrow account at another insured financial institution instead of at Roma Bank.

         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Appropriate means by which account withdrawals may be authorized are provided on the order form. If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription is received. Once a withdrawal has been authorized, none of the designated withdrawal amount may be used by a subscriber for any purpose other than to purchase the common stock for which a subscription has been made until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from savings accounts, all sums authorized for withdrawal will continue to earn interest at the contract rate until the offering has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares. However, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will be converted into a savings account and will earn interest at the regular passbook savings rate subsequent to the withdrawal. In the case of payments made in cash or by check or money order, funds will be placed in a segregated account and interest will be paid by Roma Bank at the regular passbook savings rate from the date payment is received until the offering is completed or terminated. An executed order form, once we receive it, may not be modified, amended, or rescinded without our consent, unless the offering is not completed within 45 days after the conclusion of the subscription offering, in which event subscribers may be given the opportunity to increase, decrease, or rescind their subscription for a specified period of time. If the offering is not completed for any reason, all funds submitted pursuant to the offerings will be promptly refunded with interest as described above.

         A subscriber interested in using funds in an individual retirement account to purchase common stock must do so through a self-directed IRA account. Roma Bank IRA accounts are not self-directed accounts. To use funds in an IRA account at Roma Bank, a subscriber must make a trustee-to-trustee transfer of the IRA funds held at Roma Bank to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase shares in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Subscribers interested in using funds in a Roma Bank IRA account to purchase common stock should contact the stock offering center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRA accounts.

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         Federal regulations  prohibit Roma Bank from lending funds or extending credit to any person to purchase the common stock in the offering.

         Stock Offering center. Our stock offering center is located at 2300 Route 33, Robbinsville, New Jersey 08691. The phone number is (___) ___-____. The stock offering center's hours of operation are generally __:__ _.m. to __:__ _.m., Eastern time, Monday through Friday.

         Delivery of Stock Certificates. Certificates representing common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the address noted on the order form, as soon as practicable following completion of the offering. Any certificates returned as undeliverable will be held until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to subscribers, subscribers may not be able to sell the shares of stock for which they subscribed, even though trading of our common stock may have commenced.

Restrictions on Repurchase of Shares

         Under Office of Thrift Supervision regulations, we may not, for a period of one year from the date of the completion of the offering, repurchase any of our common stock from any person, except (1) in an offer made to all stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans, including the employee stock ownership plan. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause Roma Bank's regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, we may utilize the rules and regulations then in effect.

How We Determined the $10.00 Per Share Price and the Number of Shares to Be Issued in the Stock Offering

         The plan of stock issuance requires that the purchase price of the common stock must be based on the appraised pro forma market value of Roma Financial Corporation and Roma Bank, as determined on the basis of an independent valuation. For its services in making this appraisal, Feldman Financial Advisors' fees and out-of-pocket expenses are estimated to total approximately $52,000. Roma has agreed to indemnify Feldman Financial Advisors and any employees of Feldman Financial Advisors who act for or on behalf of Feldman Financial Advisors in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind, including claims under federal and state securities laws, arising out of any misstatement, untrue statement of a material fact or omission to state a material fact in the information supplied by Roma to Feldman Financial Advisors, unless Feldman Financial Advisors is determined to be negligent or otherwise at fault.

         Feldman Financial Advisors made its appraisal in reliance upon the information contained in this prospectus, including the financial statements. Feldman Financial Advisors also considered the following factors, among others:

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o    the present and projected operating results and financial condition of Roma
     Financial Corporation and Roma Bank, which were prepared by Roma Bank and then adjusted by Feldman Financial Advisors to reflect the net proceeds of this offering and the economic and demographic conditions in Roma Bank's existing marketing area as prepared by Feldman Financial Advisors;

o certain historical, financial and other information relating to Roma Bank prepared by Roma Bank; and

o the impact of the stock offering on Roma's net worth and earnings potential as calculated by Feldman Financial Advisors.

         The appraisal also incorporated an analysis of a peer group of publicly-traded mutual holding companies that Feldman Financial Advisors considered to be comparable to Roma. The peer group analysis conducted by Feldman Financial Advisors included a total of ten publicly-traded mutual holding companies with total assets of more than $500 million and less than $2.25 billion. The analysis of comparable publicly-traded institutions included an evaluation of the average and median price-to-earnings and price-to- book value ratios indicated by the market prices of the peer companies. Feldman Financial Advisors applied the peer group's pricing ratios as adjusted for certain qualitative valuation factors to account for differences between Roma and the peer group, to Roma's pro forma earnings and book value to derive the estimated pro forma market value of Roma.

         The Board of Directors reviewed the methodologies and the appropriateness of the assumptions used by Feldman Financial Advisors in addition to the factors listed above, and the Board of Directors believes that these assumptions were reasonable.

         On the basis of the foregoing, Feldman Financial Advisors has advised Roma Financial Corporation and Roma in its opinion, dated March 8, 2006, that the estimated pro forma market value of Roma Financial Corporation on a fully-converted basis ranged from a minimum of $191.3 million to a maximum of $258.8 million with a midpoint of $225.0 million. The Board of Directors of Roma determined that 30% of the total shares of common stock to be outstanding upon completion of the offering should be sold at $10.00 per share. Based on the estimated valuation and the $10.00 per share price, the total number of shares of common stock that Roma Financial Corporation will issue, including shares issued to Roma Financial Corporation, MHC, will range from a minimum of 19,125,000 shares to a maximum of 25,875,000 shares, with a midpoint of 22,500,000 shares. The shares of Roma Financial Corporation stock that are not offered for sale in the offering will be issued to Roma Financial Corporation, MHC, which will own between 69% of the total outstanding common stock upon completion of the offering.

         The estimated valuation range may be amended with the approval of the Office of Thrift Supervision or if necessitated by subsequent developments in the financial condition of Roma Financial Corporation and Roma or market conditions generally. In the event the estimated valuation range is updated to amend the value of Roma Financial Corporation on a fully-converted basis below $191.3 million, which is the minimum of the estimated valuation range, or above $297.6 million, which is the adjusted maximum of the estimated valuation range, a new appraisal will be filed with the Office of Thrift Supervision.

         The following table presents a summary of selected pricing ratios for the peer group companies on a fully-converted basis and the resulting fully-converted pricing ratios for Roma Financial Corporation reflecting the pro forma impact of the stock offering. Compared to the median pricing ratios of the peer group, Roma Financial Corporation's pro forma pricing ratios at the maximum of the range indicated a discount of 10% on a price-to-earnings basis, a discount of 23.8% on a price-to-book value basis. The

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estimated  appraised  value and the  resulting  premiums or discounts  took into consideration the potential financial impact of the stock offering.


                                                           Pro Forma Price
                                                      ------------------------
                                                      Reported
                                                      Earnings      Book Value
                                                      Multiple         Ratio
                                                      --------         -----
Roma Financial Corporation (pro forma,
    on a fully-converted basis)
    Minimum.....................................        20.4x           63.8%
    Midpoint....................................        23.8x           68.5%
    Maximum.....................................        26.3x           72.5%
    Maximum, as adjusted........................        29.4x           76.3%
Valuation of peer group as of March 8, 2006
  (on a fully-converted basis):
    Average.....................................        29.2x           95.2%
    Median......................................        27.8x           95.0%

         Feldman Financial Advisors' valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Roma Financial Corporation's shares. Feldman Financial Advisors did not independently verify the consolidated financial statements and other information provided by Roma, nor did Feldman Financial Advisors value independently the assets or liabilities of Roma. The valuation considers Roma as a going concern and should not be considered as an indication of the liquidation value of Roma. Moreover, because this valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing common stock in the offerings will thereafter be able to sell such shares at prices at or above the purchase price or in the range of the valuation described above.

         No sale of shares of common stock in the stock offering may be completed unless Feldman Financial Advisors confirms that nothing of a material nature has occurred which would cause it to conclude that the aggregate value of the common stock to be issued is materially incompatible with the estimate of the aggregate consolidated pro forma market value of Roma Financial Corporation and Roma. If this confirmation is not received, we may cancel the stock offering, extend the offering period and establish a new estimated valuation and offering range and/or estimated price range, extend, reopen or hold a new offering or take any other action the Office of Thrift Supervision may permit.

         Depending upon market or financial conditions following the start of the subscription offering, the total number of shares of common stock to be issued may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares issued times the purchase price is not below the minimum or more than 15% above the maximum of the estimated valuation range. If market or financial conditions change so as to cause the aggregate value of the common stock to be issued to be below the minimum of the estimated valuation range or more than 15% above the maximum of this range, purchasers will be resolicited and be permitted to continue their orders, in which case they will need to reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest, or be permitted to modify or rescind their subscriptions. Any change in the estimated valuation range must be approved by the Office of Thrift Supervision.

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         An increase  in the number of shares of common  stock to be issued as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and Roma Financial Corporation's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of shares of common stock to be issued would increase both a subscriber's ownership interest and Roma Financial Corporation's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis.

         Copies of the appraisal report of Feldman Financial Advisors, including any amendments, and the detailed report of the appraiser setting forth the method and assumptions for the appraisal are available for inspection at the main office of Roma and the other locations specified under Where You Can Find More Information. The appraisal report is an exhibit to the registration statement filed with the Securities and Exchange Commission.

Plan of Distribution/Marketing Arrangements

         We have engaged Sandler O'Neill, a broker-dealer registered with the National Association of Securities Dealers, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O'Neill will assist us in the offering as follows:

o consulting as to the securities marketing implications of any aspect of the plan of stock issuance;

o reviewing with our Board of Directors the securities marketing implications of the independent appraiser's appraisal of the common stock;

o    reviewing all offering  documents,  including the  prospectus,  stock order
     forms  and  related   offering   materials  (we  are  responsible  for  the
     preparation and filing of such documents);

o assisting in the design and implementation of a marketing strategy for the offering;

o assisting us in scheduling and preparing for meetings with potential investors and broker-dealers; and

o providing such other general advice and assistance we may request to promote the successful completion of the offering.

         For these services, Sandler O'Neill will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the subscription and community offerings if the stock issuance is consummated, excluding in each case shares purchased by the employee stock ownership plan, shares purchased by our directors, officers and employees and their immediate families and shares issued to the charitable foundation.

         The plan of stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sandler O'Neill. In such capacity, Sandler O'Neill may form a syndicate of other broker-dealers. Neither Sandler O'Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. If there is a syndicated community offering, Sandler O'Neill will receive a

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management  fee of 1.0% of the aggregate  dollar amount of the common stock sold in the syndicated community offering. The total fees payable to Sandler O'Neill and other National Association of Securities Dealers member firms in the syndicated community offering shall not exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

         We also will reimburse Sandler O'Neill for its reasonable out-of-pocket expenses (including legal fees and expenses) associated with its marketing effort, up to a maximum of $50,000 for which we have made an advance payment of $25,000 to Sandler O'Neill. If the plan of stock issuance is terminated or if Sandler O'Neill terminates its agreement with us in accordance with the provisions of the agreement, Sandler O'Neill will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O'Neill against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         In addition, we have engaged Sandler O'Neill to act as records management agent in connection with the offering. In its role as records management agent, Sandler O'Neill will assist us in the offering as follows: (i) consolidation of accounts and development of a central file; (ii) preparation of order forms; (iii) organization and supervision of the stock offering center; and (iv) subscription services. For these services, Sandler O'Neill will receive a fee of $25,000 and reimbursement for its reasonable out-of-pocket expenses up to a maximum of $20,000. For these services, we have made an advance payment of $5,000 to Sandler O'Neill.

         Sandler O'Neill has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for our common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock offered for sale. Sandler O'Neill expresses no opinion as to the prices at which the common stock, once issued, may trade.

         Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Sandler O'Neill. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 so as to permit officers, directors and employees to participate in the sale of our common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Restrictions on Transferability by Directors and Executive Officers

         Shares of the common stock purchased by our directors or executive officers cannot be sold for a period of one year following completion of the offering, except for a disposition of shares after death. To ensure this restriction is upheld, shares of the common stock issued to directors and executive officers will bear a legend restricting their sale. Appropriate instructions will be issued to the transfer agent with respect to applicable restrictions on transfer of such stock. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted stock will be subject to the same restriction.

         For a period of three years following the offering, our directors and executive officers and their associates may not, without the prior approval of the Office of Thrift Supervision, purchase our common stock except from a broker or dealer registered with the SEC. This prohibition does not apply to negotiated

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transactions including more than 1% of our common stock or purchases made by tax qualified or non-tax qualified employee stock benefit plans which may be attributable to individual directors or executive officers.

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provisions to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

         Before the completion of the offering, no depositor may transfer or enter into an agreement or understanding to transfer any subscription rights or the legal or beneficial ownership of the shares of common stock to be purchased in the offering. Depositors who submit an order form will be required to certify that their purchase of common stock is solely for their own account and there is no agreement or understanding regarding the sale or transfer of their shares. We intend to pursue any and all legal and equitable remedies after we become aware of any agreement or understanding, and will not honor orders we reasonably believe to involve an agreement or understanding regarding the sale or transfer of shares.

Effects of the Stock Offering

         General. The stock offering will not have any effect on Roma Bank's present business of accepting deposits and investing its funds in loans and other investments permitted by law. The stock offering will not result in any change in the existing services provided to depositors and borrowers, or in existing offices, management, and staff. After the stock offering, Roma Bank will continue to be subject to regulation, supervision, and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         Deposits and Loans. Each holder of a deposit account in Roma Bank at the time of the stock offering will continue as an account holder in Roma Bank after the stock offering, and the stock offering will not affect the deposit balance, interest rate or other terms. Each deposit account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the stock offering. Depositors will continue to hold their existing certificates, savings records, checkbooks and other evidence of their accounts. The stock offering will not affect the loans of any borrower from Roma Bank. The amount, interest rate, maturity, security for, and obligations under each loan will remain contractually fixed as they existed prior to the stock offering.

         Voting Rights. As a federally chartered stock savings bank, all voting rights of Roma Bank are held solely by its sole stockholder, Roma Financial Corporation. All voting rights of Roma Financial Corporation are held solely by its sole stockholder, Roma Financial Corporation, MHC. All voting rights of Roma Financial Corporation, MHC are held by the depositors and certain borrowers of Roma Bank at

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the applicable record date. After the stock offering,  the voting rights of Roma
Financial  Corporation  will  be  held  by  its  stockholders.   Roma  Financial
Corporation, MHC will own a majority of the outstanding common stock of Roma Financial Corporation, and thus the Board of Directors of Roma Financial Corporation, MHC, which is comprised of the same individuals who are directors of Roma Financial Corporation, will control the affairs of Roma Financial Corporation, including the election of directors of Roma Financial Corporation

         Material Federal and State Tax Consequences. We have received an opinion from Malizia Spidi & Fisch, PC on the material federal tax consequences of the stock offering to Roma Financial Corporation, the purchasers of its common stock and the recipients of subscription rights to purchase such common stock. The opinion has been filed as an exhibit to the registration statement of which this prospectus is a part and covers those federal tax matters that are material to the transaction. Such opinion is made in reliance upon various statements, representations and declarations as to matters of fact made by us, as detailed in the opinion. The opinion provides that:

          o we will recognize no gain or loss upon the receipt of money in exchange for shares of common stock; and

          o no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of the nontransferable subscription rights to purchase shares of common stock.

         The opinion in the second bullet above is predicated on representations from Roma Bank, Roma Financial Corporation and Roma Financial Corporation, MHC that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights. The opinion in the second bullet above is also based on the position that the subscription rights to purchase shares of common stock received by Eligible Account Holders and Supplemental Eligible Account Holders have a fair market value of zero. In reaching their opinion stated in the second bullet above, Malizia Spidi & Fisch, PC has noted that the subscription rights will be granted at no cost to the recipients, will be legally non-transferable and of short duration, and will provide the recipients with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Malizia Spidi & Fisch, PC believes that it is more likely than not that the fair market value of the subscription rights to purchase common stock is zero. Malizia Spidi & Fisch, PC has noted in its opinion that they are not aware of the Internal Revenue Service claiming in any similar transaction that subscription rights have any market value. In that there are no judicial opinions or official Internal Revenue Service positions on this issue, however, such position related to subscription rights comes to a reasoned conclusion instead of an absolute conclusion on these issues. Such conclusion of counsel is supported by a letter from Feldman Financial Advisors furnished to us which states that the subscription rights do not have any value when they are distributed or exercised. If the Internal Revenue Service disagrees with this valuation of subscription rights and determines that such subscription rights have value, income may be recognized by recipients of these rights, in certain cases whether or not the rights are exercised. This income may be capital gain or ordinary income, and Roma Financial Corporation could recognize gain on the distribution of these rights. Based on the foregoing, Malizia Spidi & Fisch, PC believes that it is more likely than not that the nontransferable subscription rights to purchase our common stock have no value.

         We are also subject to New Jersey income taxes and have received an opinion from Beard Miller Company LLP that the stock offering will be treated for New Jersey state tax purposes similar to the treatment of the stock offering for federal tax purposes.

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         Unlike a private  letter ruling from the IRS, the federal and state tax opinions have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the New Jersey tax authorities. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisers as to the tax consequences in the event the subscription rights are determined to have any market value.

Interpretation, Amendment or Termination of the Plan of Stock Offering

         If determined to be necessary or desirable by the Board of Directors, the plan may be amended by a two-thirds vote of the full Board, with the concurrence of the Office of Thrift Supervision. To the extent permitted by law, all interpretations by us of the plan of stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of stock issuance as a result of comments from regulatory authorities or otherwise.

         Completion of the offering requires the sale of all shares of the common stock within ninety days following approval of the plan of stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of stock issuance will be terminated and we will continue our business. We may terminate the plan of stock issuance at any time.

Conditions to the Offering

         Completion of the offering is subject to several factors, including:

1. the receipt of all the required approvals of the Office of Thrift Supervision for the issuance of common stock in the offering, and

2.   the sale of 5,737,500 shares of common stock.

         If such conditions are not met before we complete the offering, all funds received will be promptly returned with interest and all withdrawal authorizations will be canceled. The stock purchases of our officers and directors will be counted for purposes of meeting the minimum number of shares.

                         ROMA BANK COMMUNITY FOUNDATION

General

         In furtherance of our commitment to our local community, the plan of stock issuance provides that we will establish Roma Bank Community Foundation as a non-stock, nonprofit New Jersey corporation in connection with the offering. We intend to contribute $200,000 in cash and to issue a number of shares equal to 1.0% of the shares of common stock issued in the offering (including shares issued to Roma Financial Corporation, MHC) to the Roma Bank Community Foundation.

Purpose of the Charitable Foundation

         We emphasize community lending and community activities and the foundation is being formed in recognition of this commitment. The foundation will provide financial support to charitable organizations

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in the  communities  in which we operate  and will be  dedicated  completely  to community activities and the promotion of charitable causes.

Structure of the Charitable Foundation

         Roma Bank Community Foundation will be incorporated under New Jersey law as a non-stock, nonprofit corporation. The certificate of incorporation of Roma Bank Community Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Roma Bank Community Foundation's certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its directors or officers.

         We have selected Maurice T. Perilli and Michele N. Siekerka, both of whom currently serve on our board of directors to serve on the initial board of directors of the charitable foundation. As required by OTS regulations, we also will select one additional person to serve on the initial board of directors who will not be one of our officers or directors and who will have experience with local charitable organizations and grant making. While there are no plans to change the size of the initial board of directors during the year following the completion of the offering, following the first anniversary of the offering, the charitable foundation may alter the size and composition of its board of directors. For five years after the offering, one seat on the charitable foundation's board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation's board of directors will be reserved for one of Roma Bank's directors.

         The board of directors of Roma Bank Community Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Roma Bank Community Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation's charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors of Roma Bank Community Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of common stock of Roma Financial Corporation held by the charitable foundation. However, as required by OTS regulations, all shares of common stock held by Roma Bank Community Foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by stockholders of Roma Financial Corporation.

         Roma Bank Community Foundation's place of business will be located at Roma Bank's administrative offices. The foundation will utilize employees of Roma Bank as necessary to manage the foundation's operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the OTS regulations governing transactions between Roma Bank and the foundation.

         Roma Bank Community Foundation will receive working capital from the $200,000 initial cash contribution as well as from the following:

          (1) any dividends that may be paid on Roma Financial Corporation's shares of common stock in the future;

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          (2)  within the limits of  applicable  federal and state  laws,  loans collateralized by the shares of common stock; or

          (3) the proceeds of the sale of any of the shares of common stock in the open market from time to time.

         As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Roma Bank Community Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock is that the amount of common stock that may be sold by Roma Bank Community Foundation in any one year shall not exceed 5% of the average market value of the assets held by Roma Bank Community Foundation, except where the board of directors of the charitable foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

Tax Considerations

         Our independent tax advisor, Malizia Spidi & Fisch, PC, has advised us that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Roma Bank Community Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as Roma Bank Community Foundation files its application for tax-exempt status within 27 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Our independent tax advisor, however, has not rendered any advice on whether Roma Bank Community Foundation's tax exempt status will be affected by the regulatory requirement that all shares of common stock of Roma Financial
Corporation held by Roma Bank Community Foundation must be voted in the same ratio as all other outstanding shares of common stock of Roma Financial
Corporation on all proposals considered by stockholders of Roma Financial Corporation.

         We have received an opinion from our independent tax advisor that Roma Financial Corporation's contribution of its shares of stock to Roma Bank Community Foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that Roma Bank Community Foundation is required to pay Roma Financial Corporation for such stock. We are permitted to deduct only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to Roma Bank Community Foundation. We estimate that substantially all of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to Roma Bank Community Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

         Although we have received an opinion from our independent tax advisor that we should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service

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will  recognize  Roma Bank Community  Foundation as a Section  501(c)(3)  exempt organization or that the deduction will be permitted. In such event, our contribution to Roma Bank Community Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination.

         As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. Roma Bank Community Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Roma Bank Community Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

         OTS regulations impose the following requirements on the establishment of the Roma Bank Community Foundation:

          o    the OTS may examine the foundation at the foundation's expense;

          o the foundation must comply with all supervisory directives imposed by the OTS;

          o the foundation must provide annually to the OTS a copy of the annual report that the foundation submits to the Internal Revenue Service;

          o the foundation must operate according to written policies adopted by its board of directors including a conflict of interest policy;

          o the foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

          o the foundation must vote its shares of Roma Financial Corporation in the same ratio as all of the other shares voted on the proposal considered by the stockholders of Roma Financial Corporation.

         Within six months of completing the offering, the Roma Bank Community Foundation must submit to the OTS a three-year operating plan.

            RESTRICTIONS ON ACQUISITION OF ROMA FINANCIAL CORPORATION

General

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire Roma Financial Corporation, Roma Bank or their respective capital stock are described below. Also discussed are certain provisions in Roma Financial Corporation's charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire Roma Financial Corporation

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Statutory and Regulatory Restrictions on Acquisition

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

o    it would result in a monopoly or substantially lessen competition;

o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

o the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Roma Financial Corporation or Roma Bank without Office of Thrift Supervision approval.

         Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution or in a remutualization transaction. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted.

Charter and Bylaws of Roma Financial Corporation

         The following discussion is a summary of certain provisions of the charter and bylaws of Roma Financial Corporation that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

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         Classified Board of Directors. The Board of Directors of Roma Financial
Corporation is required by the bylaws to be divided into three staggered classes as equal in size as is possible, with one class elected annually by stockholders for three-year terms. A classified board promotes continuity and stability of management of Roma Financial Corporation, but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Directors are elected by a plurality of votes cast, and because Roma Financial Corporation, MHC will own a majority of the common stock, it will control the election of directors.

         Limitation of Beneficial Ownership and Voting. For a period of three years following the offering, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the then-outstanding shares of Roma Financial Corporation common stock without Office of Thrift Supervision prior approval. In addition, Roma Financial Corporation's charter contains a vote sterilization provision that eliminates the voting rights pertaining to shares held by a single holder in excess of 5% of the then-outstanding shares of Roma Financial Corporation common stock. This vote limitation does not apply to any tax-qualified benefit plan or defined contribution plan of Roma Financial Corporation or Roma Bank and does not have an expiration date.

         Authorized but Unissued Shares of Capital Stock. Following the stock offering, Roma Financial Corporation will have authorized but unissued shares of preferred stock and common stock. See Description of Capital Stock on page ___. Although these shares could be used by the Board of Directors of Roma Financial Corporation to make it more difficult or to discourage an attempt to obtain control of Roma Financial Corporation through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes because Roma Financial Corporation, MHC will own a majority of the common stock.

         Special Meetings of Stockholders. Roma Financial Corporation's bylaws provide that special meetings of stockholders may be called only by the chairman of the board, the president, or a majority of the Board of Directors, or upon the written request of the holders of not less than one-tenth of all of the outstanding stock of Roma Financial Corporation

         How Shares are Voted. Roma Financial Corporation's bylaws provide that there will not be cumulative voting by stockholders for the election of Roma Financial Corporation's directors. No cumulative voting rights means that Roma Financial Corporation, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Roma Financial Corporation to be elected at that meeting. This could prevent minority stockholder representation on Roma Financial Corporation's Board of Directors.

         Procedures for Stockholder Nominations. Roma Financial Corporation's bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Roma Financial Corporation at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the stockholders taking place thirty days or more thereafter. Management believes that it is in the best interests of Roma Financial Corporation and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         Indemnification.   Roma  Financial  Corporation's  bylaws  provide  for
indemnification of its officers, directors and employees to the fullest extent authorized by the regulations of the Office of Thrift Supervision.

                          DESCRIPTION OF CAPITAL STOCK

General

         Roma Financial Corporation is authorized to issue 45,000,000 shares of common stock, par value $0.10 per share and 5,000,000 shares of serial preferred stock, par value $0.10 per share. Upon completion of the stock offering, we will have between 19,125,000 shares of common stock at the minimum and 25,875,000 shares of common stock at the maximum of the offering range outstanding (29,756,250 at the adjusted maximum), including shares that will be held by Roma Financial Corporation, MHC and the Roma Bank Community Foundation. Upon payment of the purchase price shares of common stock issued in the offering will be fully paid and non-assessable. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. The common stock will represent non-withdrawable capital, will not be an account of insurable type and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although Roma Financial Corporation, MHC, so long as it is in existence, must own a majority of Roma Financial Corporation's outstanding shares of common stock.

Common Stock

         Distributions. Roma Financial Corporation can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See Our Policy Regarding Dividends on page __. The holders of common stock of Roma Financial Corporation will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of Roma Financial Corporation out of funds legally available therefor. If Roma Financial Corporation issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. The holders of common stock will possess exclusive voting rights in Roma Financial Corporation. The holder of shares of common stock will be entitled to one vote for each share held on all matters subject to stockholder vote and will not have any right to cumulate votes in the election of directors.

         Liquidation Rights. In the event of any liquidation, dissolution, or winding-up of Roma Financial Corporation, the holders of the common stock generally would be entitled to receive, after payment of all debts and liabilities of Roma Financial Corporation (including all debts and liabilities of Roma Bank), all assets of Roma Financial Corporation available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Because the holders of the common stock do not have any preemptive rights with respect to any shares Roma Financial Corporation may issue, the Board of Directors may sell shares of capital stock of Roma Financial Corporation without first offering such shares to existing stockholders. The common stock will not be subject to any redemption provisions.

Preferred Stock

         We are authorized to issue up to 5,000,000 shares of serial preferred stock and to fix and state voting powers, designations, preferences, or other special rights of preferred stock and the qualifications, limitations and restrictions of those shares as the Board of Directors may determine in its discretion. Preferred stock may be issued in distinctly designated series, may be convertible into common stock and may rank prior to the common stock as to dividends rights, liquidation preferences, or both, and may have full or limited voting rights. The issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

         The authorized but unissued shares of preferred stock and the authorized but unissued and unreserved shares of common stock will be available for issuance in future mergers or acquisitions, in future public offerings or private placements. Except as otherwise required to approve the transaction in which the additional authorized shares of preferred stock would be issued, no stockholder approval generally would be required for the issuance of these shares.

                             LEGAL AND TAX OPINIONS

         The legality of the issuance of the common stock being offered and certain matters relating to the stock offering, the establishment of the charitable foundation and federal taxation will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. Matters relating to state taxation will be passed upon for us by Beard Miller Company LLP, Pine Brook, New Jersey. Certain legal matters will be passed upon for Sandler O'Neill + Partners, L.P. by Muldoon Murphy & Aguggia LLP, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of Roma Financial Corporation at December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005 have been included in this prospectus in reliance upon the report of Beard Miller Company LLP, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         Feldman Financial Advisors, Inc. has consented to the publication in this document of a summary of its letter to Roma Financial Corporation setting forth its conclusion as to the estimated pro forma market value of the common stock and has also consented to the use of its name and statements with respect to it appearing in this document.

                            REGISTRATION REQUIREMENTS

         Prior to completion of the offering, we will register our common stock with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. We will be subject to the information, proxy solicitation, insider trading restrictions, tender offer rules, periodic reporting and other requirements of the SEC under the Securities Exchange Act of 1934. We will not deregister the common stock under the Securities Exchange Act of 1934 for a period of at least three years following the stock offering.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form S-1 are, of necessity, brief descriptions. The registration statement and exhibits can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Roma Financial Corporation, that file electronically with the SEC. The address for this web site is http://www.sec.gov.

         We have filed an application for approval of the stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in that application. That information can be examined without charge at the public reference facilities of the Office of Thrift Supervision located at 1700 G Street, N.W., Washington, D.C. 20552.

         A copy of our charter and bylaws, filed as exhibits to the registration statement as well as those of Roma Bank and Roma Financial Corporation, MHC, are available without charge from Roma Financial Corporation. Copies of the plan of stock issuance are also available without charge.

                   Roma Financial Corporation and Subsidiaries



                   Index to Consolidated Financial Statements






Report of Independent Registered Public Accounting Firm.................... F-1

Consolidated Statements of Financial Condition
         as of December 31, 2005 and 2004 ................................. F-

Consolidated Statements of Income
         for the Years Ended December 31, 2005, 2004 and 2003.............. F-

Consolidated Statements of Changes in Stockholders' Equity
         for the Years Ended December 31, 2005, 2004 and 2003.............. F-

Consolidated Statements of Cash Flows
         for the Years Ended December 31, 2005, 2004 and 2003..........F- - F-

Notes to Consolidated Financial Statements.............................F- - F-



         All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

------
[LOGO]
bmc
------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholder
Roma Financial Corporation


         We have audited the accompanying consolidated statements of financial condition of Roma Financial Corporation and Subsidiaries (collectively the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

         We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Roma Financial Corporation and Subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


                                        /s/Beard Miller Company LLP




Beard Miller Company LLP
Pine Brook, New Jersey
February 28, 2006

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                  December 31,
                                                                              -------------------
                                                                                2005       2004
                                                                              --------   --------
                                                                                (In Thousands)

                                     ASSETS

     Cash and amounts due from depository institutions                        $  5,745   $  6,233
     Interest-bearing deposits in other banks                                   22,324     12,666
     Money market funds                                                             20      1,045
                                                                              --------   --------

         Cash and Cash Equivalents                                              28,089     19,944

     Securities available for sale                                              15,514     13,543
     Investment securities held to maturity                                    173,078    160,131
     Mortgage-backed securities held to maturity                               150,101    138,306
     Loans receivable, net of allowance for loan losses $878
         and $750, respectively                                                378,708    335,250
     Premises and equipment                                                     28,679     20,555
     Federal Home Loan Bank of New York stock                                    1,387      4,039
     Interest receivable                                                         3,798      3,187
     Bank owned life insurance                                                  15,640     15,114
     Other assets                                                                2,766      1,746
                                                                              --------   --------

         Total Assets                                                         $797,760   $711,815
                                                                              ========   ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES

     Deposits                                                                 $643,813   $576,300
     Federal Home Loan Bank of New York advances                                 9,702          -
     Advance payments by borrowers for taxes and insurance                       2,063      1,544
     Other liabilities                                                           3,524      2,578
                                                                              --------   --------

         Total Liabilities                                                     659,102    580,422
                                                                              --------   --------

STOCKHOLDER'S EQUITY
     Common stock                                                                    1          -
     Paid-in capital                                                               799
     Retained earnings - substantially restricted                              137,820    131,285
     Accumulated other comprehensive income - unrealized gain on securities
         available for sale, net                                                    38        108
                                                                              --------   --------

         Total Stockholder's Equity                                            138,658    131,393
                                                                              --------   --------

         Total Liabilities and Stockholder's Equity                           $797,760   $711,815
                                                                              ========   ========

See notes to consolidated financial statements.
--------------------------------------------------------------------------------

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME

                                                                Years Ended December 31,
                                                               --------------------------
                                                                2005      2004      2003
                                                              -------   -------   -------
                                                                     (In Thousands)
INTEREST INCOME
   Loans                                                      $20,662   $18,740   $18,009
   Mortgage-backed securities held to maturity                  7,158     6,613     7,176
   Investment securities held to maturity                       5,661     4,720     4,765
   Securities available for sale                                  467       698       761
   Other interest-earning assets                                  684       377       719
                                                              -------   -------   -------

       Total Interest Income                                   34,632    31,148    31,430
                                                              -------   -------   -------

INTEREST EXPENSE
   Deposits                                                    10,742     7,392     8,287
   Borrowings                                                     159         -         -
                                                              -------   -------   -------

       Total Interest Expense                                  10,901     7,392     8,287
                                                              -------   -------   -------

       Net Interest Income                                     23,731    23,756    23,143

PROVISION FOR LOAN LOSSES                                         128        48        85
                                                              -------   -------   -------

       Net Interest Income after Provision for Loan Losses     23,603    23,708    23,058
                                                              -------   -------   -------

NON-INTEREST  INCOME
   Commissions on sales of title policies                       1,159         -         -
   Fees and service charges on deposits                           373       347       327
   Fees and service charges on loans                               85        56        73
   Net gain from sale of mortgage loans originated for sale        14        36         -
   Other                                                        1,285     1,132     1,230
                                                              -------   -------   -------

       Total Non-Interest Income                                2,916     1,571     1,630
                                                              -------   -------   -------

NON-INTEREST EXPENSES
   Salaries and employee benefits                               8,595     7,804     7,607
   Net occupancy expense of premises                            1,152       820       704
   Equipment                                                    1,241     1,028       864
   Data processing fees                                         1,324     1,288     1,248
   Advertising                                                    813       547       477
   Federal insurance premium                                       81        81        82
   Other                                                        1,926     1,843     1,562
                                                              -------   -------   -------

       Total Non-Interest Expenses                             15,132    13,411    12,544
                                                              -------   -------   -------

       Income before Income Taxes                              11,387    11,868    12,144

INCOME TAXES                                                    3,852     4,256     4,437
                                                              -------   -------   -------

       Net Income                                             $ 7,535   $ 7,612   $ 7,707
                                                              =======   =======   =======

See notes to consolidated financial statements.
--------------------------------------------------------------------------------
                                       F-3

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
Years Ended December 31, 2005, 2004 and 2003

                                                                                                      Accumulated
                                                                                                       Other
                                                                                                     Comprehensive
                                                                                                       Income -
                                                                                                     Unrealized
                                                                                     Retained          Gain on
                                                                                     Earnings -       Securities
                                                        Common       Pain-In       Substantially      Available for
                                                        Stock        Capital        Restricted         Sale, Net         Total
                                                        -----        -------       ----------          ---------         -----
                                                                                  (In Thousands)

BALANCE - DECEMBER 31, 2002                             $    -          $  -          $115,966           $159           $116,125
                                                                                                                        --------

     Comprehensive income:
         Net income                                          -             -             7,707              -              7,707
         Unrealized holding loss on securities
         available for sale, net of income taxes
         of $(10)                                            -             -                 -            (14)               (14)
                                                                                                                        --------

         Total Comprehensive Income                                                                                        7,693
                                                        -------         -----         --------           ----           --------

BALANCE - DECEMBER 31, 2003                                  -             -           123,673            145            123,818
                                                                                                                        --------

     Comprehensive income:
         Net income                                          -             -             7,612              -              7,612
         Unrealized holding loss on securities
         available for sale, net of income  taxes
         of $(27)                                            -             -                 -            (37)               (37)
                                                                                                                        --------

         Total Comprehensive Income                                                                                        7,575
                                                        ------          ----          --------           ----           --------

BALANCE - DECEMBER 31, 2004                                  -             -           131,285            108            131,393
                                                                                                                        --------

     Comprehensive income:
         Net income                                          -             -             7,535              -              7,535
         Unrealized holding loss on securities
         available for sale, net of income  taxes
         of $(49)                                            -             -                 -            (70)               (70)
                                                                                                                        --------

         Total Comprehensive Income                                                                                        7,465
                                                                                                                        --------

     Initial capitalization of mutual holding
         company                                             1           799            (1,000)             -               (200)
                                                        ------          ----          --------           ----           --------

BALANCE - DECEMBER 31, 2005                             $    1          $799          $137,820           $ 38           $138,658
                                                        ======          ====          ========           ====           ========


See notes to consolidated financial statements.
--------------------------------------------------------------------------------
                                       F-4

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               Years Ended December 31,
                                                                          ------------------------------------
                                                                             2005         2004         2003
                                                                          ---------    ---------    ---------
                                                                                     (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                             $   7,535    $   7,613    $   7,707
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation of premises and equipment                                    755          566          481
      Amortization of premiums and accretion of discounts on securities         (91)         (99)        (211)
      Accretion of deferred loan fees and discounts                            (171)        (177)        (413)
      Net gain on sale of mortgage loans originated for sale                    (14)         (36)           -
      Mortgage loans originated for sale                                     (2,718)      (4,858)           -
      Proceeds from sales of mortgage loans originated for sale               2,732        4,894            -
      Provision for loan losses                                                 128           48           85
      Deferred income tax expense (benefit)                                     134         (175)         426
      (Increase) in interest receivable                                        (611)        (230)        (169)
      (Increase) in cash surrender value of bank owned life insurance          (526)        (533)        (683)
      (Increase) decrease in other assets                                    (1,020)         295         (939)
      Increase (decrease) in interest payable                                   716          (11)        (175)
      Increase (decrease) in other liabilities                                  145          808         (898)
                                                                          ---------    ---------    ---------

         Net Cash Provided by Operating Activities                            6,994        8,105        5,211
                                                                          ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from repayments on securities available for sale                     17          148          179
   Proceeds from maturities and calls of securities available for sale            -        2,395       17,015
   Purchases of securities available for sale                                (2,101)      (2,095)      (1,054)
   Proceeds from maturities and calls of investment securities held to
      maturity                                                               10,060       41,160      217,960
   Purchases of investment securities held to maturity                      (22,988)     (48,449)    (273,274)
   Principal repayments on mortgage-backed securities held to maturity       31,207       32,923       74,179
   Purchases of mortgage-backed securities held to maturity                 (42,936)     (35,893)     (62,397)
   Net increase in loans receivable                                         (43,415)     (31,289)     (44,917)
   Additions to premises and equipment                                       (8,879)      (7,089)      (4,176)
   (Purchase) redemption of Federal Home Loan Bank of New York stock          2,652         (105)         249
   Purchase of bank owned life insurance                                          -           (1)      (1,187)
                                                                          ---------    ---------    ---------

         Net Cash Used in Investing Activities                              (76,383)     (48,295)     (77,423)
                                                                          ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits                                                  67,513       31,839       34,765
   Increase in advance payments by borrowers for taxes and insurance            519           77          247
   Federal Home Loan Bank of New York advances                               10,000            -            -
   Repayments of Federal Home Loan Bank of New York advances                   (298)           -            -
   Initial capitalization of mutual holding company                            (200)           -            -
                                                                          ---------    ---------    ---------

         Net Cash Provided by Financing Activities                           77,534       31,916       35,012
                                                                          ---------    ---------    ---------

         Net Increase (Decrease) in Cash and Cash Equivalents                 8,145       (8,274)     (37,200)

CASH AND CASH EQUIVALENTS - BEGINNING                                        19,944       28,218       65,418
                                                                          ---------    ---------    ---------

CASH AND CASH EQUIVALENTS - ENDING                                        $  28,089    $  19,944    $  28,218
                                                                          =========    =========    =========

SUPPLEMENTARY CASH FLOWS INFORMATION
   Income taxes paid, net                                                 $   4,271    $   4,470    $   4,603
                                                                          =========    =========    =========

   Interest paid                                                          $  10,185    $   7,403    $   8,462
                                                                          =========    =========    =========

See notes to consolidated financial statements.
--------------------------------------------------------------------------------
                                       F-5

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Roma Financial Corporation (the "Company"), its wholly-owned subsidiary, Roma Bank (the "Bank") and the Bank's wholly-owned subsidiaries, Roma Capital Investment Co. (the "Investment Co.") and General Abstract and Title Agency (the "Title Co."). All significant intercompany accounts and transactions have been eliminated in consolidation.

     The Investment Co. was incorporated in the State of New Jersey effective September 4, 2004, and began operations October 1, 2004. The Investment Co. is subject to the investment company provisions of the New Jersey Corporation Business Tax Act. The Title Co. was incorporated in the State of New Jersey effective March 7, 2005 and commenced operations April 1, 2005.

Basis of Consolidated Financial Statement Presentation

     The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statements of financial condition and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates.

     A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for loan losses. Management believes that the allowance for loan losses is adequate. While management uses the most current information available to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions in the market area.

     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations.

Cash and Cash Equivalents

     Cash and cash equivalents include cash and amounts due from depository institutions, interest-bearing deposits in other banks with original maturities of three months or less and money market funds.

Securities

     Investments in debt securities that the Bank and the Investment Co. have the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities nor as held to maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of deferred income taxes, reported in the accumulated other comprehensive income component of retained earnings.

     Declines in the fair value of available for sale and held to maturity securities below their amortized cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than amortized cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank and Investment Co. to retain the investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

--------------------------------------------------------------------------------
                                      F-6

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Securities (Continued)

     Discounts and premiums are accreted/amortized to income by use of a method which approximates the level-yield method.

     Gain or loss on sales of securities is based on the specific identification method.

Loans Receivable

     Loans receivable are carried at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and discounts.

     The Bank defers loan origination fees and certain direct loan origination costs and accretes/amortizes such amounts to income using the level-yield method over the contractual lives of the related loans.

     The Bank provides an allowance for the loss of uncollected interest on loans that are more than ninety days delinquent as to principal or interest. Such interest ultimately collected is credited to income in the period of recovery.

Allowance for Loan Losses

     An allowance for loan losses is maintained at a level that represents management's best estimate of losses known and inherent in the loan portfolio that are both probable and reasonable to estimate. Management of the Bank, in determining the allowance for loan losses, considers the risks inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the general economic and real estate market conditions. The Bank utilizes a three tier approach: identification of impaired and classified loans and establishment of specific loss allowances on such loans; and establishment of general valuation allowances on the remainder of its loan portfolio. The Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of potential impaired loans. Such system takes into consideration, among other things, delinquency status, size of loans, types of collateral and financial condition of the borrowers. Specific loan loss allowances are established for identified loans based on a review of such information and/or appraisals of the underlying collateral. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Although management believes that appropriate loan loss allowances are established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may be necessary. Payments received on impaired loans are applied first to accrued interest receivable and then to principal.

     A loan evaluated for impairment is deemed to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. The Bank does not aggregate such loans for evaluation purposes. Payments received on impaired loans are applied first to interest receivable and then to principal.

--------------------------------------------------------------------------------
                                      F-7

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premises and Equipment

     Premises and equipment are comprised of land and land improvements, at cost, and buildings and improvements and furnishings and equipment, at cost, less accumulated depreciation. Depreciation charges are computed on the straight-line method over the following estimated useful lives:

                                                                  Years
                                                            -------------------
               Buildings and improvements                        20 - 50
               Furnishings and equipment                          3 - 10

     Significant renewals and betterments are charged to the premises and equipment account. Maintenance and repairs are charged to expense in the year incurred. Rental income is netted against occupancy costs in the statements of income.

Bank Owned Life Insurance

     Bank owned life insurance is accounted for using the cash surrender value method and is recorded at its realizable value. The change in the net asset value is recorded as non-interest income.

Income Taxes

     The Company and it subsidiaries file a consolidated federal income tax return. Income taxes are allocated to the Company and its subsidiaries based on the contribution of their income or use of their loss in the consolidated return. Separate state income tax returns are filed by the Bank and its subsidiaries.

     Federal and state income taxes have been provided on the basis of reported income. The amounts reflected on the tax returns differ from these provisions due principally to temporary differences in the reporting of certain items for financial reporting and income tax reporting purposes. Deferred income taxes have been recorded to recognize such temporary differences.

Advertising Costs

     Advertising costs are expensed as incurred. The direct response advertising conducted by the Bank is immaterial and has not been capitalized.

Other Comprehensive Income

     The Bank records unrealized gains and losses, net of deferred income taxes, on available for sale securities in accumulated other comprehensive income. Realized gains and losses, if any, are reclassified to non-interest income upon the sale of the related securities or upon the recognition of an impairment loss. The Bank has elected to report the effects of other comprehensive income in the statements of retained earnings.

--------------------------------------------------------------------------------
                                      F-8

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interest Rate Risk

     We are principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowings and other funds, to purchase securities and to make loans secured by real estate. The potential for interest-rate risk exists as a result of the generally shorter duration of our interest-sensitive liabilities compared to the generally longer duration of our interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing net interest income. For this reason, management regularly monitors the maturity structure of our assets and liabilities in order to measure our level of interest-rate risk and to plan for future volatility.

Concentration of Risk

     The Bank's lending activity is concentrated in loans secured by real estate located in the State of New Jersey.

Recent Accounting Pronouncements

     Accounting for Stock-Based Payments: In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised): "Share-Based Payment." SFAS No. 123 (revised) replaces SFAS No. 123 and supersedes APB Opinion No.
     25. SFAS No. 123 (revised) requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Public companies are required to adopt the new standard using a modified prospective method and may elect to restate prior periods using the modified retrospective method. Under the modified prospective method, companies are required to record compensation cost for new and modified awards over the related vesting period of such awards prospectively and record compensation cost prospectively for the unvested portion, at the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. No change to prior periods presented is permitted under the modified prospective method. Under the modified retrospective method, companies record compensation costs for prior periods retroactively through restatement of such periods using the exact pro forma amounts previously disclosed.

     We are required to adopt SFAS No. 123 (revised) in the first annual period beginning after December 15, 2005. Accordingly, we would be required to record compensation expense for all awards granted after December 31, 2005.

     The pronouncement related to stock-based payments will not have any effect on our existing historical consolidated financial statements as we do not presently have stock-based compensation plans and as restatements of previously reported periods will not be required.

--------------------------------------------------------------------------------
                                      F-9

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

     Accounting For Variable Interest Entities: In December 2003, the FASB issued a revision to Interpretation 46, "Consolidation of Variable Interest Entities," which established standards for identifying a variable interest entity ("VIE") and for determining under what circumstances a VIE should be consolidated with its primary beneficiary. Application of this interpretation is now required in financial statements of entities that have interests in special-purpose entities. The adoption of this interpretation has not had and is not expected to have a material effect on our consolidated financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29," which eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The statement defines a non-monetary exchange with commercial substance as one in which the future cash flows of an entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for fiscal years beginning after June 15, 2005. We will adopt this statement as required, and management does not believe the adoption will have a material effect on its results of operations or financial position.

     Accounting Changes and Error Corrections: In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." The Statement requires retroactive application of a voluntary change in accounting principle to prior period financial statements unless it is impracticable. SFAS No. 154 also requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 replaces APB Opinion 20, "Accounting Changes," and SFAS 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Management currently believes that adoption of the provisions of SFAS No. 154 will not have a material impact on the Company's consolidated financial statements.

Reclassification

     Certain amounts for the prior periods have been reclassified to conform to the current period's presentation.

--------------------------------------------------------------------------------
                                      F-10

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SECURITIES AVAILABLE FOR SALE

                                                                  December 31, 2005
                                                  ---------------------------------------------------
                                                                  Gross         Gross
                                                  Amortized    Unrealized    Unrealized      Carrying
                                                     Cost         Gains         Losses        Value
                                                   -------       -------       -------       -------
                                                               (In Thousands)
Mortgage-backed securities                         $   121       $     9       $     -       $   130
                                                   -------       -------       -------       -------

Obligations of state and political subdivisions:
     After five years through ten years              2,098            44             -         2,142
     After ten years                                 7,912           165             -         8,077
                                                   -------       -------       -------       -------

                                                    10,010           209             -        10,219
                                                   -------       -------       -------       -------
U.S. Government (including agencies) due after       3,000             -            39         2,961
     one year through five years
Equity securities                                       50             -             -            50
Mutual fund shares                                   2,266             -           112         2,154
                                                   -------       -------       -------       -------

                                                   $15,447       $   218       $   151       $15,514
                                                   =======       =======       =======       =======


                                                                  December 31, 2004
                                                  ---------------------------------------------------
                                                                  Gross         Gross
                                                  Amortized    Unrealized    Unrealized      Carrying
                                                     Cost         Gains         Losses        Value
                                                   -------       -------       -------       -------
                                                               (In Thousands)

Mortgage-backed securities                         $   139       $    10       $     -       $   149
                                                   -------       -------       -------       -------

Obligations of state and political subdivisions:
     After five years through ten years                798            30             -           828
     After ten years                                 9,206           217             -         9,423
                                                   -------       -------       -------       -------

                                                    10,004           247             -        10,251
                                                   -------       -------       -------       -------
U.S. Government (including agencies) due after         999             -            18           981
     one year through five years
Equity securities                                       50             -             -            50
Mutual fund shares                                   2,165             -            53         2,112
                                                   -------       -------       -------       -------

                                                   $13,357       $   257       $    71       $13,543
                                                   =======       =======       =======       =======

--------------------------------------------------------------------------------
                                      F-11

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SECURITIES AVAILABLE FOR SALE (CONTINUED)

The unrealized losses, categorized by the length of time of continuous loss position, and the fair value of related securities available for sale are as follows:

                                 Less than 12 Months       More than 12 Months            Total
                                 -------------------       -------------------     ---------------------
                                 Fair      Unrealized      Fair     Unrealized       Fair     Unrealized
                                 Value       Losses        Value      Losses         Value      Losses
                                 -----       ------        -----      ------         -----      ------
                                                            (In Thousands)
December 31, 2005:
     U.S. Government
         (including agencies)   $1,991       $    9       $  970       $   30       $2,961       $   39
     Mutual funds                    -            -        2,154          112        2,154          112
                                ------       ------       ------       ------       ------       ------

                                $1,991       $    9       $3,124       $  142       $5,115       $  151
                                ======       ======       ======       ======       ======       ======

December 31, 2004:
     U.S. Government
         (including agencies)   $  981       $   18       $    -       $    -       $  981       $   18
     Mutual funds                    -            -        2,112           53        2,112           53
                                ------       ------       ------       ------       ------       ------

                                $  981       $   18       $2,112       $   53       $3,093       $   71
                                ======       ======       ======       ======       ======       ======

Management does not believe that any of the individual unrealized losses represent an other-than-temporary impairment. The unrealized losses on mutual funds are on shares in registered funds that invest primarily in money market instruments and short to moderate term fixed rate securities. The unrealized losses on U.S. Government agency securities are on fixed rate securities. These unrealized losses are due to changes in market interest rates. The Bank and Investment Co. have the intent and ability to hold these securities for a time necessary to recover the amortized cost.

There were no sales of securities available for sale during the years ended December 31, 2005, 2004, and 2003.


--------------------------------------------------------------------------------

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3 - INVESTMENT SECURITIES HELD TO MATURITY

                                                                    December 31, 2005
                                                     ----------------------------------------------------
                                                                  Gross           Gross
                                                    Carrying    Unrealized      Unrealized     Estimated
                                                     Value        Gains           Losses       Fair Value
                                                     -----        -----           ------       ----------
                                                                     (In Thousands)
U.S. Government (including agencies):
     Within one year                               $ 27,998       $      -       $    456       $ 27,542
     After one year through five years               96,809              -          2,331         94,478
     After five years through ten years              47,456              2            831         46,627
                                                   --------       --------       --------       --------

                                                    172,263              2          3,618        168,647

Obligations of state and political subdivisions:
     After ten years                                    815             22              -            837
                                                   --------       --------       --------       --------

                                                   $173,078       $     24       $  3,618       $169,484
                                                   ========       ========       ========       ========

                                                                    December 31, 2004
                                                     ----------------------------------------------------
                                                                  Gross           Gross
                                                    Carrying    Unrealized      Unrealized     Estimated
                                                     Value        Gains           Losses       Fair Value
                                                     -----        -----           ------       ----------
                                                                     (In Thousands)

U.S. Government (including agencies):
     After one year through five years             $114,802       $      9       $  1,380       $113,431
     After five years through ten years              44,455             49            311         44,193
                                                   --------       --------       --------       --------

                                                    159,257             58          1,691        157,624
                                                   --------       --------       --------       --------

Obligations of state and political subdivisions:
     Within one year                                     60              -              -             60
     After ten years                                    814             31              -            845
                                                   --------       --------       --------       --------

                                                        874             31              -            905
                                                   --------       --------       --------       --------

                                                   $160,131       $     89       $  1,691       $158,529
                                                   ========       ========       ========       ========


--------------------------------------------------------------------------------
                                      F-13

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3 - INVESTMENT SECURITIES HELD TO MATURITY (CONTINUED)

                                     Less than 12 Months  More than 12 Months        Total
                                     -------------------  ------------------- ----------------------
                                     Fair    Unrealized   Fair    Unrealized    Fair     Unrealized
                                     Value    Losses      Value     Losses      Value      Losses
                                     -----    ------      -----     ------      -----      ------
                                                          (In Thousands)
December 31, 2005:
     U.S. Government
         (including agencies):
         Within one year          $      -   $      -   $ 27,542   $    456   $ 27,542   $    456
         After one year
            through five
            years                    4,897        102     88,579      2,229     93,476      2,331
         After five years
            through ten
            years                    9,850        126     36,777        705     46,627        831
                                  --------   --------   --------   --------   --------   --------

                                  $ 14,747   $    228   $152,898   $  3,390   $167,645   $  3,618
                                  ========   ========   ========   ========   ========   ========

December 31, 2004:
     U.S. Government
          (including agencies):
          After one year
             through five
             years                $  8,933   $     64   $ 96,492   $  1,316   $105,425   $  1,380
         After five years
             through ten
             years                  19,307        181      9,864        130     29,171        311
                                  --------   --------   --------   --------   --------   --------

                                  $ 28,240   $    245   $106,356   $  1,446   $134,596   $  1,691
                                  ========   ========   ========   ========   ========   ========

Management does not believe that any of the individual unrealized losses represent an other-than-temporary impairment. The unrealized losses are on issues that earn interest at a fixed interest rate and are due to changes in market interest rates. The Bank and Investment Co. have the intent and ability to hold these investments for a time necessary to recover the amortized cost.

There were no sales of investment securities held to maturity during the years ended December 31, 2005, 2004, and 2003.

At December 31, 2005 and 2004, approximately $172.3 million and $158.3 million, respectively, of investment securities held to maturity were callable within one year.

See Note 9 for information as to investment securities held to maturity which are pledged for borrowings.


--------------------------------------------------------------------------------
                                      F-14

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - MORTGAGE-BACKED SECURITIES HELD TO MATURITY

                                                                              December 31, 2005
                                                          --------------------------------------------------------------------
                                                                              Gross              Gross
                                                         Carrying          Unrealized         Unrealized           Estimated
                                                          Value               Gains             Losses             Fair Value
                                                          -----               -----             ------             ----------
                                                                                (In Thousands)
Government National Mortgage Association                $    7,454             $  59             $    63          $    7,450
Federal Home Loan Mortgage Corporation                      80,155               427               1,610              78,972
Federal National Mortgage Association                       58,389               398                 987              57,800
Collateralized mortgage obligations                          4,103                 -                 214               3,889
                                                          --------              ----              ------            --------

                                                          $150,101              $884              $2,874            $148,111
                                                          ========              ====              ======            ========

                                                                              December 31, 2004
                                                          --------------------------------------------------------------------
                                                                              Gross              Gross
                                                         Carrying          Unrealized         Unrealized           Estimated
                                                          Value               Gains             Losses             Fair Value
                                                          -----               -----             ------             ----------
                                                                                (In Thousands)
Government National Mortgage Association                $    9,167            $   154              $  34          $    9,287
Federal Home Loan Mortgage Corporation                      60,086              1,155                 92              61,149
Federal National Mortgage Association                       63,913              1,230                180              64,963
Collateralized mortgage obligations                          5,140                  -                 93               5,047
                                                          --------             ------               ----            --------

                                                          $138,306             $2,539               $399            $140,446
                                                          ========             ======               ====            ========

The unrealized losses, categorized by the length of time of continuous loss position, and the fair value of related mortgage-backed securities held to maturity are as follows:

                                      Less than 12 Months          More than 12 Months               Total
                                      -------------------          -------------------        ------------------------
                                      Fair      Unrealized         Fair        Unrealized      Fair        Unrealized
                                      Value       Losses           Value         Losses        Value         Losses
                                      -----       ------           -----         ------        -----         ------
                                                                    (In Thousands)
December 31, 2005:
     Government National
         Mortgage
         Association                 $ 1,579      $   13         $ 2,626          $   50     $  4,205         $   63
     Federal Home Loan
         Mortgage
         Corporation                  37,757       1,000          12,152             610       49,909          1,610
     Federal National
         Mortgage
         Association                  23,238         342          19,569             645       42,807            987
     Collateralized mortgage
         obligations                       -           -           3,889             214        3,889            214
                                     -------      ------         -------          ------     --------         ------

                                     $62,574      $1,355         $38,236          $1,519     $100,810         $2,874
                                     =======      ======         =======          ======     ========         ======

--------------------------------------------------------------------------------

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 - MORTGAGE-BACKED SECURITIES HELD TO MATURITY (CONTINUED)

                                       Less than 12 Months     More than 12 Months          Total
                                       -------------------     -------------------   --------------------
                                      Fair       Unrealized    Fair     Unrealized     Fair   Unrealized
                                      Value        Losses      Value      Losses       Value    Losses
                                      -----        ------      -----      ------       -----    ------
                                                                             (In Thousands)
December 31, 2004:
     Government National
         Mortgage
         Association                 $ 3,718        $ 34       $    -       $ -      $ 3,718      $ 34
     Federal Home Loan
         Mortgage
         Corporation                  18,136          92            -         -       18,136        92
     Federal National
         Mortgage
         Association                  24,234         180            -         -       24,234       180
     Collateralized mortgage
         obligations                       -           -        5,047        93        5,047        93
                                     -------        ----       ------       ---      -------      ----

                                     $46,088        $306       $5,047       $93      $51,135      $399
                                     =======        ====       ======       ===      =======      ====

Management does not believe that any of the individual unrealized losses represent an other-than-temporary impairment. The unrealized losses on mortgage-backed securities relate primarily to fixed interest rate and to a lesser extent adjustable interest rate securities. Such losses are the result of changes in interest rates. The Bank and Investment Co. have the intent and ability to hold these securities for a time necessary to recover the amortized cost.

There were no sales of mortgage-backed securities held to maturity during the years ended December 31, 2005, 2004, and 2003.

At December 31, 2005 and 2004, mortgage-backed securities held to maturity with a carrying value of approximately $58,000 and $85,000, respectively, were pledged to secure public funds on deposit.


--------------------------------------------------------------------------------
                                      F-16

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5 - LOANS RECEIVABLE

                                                           December 31,
                                                       ---------------------
                                                          2005        2004
                                                       ---------   ---------
                                                         (In Thousands)

Real estate mortgage loans:
     Conventional 1-4 family                            $191,634   $201,385
     Commercial and multi-family                          53,614     42,435
                                                        --------   --------

                                                         245,248    243,820
                                                        --------   --------

Construction                                              20,020      7,423
                                                        --------   --------

Consumer:
     Personal                                                465        503
     Passbook or certificate                               1,071      1,411
     Automobile                                               41         49
     Equity and second mortgages                         118,318     86,772
                                                        --------   --------

                                                         119,895     88,735
                                                        --------   --------

Commercial                                                 2,351      1,634
                                                        --------   --------

       Total Loans                                       387,514    341,612
                                                        --------   --------

Less:
     Allowance for loan losses                               878        750
     Deferred loan fees and discounts                        269        461
     Loans in process                                      7,659      5,151
                                                        --------   --------

                                                           8,806      6,362
                                                        --------   --------

                                                        $378,708   $335,250
                                                        ========   ========

At December 31, 2005 and 2004, loans serviced for the benefit of others totaled approximately $7,206,000 and $4,727,000, respectively.

At December 31, 2005, 2004 and 2003, nonaccrual loans for which the accrual of interest has been discontinued totaled approximately $654,000, $787,000 and $908,000, respectively. Interest income on such loans is recognized only when actually collected. During the years ended December 31, 2005, 2004 and 2003, the Bank recognized interest income of approximately $40,000, $34,000 and $42,000, respectively, on these loans. Interest income that would have been recorded had the loans been on the accrual status, would have amounted to approximately $47,000, $55,000 and $64,000 for the years ended December 31, 2005, 2004 and
2003, respectively. The Bank is not committed to lend additional funds to borrowers whose loans have been placed on nonaccrual status.


--------------------------------------------------------------------------------
                                      F-17

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5 - LOANS RECEIVABLE (CONTINUED)

Impaired loans and related amounts recorded in the allowance for loan losses are summarized as follows:

                                                                               December 31,
                                                                            -----------------
                                                                             2005       2004
                                                                             ----       ----
                                                                              (In Thousands)
          Recorded investment in impaired loans with recorded allowances    $  68       $122
          Related allowance for loan losses                                   (11)       (39)
                                                                            -----       ----

                                                                            $  57       $ 83
                                                                            =====       ====

For the years ended December 31, 2005, 2004 and 2003, the average recorded investment in impaired loans totaled approximately $73,000, $112,000 and $239,000, respectively. Interest income of approximately $13,000, $8,000 and $15,000, respectively, all recorded on the cash basis, was recognized on impaired loans during the period of impairment.

The following is an analysis of the allowance for loan losses:

                                                                   Years Ended December 31,
                                                               ------------------------------
                                                                2005        2004        2003
                                                                ----        ----        ----
                                                                       (In Thousands)
          Balance - beginning                                   $750        $702        $637
               Provisions charged to operations                  128          48          85
               Losses charged to allowance                         -           -         (20)
                                                                ----        ----        ----

          Balance - ending                                      $878        $750        $702
                                                                ====        ====        ====

The Bank has granted loans to officers and directors of the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate amount of these loans at December 31, 2005 and 2004, was approximately $758,000 and $789,000, respectively. During the year ended December 31, 2005, there were no new loans to related parties and repayments totaled $31,000.


--------------------------------------------------------------------------------
                                      F-18

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 6 - PREMISES AND EQUIPMENT

                                                                                December 31,
                                                                            --------------------
                                                                              2005        2004
                                                                            --------    --------
                                                                               (In Thousands)
          Land held for future development                                  $  1,055    $  1,557
                                                                            --------    --------

          Construction in progress, including land 2005 $503; 2004 $1,554        569       6,810
                                                                            --------    --------

          Land and land improvements                                           5,270       3,716
                                                                            --------    --------

          Buildings and improvements                                          22,235      10,164
          Accumulated depreciation                                            (3,203)     (2,891)
                                                                            --------    --------

                                                                              19,032       7,273
                                                                            --------    --------

          Furnishings and equipment                                            6,310       4,333
          Accumulated depreciation                                            (3,557)     (3,134)
                                                                            --------    --------

                                                                               2,753       1,199
                                                                            --------    --------

                                                                            $ 28,679    $ 20,555
                                                                            ========    ========

                                                                                December 31,
                                                                            --------------------
                                                                              2005        2004
                                                                            --------    --------
                                                                               (In Thousands)

NOTE 7 - INTEREST RECEIVABLE
          Loans receivable                                                  $  1,576    $  1,298
          Investment securities held to maturity                               1,386       1,171
          Mortgage-backed securities held to maturity                            681         582
          Securities available for sale                                          155         131
          Other interest-earning assets                                            -           5
                                                                            --------    --------

                                                                            $  3,798    $  3,187
                                                                            ========    ========

--------------------------------------------------------------------------------
                                      F-19

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 8 - DEPOSITS

                                                                          December 31,
                                                -----------------------------------------------------------------
                                                        2005                                  2004
                                                --------------------------            ---------------------------
                                                                Weighted                              Weighted
                                                                Average                               Average
                                                Amount       Interest Rate            Amount        Interest Rate
                                                ------       -------------            ------        -------------
                                                                   (Dollars In Thousands)
Demand:
     Non-interest bearing checking            $ 20,661            0.00%             $ 14,246             0.00%
     Interest bearing checking                 100,721            0.54%               99,937             0.39%
                                              --------                              --------

                                               121,382            0.45%              114,183             0.34%

Savings and club                               208,109            0.93%              223,626             0.76%

Certificates of deposit                        314,322            3.48%              238,491             2.51%
                                              --------                              --------
                                              $643,813            2.08%             $576,300             1.40%
                                              ========                              ========

Certificates   of  deposit  with   balances  of  more  than   $100,000   totaled
approximately  $69,721,000  and  $43,982,000  at  December  31,  2005 and  2004,
respectively. Deposits in excess of $100,000 are not insured by the Federal Deposit Insurance Corporation.

                                                                               December 31,
                                                                         ----------------------
                                                                           2005          2004
                                                                         --------      --------
                                                                             (In Thousands)

          One year or less                                               $204,013      $133,126
          After one to three years                                         77,125        84,309
          After three years                                                33,184        21,056
                                                                         --------      --------

                                                                         $314,322      $238,491
                                                                         ========      ========

Interest expense on deposits consists of the following:

                                                                  Years Ended December 31,
                                                             ----------------------------------
                                                              2005         2004          2003
                                                             -------       ------        ------
                                                                      (In Thousands)
          Demand                                             $   477       $  356        $  495
          Savings and club                                     1,987        1,675         2,015
          Certificates of deposit                              8,278        5,361         5,777
                                                             -------       ------        ------

                                                             $10,742       $7,392        $8,287
                                                             =======       ======        ======


--------------------------------------------------------------------------------
                                      F-20

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES

At December 31, 2005, the Bank had outstanding Federal Home Loan Bank of New York advances totaling $9,701,500. The borrowing is at a fixed rate of 4.49% and requires monthly principal and interest payment of $186,385 with a final maturity of September 15, 2010. A schedule of the annual principal obligation is as follows (in thousands):

                            Year ending December 31,
                                 2006                             $1,839
                                 2007                              1,923
                                 2008                              2,011
                                 2009                              2,103
                                 2010                              1,826
                                                                  ------

                                                                  $9,702
                                                                  ======

The advances were secured by pledges of the Bank's investment in the capital stock of the Federal Home Loan Bank of New York (FHLB) totaling $1,387,000 and a specific pledge of investment securities held to maturity with a par value totaling $59 million.

At December 31, 2005 and 2004, the Bank also had available to it $74,060,400 and $33,939,000, respectively, under a revolving line of credit and an additional $74,060,400 and $33,939,000, respectively, under a Companion (DRA) Commitment, both expiring July 31, 2006 and July 29, 2005, respectively, with the Federal Home Loan Bank of New York. Borrowings are at the lenders cost of funds plus 0.25%. There were no outstanding borrowings under the line of credit or DRA at December 31, 2005 and 2004.


NOTE 10 - REGULATORY CAPITAL REQUIREMENT

The Bank is subject to various regulatory capital requirements administered by Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weighting, and other factors.

--------------------------------------------------------------------------------
                                      F-21

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 10 - REGULATORY CAPITAL REQUIREMENT (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to adjusted total assets (as defined). The following tables present a reconciliation of capital per accounting principles generally accepted in the United States of America ("GAAP") and regulatory capital and information as to the Bank's capital levels at the dates presented:

                                                                                                        December 31,
                                                                                                ----------------------------
                                                                                                  2005                2004
                                                                                                --------            --------
                                                                                                       (In Thousands)
          GAAP capital                                                                          $137,858            $131,393
          Goodwill                                                                                  (572)                  -
          Unrealized gain on securities available for sale                                           (38)               (108)
                                                                                                --------            --------

          Core and tangible capital                                                              137,248             131,285
          General valuation allowance                                                                867                 711
                                                                                                --------            --------

                 Total Regulatory Capital                                                       $138,115            $131,996
                                                                                                ========            ========


                                                                                                     To be Well Capitalized
                                                                                                          under Prompt
                                                                           For Capital Adequacy        Corrective Action
                                                        Actual                    Purposes                 Provisions
                                                ---------------------     ----------------------    -----------------------
                                                  Amount       Ratio         Amount       Ratio        Amount       Ratio
                                                  ------       -----         ------       -----        ------       -----
                                                                       (Dollars in Thousands)
As of December 31, 2005:
     Total capital (to risk-weighted
         assets)                                $138,115       32.74%     $  33,748        8.00%    $  42,185       10.00%
     Tier 1 capital (to risk-weighted
         assets)                                 137,248       32.53              -           -        25,311        6.00
     Core (Tier 1) capital (to adjusted
         total assets)                           137,248       17.21         31,900        4.00        39,874        5.00
     Tangible capital (to adjusted total
     assets)                                     137,248       17.21         11,962        1.50             -           -

As of December 31, 2004:
     Total capital (to risk-weighted
         assets)                                $131,996       37.06%     $  25,497        8.00%    $  35,621       10.00%
     Tier 1 capital (to risk-weighted
         assets)                                 131,285       36.86              -           -        21,372        6.00
     Core (Tier 1) capital (to adjusted
         total assets)                           131,285       18.46         28,454        4.00        35,568        5.00
     Tangible capital (to adjusted total
     assets)                                     131,285       18.46         10,670        1.50             -           -

As of February 2, 2006, the most recent notification from the Office of Thrift Supervision, the Bank, based on its actual capital amounts at September 30, 2005, was categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total, risk-based, and Tier 1 leverage ratios of 10%, 6% and 5%, respectively. There are no conditions exiting or events which have occurred since notification that management believes have changed the Bank's category.

--------------------------------------------------------------------------------
                                      F-22

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 11 - BENEFIT PLANS

Pension Plan

     The Bank has a non-contributory pension plan covering all eligible employees. The Bank's policy is to fund the pension plan with annual contributions which equal the maximum amount deductible for federal income tax purposes. The following table sets forth the plan's funded status and components of net periodic pension expense:

                                                             December 31,
                                                          ------------------
                                                           2005        2004
                                                          ------      ------
                                                            (In Thousands)
Change in Benefit Obligation
     Benefit obligation - beginning                      $ 6,709     $ 6,294
         Service cost                                        282         288
         Interest cost                                       412         387
         Actuarial (gain) loss                               727          (9)
         Benefits paid                                      (251)       (233)
         Settlements                                         (84)        (18)
                                                         -------     -------

     Benefit obligation - ending                         $ 7,795     $ 6,709
                                                         =======     =======

Change in Plan Assets
     Fair value of assets - beginning                    $ 6,038     $ 5,567
         Actual gain on plan assets                          728         552
         Employer contributions                              591         170
         Benefits paid                                      (251)       (233)
         Settlements                                         (84)        (18)
                                                         -------     -------

     Fair value of assets - ending                       $ 7,022     $ 6,038
                                                         =======     =======

Reconciliation of Funded Status
     Accumulated benefit obligation                      $(6,773)    $(5,805)
                                                         =======     =======

     Projected benefit obligation                        $(7,795)    $(6,709)
     Fair value assets                                     7,022       6,038
                                                         -------     -------

     Funded status                                          (773)       (671)
     Unrecognized transition obligation                        -          23
     Unrecognized net loss                                 1,470         990
     Unrecognized prior service liability                    180         240
                                                         -------     -------

     Prepaid expense                                     $   877     $   582
                                                         =======     =======

Discount rate                                               5.88%       6.25%
Long-term rate                                              8.50%       8.50%
Salary increase rate                                        3.50%       4.00%

--------------------------------------------------------------------------------
                                      F-23

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - BENEFIT PLANS (CONTINUED)

Pension Plan (Continued)

                                                 Years Ended December 31,
                                                 ------------------------
                                                 2005      2004      2003
                                                 ----      ----      ----
                                                      (In Thousands)
Net periods pension expense
     Service cost                               $ 282     $ 289     $ 244
     Interest cost                                412       387       365
     Expected return on assets                   (511)     (471)     (327)
     Amortization of:
         Unrecognized transition obligation        23        46        46
         Unrecognized prior service liability      60        60        60
         Unrecognized loss                         30        47        39
                                                -----     -----     -----

Total pension expense                           $ 296     $ 358     $ 427
                                                =====     =====     =====

Discount rate                                    5.88%     6.25%     6.75%
Salary increase rate                             3.50%     4.00%     4.00%

Plan Asset Allocations

     The Bank's pension plan weighted-average asset allocations, by asset category, are as follows:

                                                              October 1,
                                                           ----------------
                                                           2005        2004
                                                           ----        ----

          Equity securities                                  72%         69%
          Debt securities (Bond Mutual Funds)                28          31
                                                            ---        ----

                                                            100%        100%
                                                            ===        ====

Long-Term Rate of Return

     The long term rate of return on assets assumption is based on historical returns earned by equities and fixed income securities, adjusted to reflect expectations of future returns as applied to the plan's target allocation of asset classes. Equities and fixed income securities were assumed to earn real rates of return in the ranges of 5-9% and 2-6%, respectively. The long term inflation rate was estimated to be 3%. When these overall return expectations are applied to the plan's target allocation, the result is an expected rate of return of 8% to 10%.

Contributions

     For the fiscal year ending December 31, 2006, the Bank expects to contribute approximately $226,000 to the Plan.


--------------------------------------------------------------------------------
                                      F-24

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 11 - BENEFIT PLANS (CONTINUED)

Estimated Future Benefit Payments

     Benefit payments, which reflect expected future service as appropriate, are expected to be paid for the years ended December 31 as follows (in thousands):

                            2006                  $  355
                            2007                     384
                            2008                     435
                            2009                     532
                            2010                     544
                            2011 - 2015            2,851
                                                  ------

                                                  $5,101
                                                  ======

Savings and Investment Plan ("SIP")

     The Bank sponsors a SIP pursuant to Section 401(k) of the Internal Revenue Code, for all eligible employees. Employees may elect to save a percentage of their compensation up to statutory limits which the Bank will match up to 100% of the first 3% of the employee's contribution. The SIP expense amounted to approximately $105,000, $107,000, and $115,000 during the years ended December 31, 2005, 2004 and 2003, respectively.

Officers' Supplemental Pension Plans

     The Bank has unfunded, non-qualified supplemental pension plans to provide supplemental pension benefits to each senior officer ("Officer") of the Bank. The plans provide for annual payments for ten years commencing when each Officer reaches retirement age, as defined, or in the event of death, disability or termination of employment, prior to retirement. The Bank has accrued approximately $1,358,000 and $927,000 as of December 31, 2005 and 2004, respectively, towards this liability. Expense recorded for the plan totaled approximately $447,000, $423,000, and $418,000 during the years ended December 31, 2005, 2004 and 2003, respectively.


NOTE 12 - INCOME TAXES

The Bank qualifies as a thrift institution under the provisions of the Internal Revenue Code and therefore must calculate its tax bad debt deduction using either the experience or specific charge off method. Retained earnings at December 31, 2005, includes approximately $5.8 million of bad debt deduction for tax purposes for which income taxes have not been provided. If such amount is used for purposes other than for bad debt losses, including distributions in liquidation, it will be subject to income tax at the then current rate.


--------------------------------------------------------------------------------
                                      F-25

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 12 - INCOME TAXES (CONTINUED)

The components of income taxes are summarized as follows:

                                                              Years Ended December 31,
                                                          -----------------------------
                                                            2005       2004       2003
                                                          -------    -------    -------
                                                                 (In Thousands)

        Current tax expense:
             Federal income                               $ 3,370    $ 3,479    $ 3,059
             State income                                     348        952        952
                                                          -------    -------    -------

                                                            3,718      4,431      4,011
                                                          -------    -------    -------

        Deferred tax expense (benefit):
             Federal income                                    96       (131)       346
             State income                                      38        (44)        80
                                                          -------    -------    -------

                                                              134       (175)       426
                                                          -------    -------    -------

                                                          $ 3,852    $ 4,256    $ 4,437
                                                          =======    =======    =======

The following table presents a reconciliation between reported income taxes and the income taxes which would be computed by applying the federal income tax rate of 35% to income before income taxes:

                                                           Years Ended December 31,
                                                        -------------------------------
                                                          2005        2004        2003
                                                        -------     -------     -------
                                                                (In Thousands)
Federal income tax                                      $ 3,985     $ 4,154     $ 4,250
Increases (reductions) in taxes resulting from:
     New Jersey income tax, net of federal income tax
     effect                                                 251         590         671
     Tax exempt interest on obligations of state and
     political subdivisions                                (162)       (169)       (191)
     Bank owned life insurance                             (179)       (186)       (239)
     Surtax exemption                                      (100)       (100)       (100)
     Other items, net                                        57         (33)         46
                                                        -------     -------     -------

Total income tax expense                                $ 3,852     $ 4,256     $ 4,437
                                                        =======     =======     =======

Effective income tax rate                                 33.83%      35.86%      36.54%
                                                        =======     =======     =======

The effective income tax rate represents total income tax expense divided by income before income taxes. The Investment Co. commenced operations in 2004. Under New Jersey tax law, the Investment Co. is subject to a 3.6% state income tax rate as compared to the 9.0% tax rate to which the Company and Bank are subject. The presence of the Investment Co. during the years ended December 31, 2005 and 2004, resulted in income tax savings of approximately $324,000 and $73,000, respectively, and reduced the consolidated effective income tax rate by 2.8% and 0.6%, respectively.

--------------------------------------------------------------------------------
                                      F-26

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 12 - INCOME TAXES (CONTINUED)

The tax effects of existing temporary differences that give rise to deferred income tax assets and liabilities are as follows:

                                                                 December 31,
                                                               ----------------
                                                                2005      2004
                                                                ----      ----
                                                                (In Thousands)

          Deferred loan fees                                 $    45     $ 100
          Allowance for loss on loans and other reserves         348       338
          Uncollected interest and late fees                      29        47
          Retirement benefits                                    538       422
          Other items                                              -        45
                                                             -------     -----

                 Total Deferred Tax Assets                       960       952
                                                             -------     -----

          Goodwill and other items                               (36)        -
          Pension expense                                       (347)     (256)
          Depreciation                                          (476)     (479)
          Capitalized interest                                  (161)     (143)
          Unrealized gain on securities available for sale       (29)      (78)
                                                             -------     -----

                 Total Deferred Tax Liabilities               (1,049)     (956)
                                                             -------     -----

                 Net Deferred Tax Assets (Liabilities)       $   (89)    $  (4)
                                                             =======     =====

NOTE 13 - COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but primarily includes residential and income-producing real estate.

--------------------------------------------------------------------------------

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Commitments to purchase securities are contracts for delayed delivery of securities in which the seller agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities values and interest.

The Bank had loan commitments outstanding as follows:

                                                        December 31,
                         ---------------------------------------------------------------------
                                           2005                                2004
                         --------------------------------    ---------------------------------
                              Rate Range           Amount        Rate Range           Amount
                              ----------           ------        ----------           ------
                                                    (Dollars In Thousands)

Mortgage loans:
     Fixed rate             5.38% to 8.25%        $ 1,862       4.50% to 7.25%       $ 9,424
     Adjustable rate      5.5% to Prime +.5%        4,650       6.25% to 7.25%         1,350
Equity loans:
     Fixed rate             4.95% to 6.45%          3,056       4.74% to 6.20%         2,101
     Floating rate        Initial Rate 3.14%        1,351     Initial rate 3.14%         745
                                                  -------                            -------

                                                  $10,919                            $13,620
                                                  =======                            =======

At December 31, 2005 and 2004, undisbursed funds from approved lines of credit under a homeowners' equity lending program amounted to approximately $33,815,000 and $31,647,000, respectively. The interest rate charged for any month on funds disbursed under this program is prime plus 1.50% to prime less .50%. At December 31, 2005 and 2004, undisbursed funds from approved commercial lines of credit, both secured and unsecured, amounted to approximately $7,486,000 and $6,363,000, respectively. The interest rates charged on funds disbursed under this program range from prime to prime plus 4.25%. Unless they are specifically cancelled by notice from the Bank, these funds represent firm commitments available to the respective borrowers on demand.

The Company and its subsidiaries, from time to time, may be party to litigation which arises primarily in the ordinary course of business. In the opinion of management, the ultimate disposition of such litigation should not have a material effect on the consolidated financial statements.


NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced liquidation sale. Significant estimates were used to develop fair value data. Fair value estimates, methods and assumptions are set forth below.

Cash and Cash Equivalents and Interest Receivable

     The carrying amounts for cash and cash equivalents and interest receivable approximate fair value because they mature or are due in three months or less.

--------------------------------------------------------------------------------

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Securities

     The fair values for both held to maturity and available for sale mortgage-backed and investment securities, including commitments to purchase such securities, are based on quoted market prices or dealer prices, if available. If quoted market prices or dealer prices are not available, fair value is estimated using quoted market prices or dealer prices for similar securities.

Loans Receivable

     The fair value of loans receivable is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, of such loans.

Deposits

     The fair value of demand, savings and club accounts is equal to the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated by discounting future cash flows using rates currently offered for deposits of similar remaining maturities. The fair value estimates do not include the benefit that results from the low-cost funding provided by deposit liabilities compared to the cost of borrowing funds in the market.

Federal Home Loan Bank of New York Advances

     Fair value is estimated using rates currently offered for assets and liabilities of similar remaining maturities, or when available, quoted market prices.

Loan Commitments

     The fair value of commitments to originate loans and to fund unused lines of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The carrying value, represented by the net deferred fee arising from the unrecognized commitment, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments are presented in Note 13 to financial statements.

--------------------------------------------------------------------------------
                                      F-29

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 14 - FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

The carrying amounts and estimated fair values of financial instruments are as follows:

                                                             December 31,
                                             ---------------------------------------------
                                                     2005                  2004
                                             --------------------   ----------------------
                                                        Estimated              Estimated
                                              Carrying    Fair      Carrying     Fair
                                                Value     Value       Value      Value
                                                -----     -----       -----      -----
                                                            (In Thousands)
Financial assets:
     Cash and cash equivalents                $ 28,089   $ 28,089   $ 19,944   $ 19,944
     Securities available for sale              15,514     15,514     13,543     13,543
     Investment securities held to maturity    173,078    169,484    160,131    158,529
     Mortgage-backed securities held to
         Maturity                              150,101    148,111    138,306    140,446
     Loans receivable                          378,708    373,927    335,250    341,604
     Interest receivable                         3,798      3,798      3,187      3,187

Financial liabilities:
     Deposits                                  643,813    641,150    576,300    576,095
     Federal Home Loan Bank of New York
         Advances                                9,702      9,539          -          -
     Accrued interest payable                      850        850        134        134

Limitations

     The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instruments. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Further, the foregoing estimates may not reflect the actual amount that could be realized if all or substantially all of the financial instruments were offered for sale. This is due to the fact that no market exists for a sizable portion of the loan, deposit and off balance sheet instruments.

     In addition, the fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to value anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets that are not considered financial assets include premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

     Finally, reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies introduces a greater degree of subjectivity to these estimated fair values.

--------------------------------------------------------------------------------
                                      F-30

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - FORMATION OF MUTUAL HOLDING COMPANY

On July 28, 2004, the Board of Directors of Roma Bank ("RB") adopted a Plan of Reorganization from a Federal Mutual Savings Bank to a Federal Mutual Savings Bank Holding Company (the "Plan"). Pursuant to the Plan, RB reorganized as follows:

1. RB organized an interim federal stock savings bank as a wholly-owned subsidiary ("Interim One").

2. Interim One organized an interim federal stock savings bank as a wholly-owned subsidiary ("Interim Two").

3.       Interim  One  organized  a  federal  stock   corporation   (SHC)  as  a
         wholly-owned subsidiary of Interim One.

4.       RB exchanged  its charter for a federal stock savings bank charter (the
         "Bank").

5. Interim One cancelled its outstanding stock and exchanged its charter for a federal mutual holding company charter (MHC).

6.       Interim Two merged with and into the Bank, with the Bank surviving.

7.       Former members of RB became members of the MHC.

8. MHC (formerly Interim One) received all of the stock of the Bank in exchange for its shares of Interim Two stock.

9.       The MHC transferred all of the outstanding shares of the Bank to SHC.

The Plan was approved by the Office of Thrift Supervision. Additionally, a letter of non-objection was received from the Federal Deposit Insurance Corporation.

A special meeting of depositors of RB ("Special Meeting") was held to approve the Plan.

Following the completion of the Reorganization, all depositors who had membership or liquidation rights with respect to the Bank continue to have such rights solely with respect to the MHC as long as they continue to hold deposit accounts with the Bank.

Although SHC is authorized to issue stock to persons other than MHC, SHC has not issued any stock to such persons. Should stock be issued to persons other than MHC in the future, the SHC will always be a majority-owned subsidiary of MHC as long as MHC is in existence. See Note 16 to consolidated financial statements.

SHC and MHC are authorized to exercise all rights and powers authorized to a corporation, a bank holding company and a federal mutual savings and loan holding company, respectively, subject to restrictions applicable to bank holding companies and savings bank holding companies under federal law. Currently, the only business activity of MHC is to hold all of the outstanding stock of SHC and the only business activity of SHC is to hold all of the outstanding stock of the Bank.

--------------------------------------------------------------------------------
                                      F-31

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 16 - STOCK OFFERING

On February 8, 2006, the Board of Directors of the Company and the Bank adopted a plan of stock issuance pursuant to which the Company will sell common stock representing a minority ownership of the estimated pro forma market value of the Company which will be determined by an independent appraisal, to eligible depositors of the Bank in a subscription offering and, if necessary, to the general public of the community and/or in a syndicated offering. The majority of the common stock will be owned by the MHC (a mutual holding company). The plan is subject to approval of the Office of Thrift Supervision.

Following the sale of common stock, all depositors who had membership or liquidation rights with respect to the Bank as of the effective date of the transaction will continue to have such rights solely with respect to the MHC as long as they continue to hold deposit accounts with the Bank. In addition, all persons who become depositors of the Bank subsequent to the date of the transaction will have such membership and liquidation rights with respect to the MHC. Borrowers of the Bank as of the date of the transaction will have the same membership rights in the MHC that they had in the Bank immediately prior to the date of the transaction as long as their existing borrowings remain outstanding.

Cost incurred in connection with the offering will be recorded as reduction of the proceeds from offering. If the transaction is not consummated, all cost incurred in connection with the transaction will be expensed. At December 31, 2005, no conversion costs have been incurred.


NOTE 17 - PARENT ONLY FINANCIAL INFORMATION

The Company operates its wholly-owned subsidiary, the Bank and the Bank's wholly-owned subsidiaries. The consolidated earnings of the subsidiaries are recognized by the Company using the equity method of accounting. Accordingly, the consolidated earnings of the subsidiaries are recorded as an increase in the Company's investment in the subsidiaries. The following are the condensed financial statements for the Company (Parent Company only) as December 31, 2005, and for the period from inception (January 7, 2005) through December 31, 2005.

                   CONDENSED STATEMENT OF FINANCIAL CONDITION

                                                                    December 31,
                                                                       2005
                                                                    ------------
                                                                  (In Thousands)

                                            ASSETS
          Cash and amounts due from depository institutions           $    800
          Investment in subsidiaries                                   137,858
                                                                      --------

                                                                      $138,658
                                                                      ========

                                     STOCKHOLDER'S EQUITY

          Stockholder's equity                                        $138,658
                                                                      ========


--------------------------------------------------------------------------------
                                      F-32

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17 - PARENT ONLY FINANCIAL INFORMATION (CONTINUED)

                          CONDENSED STATEMENT OF INCOME

                                                               From Inception to
                                                                  December 31,
                                                               ----------------
                                                                    2005

                                                                (In Thousands)

    Equity in undistributed earnings of the subsidiaries           $7,535
                                                                   ------

    Income before income taxes                                      7,535
    Income taxes                                                        -
                                                                   ------

           Net Income                                              $7,535
                                                                   ======




--------------------------------------------------------------------------------
                                      F-33

ROMA FINANCIAL CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 17 - PARENT ONLY FINANCIAL INFORMATION (CONTINUED)

                        CONDENSED STATEMENT OF CASH FLOWS

                                                                                      From Inception to
                                                                                         December 31,
                                                                                             2005
                                                                                      ------------------
                                                                                        (In Thousands)

          CASH FLOWS FROM OPERATING ACTIVITIES:
               Net income                                                                   $7,535
               Adjustments to reconcile net income to net cash provided by (used in)
               operating activities:
                   Equity in undistributed earnings of the subsidiaries                     (7,535)
                                                                                           -------

                 Net Cash Provided by Operating Activities                                       -

          CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
               Issuance of common stock                                                        800
                                                                                           -------

                 Net Increase in Cash and Cash Equivalents                                     800

          CASH AND CASH EQUIVALENTS - BEGINNING                                                  -
                                                                                           -------

          CASH AND CASH EQUIVALENTS - ENDING                                               $   800
                                                                                           =======


--------------------------------------------------------------------------------

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which the offer or solicitation would be unlawful. The affairs of Roma Financial Corporation and its subsidiaries may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.




                           Roma Financial Corporation
                          Holding Company for Roma Bank



                     Up to 7,762,500 Shares of Common Stock
                 (Subject to Increase to Up to 8,926,875 Shares)





                          ----------------------------

                                   PROSPECTUS

                          ----------------------------







                        Sandler O'Neill + Partners, L.P.





                                  May __, 2006





Until the later of ____________, 2006, or 25 days after commencement of the offering, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.       Other Expenses of Issuance and Distribution

      *        Legal Fees........................................   $  400,000
      *        Accounting Fees and Expenses......................       80,000
      *        Appraisal Fees and Expenses.......................       45,000
      *        Business Plan Fees and Expenses...................       52,000
      *        Underwriter's Fees and Expenses...................      850,000
      *        Nasdaq Listing Fees...............................      105,000
      *        Conversion Agent Fees.............................       45,000
      *        Transfer and Exchange Agent Fees..................       20,000
      *        Printing, Postage and Mailing Expenses............      215,000
      *        Stock Certificate Expenses........................        5,000
               OTS Filing Fees...................................        7,800
               NASD Filing Fee...................................        9,500
      *        EDGAR Expenses....................................       35,000
               SEC Filing Fee....................................        9,900
      *        Reimbursable and other expenses...................       10,800
                                                                    ----------
                          Total..................................   $1,890,000
                                                                    ==========
-----------------
      *        Estimated, at maximum of offering range.

Item 14.          Indemnification of Directors and Officers

         Section 545.121 of the Office of Thrift Supervision (OTS) regulations provides indemnification for directors and officers of the Bank. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant hold the same position with Roma Bank and have indemnification under OTS Regulations as described below.

             Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings bank shall be indemnified by the savings bank for:

                  (i) Any amount for which that person becomes liable under a judgment in such action; and

                  (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

         (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

                  (i) Final judgment on the merits is in his or her favor; or

                  (ii) In case of:

                          a. Settlement,
                          b. Final judgment against him or her, or
                          c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings bank determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings bank or its members. However, no indemnification shall be made unless the savings bank gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the savings bank in writing, within such notice period, of its objection thereto.

         (c) As used in this paragraph:

                  (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                  (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

                  (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

                  (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 15.          Recent Sales of Unregistered Securities.

                  Not Applicable

Item 16.          Exhibits and Financial Statement Schedules.

         The exhibits and financial statement schedules filed as part of this Registration Statement are as follows:


         (a) Exhibits:
         1.1      Form of Sales Agency Agreement with Sandler O'Neill & Partners, L.P.*
         1.2      Agreement for Records Management Services with Sandler O'Neill & Partners, L.P.*
         2        Plan of Stock Issuance
         3.1      Form of Charter of Roma Financial Corporation
         3.2      Bylaws of Roma Financial Corporation
         4        Specimen Stock Certificate of Roma Financial Corporation
         5        Opinion of Malizia Spidi & Fisch, PC regarding legality of securities registered
         8.1      Federal Tax Opinion of Malizia Spidi & Fisch, PC
         8.2      State Tax Opinion of Beard Miller Company LLP
         10.1     Employment Agreement between Roma Bank and Maurice T. Perilli
         10.2     Form of Supplemental Executive Retirement Agreement
         10.3     Form of Phantom Stock Appreciation Rights Agreement
         23.1     Consent of Beard Miller Company LLP
         23.2     Consent of Feldman Financial Advisors, Inc.
         23.3     Consent of Malizia Spidi & Fisch, PC (contained in its opinions filed as Exhibits 5.1 and
                  8.1)
         24       Power of Attorney (set forth on the signature page)
         99.1     Letter of Feldman Financial Advisors, Inc. as to the value of subscription rights
         99.2     Conversion Valuation Appraisal Report prepared by Feldman Financial Advisors, Inc.*
         99.3     Marketing Materials*
         99.4     Stock Order Form*

--------------
*        To be filed by amendment.

         (b) Financial Statement Schedules:

                  No  financial   statement  schedules  are  filed  because  the
required information is not applicable or is included in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, the undersigned registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) The undersigned registrant shall file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Robbinsville, New Jersey on March 14, 2006.

                                 ROMA FINANCIAL CORPORATION

                                 By:      /s/ Peter A. Inverso
                                          --------------------------------------
                                          Peter A. Inverso
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

         We the undersigned directors and officers of Roma Financial Corporation do hereby severally constitute and appoint Peter A. Inverso our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Peter A. Inverso may deem necessary or advisable to enable Roma Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of Roma Financial Corporation common stock, including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Peter A. Inverso shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 14, 2006.



/s/ Peter A. Inverso                          /s/ Maurice T. Perilli
-----------------------------------------     ----------------------------------
Peter A. Inverso                              Maurice T. Perilli
President, Chief Executive Officer            Chairman of the Board
and Director (Principal Executive Officer     and Executive Vice President
and Principal Financial Officer)

/s/ Simon H. Belli                            /s/ Sharon L. Lamont
-----------------------------------------     ----------------------------------
Simon H. Belli                                Sharon L. Lamont
Director                                      Director


/s/ Louis A. Natale                           /s/ Rudolph A. Palombi
-----------------------------------------     ----------------------------------
Louis A. Natale                               Rudolph A. Palombi
Director                                      Director